As filed with the Securities and Exchange Commission July 13 , 2010/Registration No. 333-163076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
REGISTRATION STATEMENT
ON FORM S-1
UNDER THE SECURITIES ACT OF 1933

PHYHEALTH CORPORATION
(Exact name or Registrant as specified in its charter)

Delaware	8000	26-1772160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

700 South Royal Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices.)

Robert L. Trinka, Chairman, President and Chief Executive Officer
Phyhealth Corporation
700 South Royal Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:
Carl N. Duncan, Esq.
Carl N. Duncan, Esq., LLC
5718 Tanglewood Drive
Bethesda, Maryland 20817
(301) 263-0500

CALCULATION OF REGISTRATION FEE (1) (2)

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	34,724,183 Shares Aggregate	$0.025	$868,104.57	$55.80

(1)
Represents, based on the number of shares outstanding as of November 2, 2009, upon the assumption of a 2% dividend by Phyhealth Corporation (“Phyhealth” or “Registrant”) as follows:  (i) 6,591,223 shares of Phyhealth common stock on the 155,925,507 outstanding common shares of Physicians Healthcare Management Group, Inc. (“PHYH”); (ii) 3,240,000 of Registrant’s Series A Preferred Convertible shares (which are convertible into 3,240,000 common shares) on the 162,000,00 Series A Preferred Convertible shares of PHYH; (iii) 622,324 of Registrant’s Series B Preferred Convertible shares which are convertible into 24,892,941 Registrant’s common shares on the 31,116,176 Preferred B shares of PHYH; and (iv) 3,472,713 common shares (10% of Registrant’s new capitalization, fully diluted) to be retained by PHYH, currently Phyhealth’s parent.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of PHYH common shares, par value $0.0001 per share, as reported on Pink Sheets.com on November 6, 2009.

NO SHARES OF REGISTRANT’S COMMON STOCK WILL BE ISSUED TO ANY HOLDER OF SHARES OF PARENT IN ANY JURISDICTION IN WHICH SUCH ISSUANCE WOULD NOT COMPLY WITH THE LAWS OF THAT JURISDICTION.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company.)

Large Accelerated Filer                                           ☐                     Accelerated Filer                                          ☐
Non-accelerated Filer                                              ☐                     Smaller Reporting Company                      ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	August __, 2010

6,591,223 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PAR VALUE, 3,240,000 OF
SERIES A PREFERRED CONVERTIBLE SHARES AND 622,324 OF SERIES B PREFERRED
CONVERTIBLE SHARES
OF PHYHEALTH CORPORATION BEING SPUN-OFF
BY ITS PARENT,
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

6,591,223 shares of common stock, par value $0.0001, 3,240,000 of Series A Preferred Convertible Shares and 622,324 of Series B Preferred Convertible Shares (the “Shares”) of Phyhealth Corporation (“Phyhealth” or “Registrant”) are being spun-off hereby by Physicians Healthcare Management Group, Inc., a Nevada corporation (“PHYH”).  Phyhealth is currently a wholly-owned subsidiary of PHYH.  Phyhealth will assume all the businesses, assets and liabilities of PHYH at the time of or prior to the spin-off (and, accordingly, that PHYH post-spin-off will have no business, assets or liabilities other than the equity interest in the newly spin-off Phyhealth).

This Prospectus is being furnished in connection with the planned spin-off of Phyhealth from PHYH and the issuance of Phyhealth common stock in the spin-off, which will occur concurrent with the date of this Prospectus , ( referred to herein as the “spin-off date” ) .  Following the registered spin-off, each of Phyhealth and PHYH will be independent, publicly-traded companies.  Upon effectiveness of the Registration Statement, Phyhealth will be a company reporting to the SEC under the Securities Exchange Act of 1934 while PHYH will not be a publicly reporting company.   Post spin-off, Phyhealth will be a development stage company.  Similarly, PHYH has only been involved in organizational-related activities, has no operating history and has not realized any revenues.  (See “Risk Factors.”)

PHYH is effecting the spin-off pursuant to the terms of the PHYH Board of Directors’ July 31, 2009 resolution and related organic actions, including requisite majority shareholder approval.  PHYH currently owns all of the Registrant’s 1,000 common shares issued and outstanding. PHYH currently has 155,925,507 common shares, 162,000,000 Series A Preferred Convertible Shares and 31,116,176 Series B Preferred Convertible Shares outstanding.  Phyhealth Shares are being issued on a 1 for 50 basis, for every common and preferred share of PHYH outstanding, as June 30, 2010 .  On the spin-off date, the Registrant is issuing an additional 3,471,713 shares of common stock to PHYH, and all PHYH’s common and preferred shareholders as of June 30, 2010 will receive 1 share of Phyhealth for every 50 shares (or their equivalent) of PHYH held.  Phyhealth expects to issue 3,118,510 common shares, 3,240,000 Series A Preferred Convertible Shares and 622,324 Series B Preferred Convertible Shares to the PHYH shareholders on a prorata basis.  PHYH will retain 3,472,713 Phyhealth common shares and two Phyhealth officers will retain options to purchase 800,000 shares of Phyhealth common stock.

Since there are 155,925,507 PHYH common shares outstanding, 1/ 50th, or 3,118,510 Phyhealth common shares will be issued to the PHYH common shareholders; since there are 162,000,000 Series A Preferred Convertible PHYH Shares outstanding (each convertible into one share of PHYH common stock), 1/ 50th, or 3,240,000 Series A Preferred Convertible shares will be issued to the Series A Preferred Convertible PHYH shareholders; since there are 31,116,176 Series B Preferred Convertible PHYH Shares outstanding, 1/50th or 622,324 Phyhealth Series B Preferred Convertible shares will be issued to the Series B Preferred Convertible PHYH shareholders; and since there are 40,000,000 options to purchase 40,000,000 common shares, 1/50th or options on 800,000 common shares will be issued.

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of PHYH who will be issued Phyhealth shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Phyhealth’s securities or those of PHYH. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Phyhealth nor PHYH are required to update the information except in the normal course of our public disclosure obligations and practices.

No stockholder approval of the spin-off is required, and none is being sought.  Neither PHYH nor Phyhealth are asking you for a proxy.

There is currently a relatively illiquid trading market for PHYH common stock, the OTC Pink Sheets trading symbol for which is PHYH. Following the spin-off, PHYH expects that its common stock will continue to be listed on the Pink Sheets as PHYH and Phyhealth common stock is expected to qualify for and be traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under a symbol yet to be determined.

It is also the current intent of Phyhealth to file, shortly after the spin-off date, for an initial public offering of up to $10,000,000.  Any such IPO would be the subject of an appropriate Registration Statement under the Securities Act of 1933.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE  11 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

UNTIL NOVEMBER ___, 2010 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus.  All references in this Prospectus to Shares are as of June 30, 20 10 , unless otherwise specified.  Prospective investors should carefully consider the information set forth under the heading “Risk Factors.”

T he Offering

The following is a summary of some of the information contained in this Prospectus. In addition to this Summary, Phyhealth urges you to read the entire prospectus carefully, including the risks of investing in its common stock discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Phyhealth’s and PHYH’s financial statements and the notes thereto included in this Prospectus. As used in this Prospectus, references to “PHYH” refer to Physicians Healthcare Management Group, Inc. and references to “Phyhealth” refer to Phyhealth Corporation.

PHYH AND PHYHEALTH (See p. 31 )

Physicians Healthcare Management Group, Inc. (“PHYH”) is a Nevada corporation located at 700 South Poinciana Boulevard, Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760).  PHYH’s business model consists of developing community health plans in partnership with physicians, which intend to offer various government and commercial health insurance products to consumers.   PHYH also offers through its subsidiary, Phyhealth Underwriters, Inc. (“Underwriters”) and its affiliate Physhield Insurance Exchange, a Risk Retention Group (“Physhield”), medical professional liability insurance (medical malpractice) to physicians.  PHYH’s potential success relies largely on the profitable management of insured risks.  PHYH is a development stage corporation and to date has been involved only in organizational and regulatory compliance activities, does not have an operating history and has not realized any revenues from operations.

Phyhealth Corporation (“Phyhealth”) is a Delaware c orporation located at 700 South Royal Poinciana Boulevard, Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760). Phyhealth is presently a wholly-owned subsidiary of PHYH and is a dormant shell corporation with no operations. Post spin-off, Phyhealth will assume all of PHYH’s operations and will be a development stage company.

Relationship between PHYH and Phyhealth before the Spin-off (See p. 31 )

Currently Phyhealth is a wholly-owned subsidiary of PHYH. On or prior to the spin-off date, PHYH will transfer to Phyhealth any and all of the assets and liabilities employed in PHYH’s business operations (cumulatively referred to in this Prospectus as the “restructuring”).  After the spin-off, Phyhealth will be an independent public company, any relationship thereafter limited to the terms of the respective Separation Agreement and Tax Matters Agreement outlined below and PHYH’s continuing economic interest in Phyhealth through its 3,472,713 post-spin-off share ownership.  For a more detailed description of these relationships, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off.”

The Spin-Off (See p. 22 )

See “The Spin-Off,” beginning on page 22, for a more detailed description of the matters described below.

Reasons for the Spin-Off	See “The Spin-Off” describing in detail the spin-off, impact on price/market capitalization, spin-off ratio, results of the spin-off, reason for the Prospectus and related considerations.

Shares Issued
Phyhealth will issue to all PHYH shareholders on the effective date of the spin-off a pro rata distribution of the following (based on the number of shares outstanding as of June 30 , 2010 upon  the assumption of and in dividend for the following: (i) 3,118,510 shares of Phyhealth common stock on the 155,925,507 outstanding common shares of PHYH; (ii) 3,240,000 Phyhealth Series A Preferred Convertible shares on the 162,000,000 Series A Preferred Convertible shares of PHYH; (iii) 622,324 Phyhealth Series B Preferred Convertible shares of the 31,116,176 Series B Preferred Convertible shares of PHYH currently outstanding; and  (iv) 3,472,713 common   shares (approximately 9.8% of Phyhealth’s new capitalization, fully diluted) to be issued to and retained by PHYH (this is inclusive of the 1,000 shares of Phyhealth stock currently held by PHYH).

Spin-Off Date
The spin-off date is  the date of this Prospectus .  Holders of record of PHYH at the close of business on June 30 , 2010 will become entitled to receive the Phyhealth common shares as outlined above.  In addition, their rights as holders of common shares of PHYH will continue.

Spin-Off Ratio
Pursuant to the Phyhealth common stock spin-off and associated distributions outlined above, there will be a dividend to PHYH shareholders of Phyhealth capital stock based on 1 for 50 (2%) of the outstanding common and preferred shares in PHYH. In the case of anyone entitled to receive a fractional share, the number of Phyhealth shares to be issued shall be rounded up the nearest higher whole number of shares.  In addition, anyone entitled to receive less than 100 shares, known as an “odd lot” number of shares, the number of Phyhealth shares to be issued shall be rounded up to 100 shares.

Securities to be Distributed
Based on the information available to us as of June 30 , 2010, Phyhealth estimates that approximately 3,118,510 shares of Phyhealth common stock will be issued on approximately 155,925,507 PHYH common shares outstanding; 3,240,000 Phyhealth Series A Preferred Convertible shares will be issued on the 162,000,000 Series A Preferred Convertible shares of PHYH outstanding; 622,324 Phyhealth Series B Preferred Convertible shares will be issued on the 31,116,176 Series B Preferred Convertible shares of PHYH currently outstanding. The exact number of shares of Phyhealth common stock, Series A Preferred and Series B Preferred shares to be distributed in connection with this spin-off will be determined based on the number of shares of PHYH outstanding on the spin-off date.

Phyhealth will also issue an additional 3,471,713 shares to PHYH, after which PHYH will own a total of 3,472,713 common shares of Phyhealth.

As part of the spin-off, Phyhealth will be adopting a book-entry share transfer and registration system for its common and preferred stock. Instead of receiving physical share certificates, registered holders who currently hold certificates representing PHYH will receive, for every 50 shares of PHYH held on the spin-off date, one share of Phyhealth common or preferred stock credited to book-entry accounts established for them by Phyhealth’s transfer agent.

Holders of PHYH who hold shares in book-entry registered form do not need to take any action to receive their Phyhealth shares.

Phyhealth’s transfer agent will mail an account statement to each registered holder stating the number of shares of Phyhealth common stock credited to such holder’s account.  After the distribution, such holders may request that their shares of Phyhealth common stock be transferred to a brokerage or other account at any time without charge. For stockholders who own PHYH shares through a broker or other nominee, their shares of Phyhealth common stock will be credited to their account by the broker or other nominee.

Certain U.S. Federal Income Tax Consequences of the Spin-Off	The spin-off is taxable to the recipient, as with any dividend.

Secondary Market
While there is a public market for shares of PHYH (trading on the OTC Pink Sheets), there is currently no public market for Phyhealth common stock.  Phyhealth intends to apply to list its common stock on the OTCBB under a symbol yet to be determined.  Phyhealth expects that trading on the OTCBB in Phyhealth common stock will begin on the effective date of the spin-off. Following the spin-off, PHYH will have no business, assets, or liabilities, other than its equity interest in the newly spun-off Phyhealth.

Relationship Between Phyhealth and PHYH Following the Spin-Off
Phyhealth and PHYH have entered into a respective Separation Agreement and a Tax Matters Agreement in connection with the spin-off.  These agreements provide for completion of the spin-off, and will govern the relationship between Phyhealth and PHYH after the spin-off and provide for the allocation of employee benefits, tax and other liabilities and obligations attributable to periods before the spin-off. These agreements also include arrangements with respect to interim services and a number of ongoing commercial relationships. For a more detailed description of these agreements, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off.”

Dividend Policy	Following this share distribution, neither PHYH nor Phyhealth anticipate paying any dividends on their respective common stock in the foreseeable future.

Appraisal Rights	Holders of PHYH common or preferred shares have no dissenters’ rights of appraisal in connection with this spin-off of Phyhealth common shares.

Transfer Agent and Registrar	Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701 is our stock transfer company, 727-289-0010; Fax: 727-289-0069; E-mail Address: info@islandstocktransfer.com.

Risk Fact o rs
See the section entitled “Risk Factors” beginning on page  11   for a discussion of some of the factors you should carefully consider in connection with this spin-off, including detailed risks related respectively to the spin-off  proper, Phyhealth’s common stock and its business .

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which  has been derived from audited and unaudited financial statements included elsewhere in this Prospectus,  reflects the operations of PHYH (the predecessor) for its limited operating history as of and for the period from inception to March 31, 2010 .  This information should be read in conjunction with the unaudited financial statements as of and for each of the three months ended March 31, 2010 and 2009 , and for the period for February 14, 2005 (inception) to March 31, 2010 , contained in Appendix F and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

March 31, 2010
Current Assets	$1,203,228
Non-current Assets	$1,420,056
Current liabilities	$44,445
Long Term Liabilities	$0

February 14, 2005 (inception) to March 31, 2010
Revenues	$0
Gross Profit	$0
Operating loss	$2,815,006
Interest expense	$1,765,669
Impairment loss on investment	$250,000
Interest income	$38,270
Net loss since inception	$4,792,405
Net loss attributable to PHYH	$4,775,776
Other comprehensive income- unrealized holding gain on investment	$44,500

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with the spin-off, ownership of PHYH common and preferred stock and that of Phyhealth and its business generally, as well as all of the other information set forth in this Prospectus.

Generally

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results.  In any event, the trading price of PHYH’s common stock (and Phyhealth, once the market expected to develop, occurs) could decline, and the investor could lose part or all of his investment.  Such summary is not intended to  be exhaustive of risks that are or may become relevant.

Investors should carefully consider the information presented below, including risks relating to Phyhealth’s operations, uncertain market acceptance, competition, regulation, future capital needs and dependence on key personnel.

THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.   RECIPIENTS OF PHYHEALTH SHARES RECEIVED IN THIS SPIN-OFF SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.  EACH OF THESE RISK FACTORS COULD ADVERSELY AFFECT THE VALUE OF AN INVESTMENT IN PHYHEALTH COMMON STOCK. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

Risk Factors Relating to the Spin-Off

Following the spin-off, there are specific areas where (under a Separate Agreement between the parties) PHYH will not compete for 12 months with Phyhealth as to specified current or planned products and services.  Thereafter, PHYH will be able to compete with Phyhealth directly or enable others to compete with Phyhealth by providing detailed knowledge of Phyhealth’s unique business model, its systems, business processes and insurance products.  This competition may limit Phyhealth’s success in marketing its product and service offerings.

Phyhealth may be unable to make the changes necessary to operate as an independent entity or may incur greater costs, which could prevent it from operating profitably.

Separation Agreement May Limit Phyhealth’s Competitive Potential.   Phyhealth was incorporated in Delaware in 2008, to operate as a business unit of PHYH. However, following the spin-off, PHYH will have no obligation (beyond that provided in the Separation Agreement) to provide financial, operational or organizational assistance to Phyhealth.  As a consequence, Phyhealth may not be able to successfully implement the changes necessary to operate independently.  Phyhealth may also incur additional costs relating to operating independently that would cause its available funds to decline materially. Phyhealth cannot assure you that once it becomes a stand-alone company, it will be profitable.    In addition, agreements that Phyhealth has entered into in connection with the spin-off may require Phyhealth’s business to be conducted differently than previously conducted and will cause its relationship with PHYH to be different from what it has historically been. These differences may harm Phyhealth’s operating results and financial condition.   Following the spin-off, there are specific areas where (under a Separate Agreement between the parties) PHYH will not compete for 12 months with Phyhealth as to specified current or planned products and services.  Thereafter, PHYH will be able to compete with Phyhealth directly or enable others to compete with Phyhealth by providing detailed knowledge of Phyhealth’s unique business model, its systems, business processes and insurance products.  This competition may limit Phyhealth’s success in marketing its product and service offerings. Further, Phyhealth may be unable to make the changes necessary to operate as an independent entity or may incur greater costs, which could prevent it from operating profitably.

Phyhealth Will Need to Make Substantive Changes To Operate As An Entity Independent of PHYH.  Phyhealth was incorporated in Delaware in 2008, to operate as a business unit of PHYH. However, following the spin-off, PHYH will have no obligation (beyond that provided in the Separation Agreement) to provide financial, operational or organizational assistance to Phyhealth.  As a consequence, Phyhealth may not be able to successfully implement the changes necessary to operate independently.  Phyhealth may also incur additional costs relating to operating independently that would cause its available funds to decline materially. Phyhealth cannot assure you that once it becomes a stand-alone company, it will be profitable.

Spin-off Taxable.  The spin-off is taxable to the recipient, as with any dividend. However, since the taxability is dependant, in part, upon PHYH’s earnings and profits, accumulated or during the current taxable year, it cannot be determined, at this time, whether and to what extent the dividend would be taxable to the recipient.     For more information, see the section entitled “The Spin-Off—Certain U.S. Federal Income Tax Consequences of the Spin-Off.”

Since the spin-off is not a tax-free transaction, PHYH is subject to tax as if it had sold the Phyhealth common stock in a taxable sale at fair market value and Phyhealth’s initial public stockholders--the former holders of PHYH, whose stock is to be issued as a dividend of Phyhealth capital stock in the spin-off-will recognize gain or loss equal to the difference between the fair market value of the shares of Phyhealth common stock received and 2% of the holder’s tax basis in its PHYH shares of common stock. Under the Tax Matters Agreement between Phyhealth and PHYH, Phyhealth would generally be required to indemnify PHYH against any tax resulting from the share issuance if the tax resulted from any of its representations or undertakings being incorrect and violated.

For a more detailed discussion, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement.”  PHYH’s indemnification obligations to Phyhealth and its subsidiaries, officers and directors are not limited by any maximum amount.  If PHYH is required to indemnify Phyhealth or any other person under the circumstances set forth in the Tax Matters Agreement, PHYH may be subject to substantial liabilities.

Registrant’s Accounting and Management Systems and Resources May Be Inadequate.  Phyhealth’s accounting and other management systems and resources may not be adequate to meet the financial reporting and other requirements to which Phyhealth will be subject following the spin-off.  If Phyhealth is unable to achieve and maintain effective internal controls, its operating results and financial condition could be harmed.

Prior to the spin-off, PHYH was not directly subject to reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the spin-off, Phyhealth will  be directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Sarbanes-Oxley will require annual management assessments of the effectiveness of Phyhealth’s internal controls over financial reporting. Phyhealth’s reporting and other obligations will place significant demands on its management and administrative and operational resources, including accounting resources.

To comply with these requirements, Phyhealth may need to upgrade its systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff.  If Phyhealth is unable to upgrade its systems and procedures in a timely and effective fashion, it may not be able to comply with its financial reporting requirements and other rules that apply to public companies.  In addition, if Phyhealth is unable to conclude that its internal controls over financial reporting are effective, Phyhealth could lose investor confidence in the accuracy and completeness of its financial reports. Any failure to achieve and maintain effective internal controls could harm Phyhealth’s operating results and financial condition.

Phyhealth’s Success Will Depend On Its Ability To Retain Its Key Managers and Recruit Additional Employees.  Phyhealth will rely heavily on two knowledgeable and highly-skilled full-time managers/employees, who are currently the full-time managers/employees of PHYH. Either or both of these key employees could leave Phyhealth and so deprive Phyhealth of the skill and knowledge essential for performance of its existing and new businesses. Phyhealth’s employees may have additional or different responsibilities following the spin-off as a result of the fact that Phyhealth will be an independent public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and other rules and regulations of the SEC, including the Sarbanes-Oxley Act of 2002.  If any of Phyhealth’s key employees leaves for any reason(s), it could harm Phyhealth’s operating results and financial condition. Additionally, Phyhealth cannot assure its investors that the Company will be able to offer prospective managers and other key employees competitive opportunities with the compensation and benefits packages necessary to attract talented and experienced people to fill key management, professional and technical positions.

While Separate Companies Post-Spin-Off , Initially There Will Be Overlapping Directors and Management .  Post spin-off, PHYH initially will be managed by its Board of Directors, which will be comprised of its three (3) current directors, two of whom are its present full-time management employees.  The same three (3) directors will also serve on Phyhealth’s Board of Directors.  PHYH must hire new management and other employees to support the development of its operations. PHYH cannot assure its investors that it will be able to hire qualified employees in a timely manner or that this transition will not result in an interruption of PHYH’s development. Any interruption could harm PHYH’s ability to develop and manage its business following the spin-off. The foregoing transition is expected to take approximately six months.

The Spin-off Agreements Require Phyhealth To Assume Liabilities and Other Terms That May Be Less Favorable to Registrant.  Phyhealth negotiated and entered into the spin-off agreements as a subsidiary of PHYH.  Had these agreements been negotiated with unaffiliated third parties, their terms might have been more favorable to Phyhealth.  These agreements require PHYH to assume and/or indemnify Phyhealth for, among other things, all past, present and future liabilities related to our business. The allocation of assets and liabilities between Phyhealth and PHYH may not reflect the allocation that would have been reached between two unaffiliated parties.

Risk Factors Relating to Phyhealth Common Stock

The Market Price and Trading Volume of Phyhealth Common Stock May Be Volatile and May Face Negative Pressure.  Before the spin-off, there was a trading market for PHYH’s common stock but not for the shares of the Phyhealth common stock.  PHYH’s common stock will continue to be traded publicly while the Phyhealth shares issued in the spin-off will trade publicly for the first time following the spin-off. Until, and possibly even after, orderly trading markets develop for Phyhealth stock; there may be significant fluctuations in price. Investors’ interest may not lead to a liquid trading market and the market price of Phyhealth common stock may be volatile. This may result in short- or long-term negative pressure on the trading price of shares of Phyhealth common stock—or that of PHYH.  The market price of Phyhealth’s common stock may be volatile due to the risks and uncertainties described in this “Risk Factors” section, as well as other factors that may affect the market price, such as:

•	Conditions and publicity regarding the health care, health insurance and medical malpractice insurance industries generally;
•	Price and volume fluctuations in the stock market at large which do not relate to Phyhealth’s operating performance; and
•
Comments by securities analysts or government officials, including those with regard to the viability or profitability of the insurance sector generally or with regard to our ability to meet market expectations.

The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

T he Market Value of a Share of Phyhealth Common Stock Received in the Spin-off Might Be Less Than the Market Value of a Share of PHYH Before the Spin-off.  If the spin-off is completed as currently contemplated, holders of PHYH shares will, after the spin-off, hold common stock of both PHYH and Phyhealth.  Because the two companies will largely be independent of each other, thereafter, Phyhealth cannot assure you that the public market for Phyhealth common stock will be similar to the public market for that of PHYH. Ultimately, the value of each share of Phyhealth common stock will be principally determined in trading markets and could be influenced by many factors, including Phyhealth’s operations, the growth and expansion of its business, investors’ expectations of its prospects, its credit worthiness, trends and uncertainties affecting the industries in which Phyhealth competes, future issuances and repurchases of Phyhealth common stock and general economic and other conditions. The market value of Phyhealth’s common stock could be less than the market value before the spin-off or that of PHYH’s market value aggregated (with that of Phyhealth).  In addition, the trading price of Phyhealth common stock may decline following the spin-off.

Failure To Meet Previously Announced Financial Expectations Could Have an Adverse Impact on the Market Price of Phyhealth’s Common Stock.  Phyhealth’s ability to achieve previously announced financial targets is subject to a number of risks, uncertainties and other factors affecting its business and the insurance industry generally, many of which are beyond Phyhealth’s control. These factors may cause actual results to differ materially. Phyhealth describes a number of these factors throughout this document, including in these Risk Factors. Phyhealth cannot assure you that it will meet these targets. If Phyhealth is not able to meet these targets, it could harm the market price of its common stock.

Future Sales of Phyhealth Stock Could Adversely Affect Its Stock Price and Its Ability To Raise Capital in the Future.  Sales of substantial amounts of Phyhealth common stock could harm the market price of its stock. This also could harm Phyhealth’s ability to raise capital in the future. The shares issued in the spin-off are freely tradable without restriction under the Securities Act of 1933 (the “Securities Act”) by persons other than “affiliates,” as defined under the Securities Act. Any sales of substantial amounts of Phyhealth common stock in the public market, or the perception that those sales might occur, could harm the market price of Phyhealth common stock.

Neither Phyhealth nor PHYH will solicit the approval of its stockholders for the issuance of authorized but unissued shares of Phyhealth common stock unless this approval is deemed advisable by our board of directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of those shares could dilute the value of Phyhealth outstanding shares of common stock.

Anti-takeover Provisions Could Deter Takeover Attempts of Phyhealth and Limit Appreciation.  Phyhealth’s amended and restated certificate of incorporation, amended and restated bylaws, stockholder rights plan and Delaware law contain provisions that may have the impact of delaying or precluding its acquisition without the approval of its board of directors.  These provisions may limit the price that investors otherwise might be willing to pay in the future for shares of its common stock.  In addition to any stockholder rights plan instituted in the future, these provisions include advance notice procedures for stockholder proposals and director nominations and a provision in Phyhealth’s amended and restated bylaws that does not afford stockholders the right to call a special meeting of stockholders.  In addition, there are provisions of Delaware law that may also have the effect of precluding an acquisition of Phyhealth without the approval of its board of directors. For more information regarding these provisions, see the sections entitled “Description of Phyhealth Common Stock—Anti-Takeover Effects of Certain Provisions of its Charter and Bylaws” and “—Delaware Business Combination Statute.”

Risk Factors Relating to Phyhealth’s Business

Phyhealth Is a Development Stage Company Has Engaged Only In Organizational and Regulatory Compliance-Related Activities and Has Not Realized Any Revenues from Its Operations.  Phyhealth may not currently have the capital surplus required to be issued a Certificate of Authority to operate a health maintenance organization (HMO) in many states, including Florida where its operations are based.  Therefore, Phyhealth will require additional funding and/or a development partner in order to build its first community health plan.  The company cannot assure its investors that it will be able to raise the necessary capital or find the development partners necessary to launch its health plan operations.

Regulatory Status and Challenges.  Phyhealth’s affiliate, Physhield Insurance Exchange, a Risk Retention Group, has been issued its Certificate of Authority from the state of Nevada and is currently registered to underwrite medical professional liability insurance in Nevada, Texas and Florida.  Physhield has filed for registration to do business in the state of Maryland and in the District of Columbia and could potentially operate its business in all fifty states.  While Physhield has obtained the regulatory authority to commence operations, Phyhealth cannot assure its investors that Physhield will be able to provide products and services that are attractive to physician purchasers and competitive with the products and services of existing companies.

The Patient Protection and Affordable Care Act (PPACA) that was signed into law by President Barack Obama on March 23, 2010, along with the Health Care and Education Reconciliation Act of 2010 (signed into law on March 30, 2010), provide for comprehensive changes in the way health insurers conduct business and this could materially impact the operations of Phyhealth’s community health plans.

With plan years beginning 9/23/2010, health insurers will be required to provide more coverage to additional insureds and will be limited in their ability to defend against certain claims, such as:

•	Prohibition on maintaining lifetime limits on the dollar value of benefits for any insured.
•	Prohibition on rescinding coverage from any insured unless in the case of fraud or misrepresentation of a material fact.
•	Provide first dollar coverage for specified preventative health services, including immunizations and health screenings.
•	Extend coverage for dependent children up to age 26.
•	Maintain spending for healthcare services at not less than 85% of collected premiums on large groups and 80% on small groups and individuals.
•	Prohibition on excluding pre-existing condition exclusions for all enrollees under the age of 19 as of 9/23/2010 (and for all other enrollees as of 1/1/2014).

With plan years beginning 1/1/2014 health insurers will be subject to additional coverage requirements and restrictions, reporting requirements and will begin competing for business through state insurance exchanges, particularly:

•	Insurers must provide guaranteed availability of commercial coverage for every individual that applies for coverage and guaranteed renewability.
•
State insurance exchanges designed to increase competition among insurers will be implemented.  Additional competition will be provided through health CO-OPs that will be funded by the federal government (no later than 7/1/2013) to provide an alternative to commercial insurance companies.

•	Plans must comply with standardized deductible and out-of-pocket cost maximums.
•	Plans begin reporting coverage information to each insured and to the Internal Revenue Service.

Effective in 2014, the Act provides for assessments of certain fees and taxes on health insurers, including a Health Insurance Provider annual fee based on the insurer’s market share and net premiums, which will need to be passed on to insureds through increased premiums.

The PPACA mandates the purchase of health insurance coverage by individuals on 1/1/2014 and provides monetary penalties for not having coverage.  Subsidies to purchase coverage will be provided under the Act beginning in 2014 for individuals and families with incomes between 100% and 400% of the Federal Poverty Level.

The PPACA introduces historic changes to the health insurance market and broadens the involvement of the federal government and both the positive and negative impacts of this Act cannot be fully analyzed as of the date of this Prospectus.  While the Company believes the development of its community health plan model and its medical malpractice insurance businesses will remain viable, it cannot provide any assurance to its investors that the Company will be able to operate profitably under the new regulations or that its products and services will be competitive in the changing marketplace.

Phyhealth’s Business Activities Are Highly Regulated by the Insurance Commissioners of Each State.   Phyhealth’s community health plan model and its medical professional liability affiliate, Physhield Insurance Exchange, are subject to substantial federal and state regulation, in addition to the recently enacted PPACA. These laws and regulations, along with the terms of Phyhealth’s contracts and licenses, regulate how Phyhealth does business, what services are offered and how Phyhealth interacts with its customers, health care providers and the public. Laws and regulations applicable to Phyhealth’s businesses are subject to frequent change and varying interpretations. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect Phyhealth’s business by, among other things:

•	Imposing additional license, registration or capital reserve requirements;
•	Increasing administrative and other costs;
•	Forcing Phyhealth to undergo a corporate restructuring;
•	Increasing mandated benefits without corresponding premium increases;
•	Limiting Phyhealth’s ability to engage in inter-company transactions with our affiliates and subsidiaries;
•	Forcing Phyhealth to restructure its relationships with health care providers; or
•	Requiring Phyhealth to implement additional or different programs and systems.

Although Phyhealth believes it can structure its operations to comply with the laws and regulations applicable to it, government officials charged with responsibility for enforcing such laws and regulations are entitled to audit Phyhealth’s operations and may in the future assert that Phyhealth (or transactions in which it is involved) are in violation of these laws or courts may ultimately interpret such laws in a manner inconsistent with Phyhealth’s interpretation. Therefore, it is possible that future legislation and regulation and the interpretation of existing and future laws and regulations could have a material adverse effect on Phyhealth’s ability to operate health maintenance organizations, third-party management and administration companies, risk retention groups and other insuring organizations. Moreover, since many of the legal requirements have not been defined judicially, the risk of an adverse executory interpretation or determination is enhanced.

Acquisitions, Investments or Other Strategic Relationships or Alliances, May Consume Significant Resources.  Acquisitions, investments and other strategic relationships and alliances, if pursued, may involve significant cash expenditures, debt incurrence, additional operating losses, and expenses that could have a material adverse effect on Phyhealth’s financial condition and operating results. Acquisitions involve numerous other risks, including:

•	Diversion of management time and attention from daily operations;
•	Difficulties integrating acquired businesses, technologies and personnel into Phyhealth’s business;
•	Inability to obtain required regulatory approvals and/or required financing on favorable terms;
•	Entry into new markets in which Phyhealth has little previous experience;
•	Potential loss of key employees, key contractual relationships or key customers of acquired companies or of Phyhealth; and
•	Assumption of the liabilities and exposure to unforeseen liabilities of acquired companies.

If these types of transactions are pursued, it may be difficult for Phyhealth to complete these transactions quickly and to integrate these acquired operations efficiently into its current business operations. Any acquisitions, investments or other strategic relationships and alliances by Phyhealth may ultimately harm our business and financial condition. In addition, future acquisitions may not be as successful as originally anticipated and may result in impairment charges.

Potential Consequences If Phyhealth Is Required To Maintain Higher Statutory Capital Levels.  Phyhealth’s community health plans will be operated through subsidiaries in various states. These subsidiaries are subject to state regulations that, among other things, require the maintenance of minimum levels of statutory capital, or net worth, as defined by each state. One or more of these states may raise the statutory capital level from time to time. Other states have adopted risk-based capital requirements based on guidelines adopted by the National Association of Insurance Commissioners.   Regardless of whether the states in which Phyhealth operates adopt risk-based capital requirements, the state departments of insurance can require Phyhealth’s subsidiaries to maintain minimum levels of statutory capital in excess of amounts required under the applicable state laws if they determine that maintaining additional statutory capital is in the best interests of its health plan members. Any increases in these requirements could materially increase its reserve requirements. In addition, as Phyhealth continues to expand its offerings in new states or pursues new business opportunities, Phyhealth may be required to maintain additional statutory capital reserves. In either case, available funds could be materially reduced, which could harm Phyhealth’s ability to implement its business strategy.

In addition, the operations of Phyhealth’s subsidiary, Phyhealth Underwriters, are dependent on the operations of Physhield Insurance Exchange, which is a medical liability risk retention group authorized by the Federal Liability Risk Retention Act of 1986 and licensed as an Association Captive insurer domiciled in the state of Nevada.  Physhield is subject to the state insurance regulations of Nevada. Physhield could be required to raise its level of statutory capital from time to time.  Physhield by law is owned by its insured subscribers and if additional capital surplus cannot be obtained from the subscribers or other sources, Phyhealth may be required to provide Physhield with additional capital to ensure Physhield’s continuing operations.  In this case Phyhealth’s available funds could be reduced, which could inhibit its ability to form and/or grow its community health plans and other businesses.

Potential Consequences If State Regulators Do Not Approve Payments Including Dividends and Other Distributions.  Phyhealth’s health plans will be subject to laws and regulations that limit the amount of dividends and distributions they can pay and the amount of management fees they may pay to affiliates of the plans, including Phyhealth and its management subsidiaries, without the prior approval of, or notification to, state regulators. The discretion of the state regulators, if any, in approving or disapproving a dividend is not always clearly defined. Health plans that declare non-extraordinary dividends must usually provide notice to the regulators in advance of the intended distribution date.

Phyhealth’s existing surplus loan to Physhield of $600,000 and any future surplus loans are regulated by the Nevada department of insurance, and repayment of principal and interest is subject to the insurance commissioner’s discretionary approval. There can be no assurance that the Nevada insurance commissioner will approve repayment of the loans.

If the regulators were to deny or significantly restrict payments of management and other fees and/or disapprove surplus loan repayments by Phyhealth’s subsidiaries and affiliates, the funds available to Phyhealth would be limited.

Applicability of Laws Governing the Transmission, Security and Privacy of Health Information.  Regulations under the Health Insurance Portability and Accountability Act of 1996, and the HITECH Act provisions in the American Recovery and Reinvestment Act of 2009, collectively (“HIPAA”) require Phyhealth to comply with standards regarding the exchange of health information within the company itself and with third parties, including healthcare providers, business associates and Phyhealth’s customers. These regulations include standards for common healthcare transactions, including claims information, plan eligibility, and payment information; unique identifiers for providers and employers; security; privacy; and enforcement. HIPAA also provides that to the extent that state laws impose stricter privacy standards than HIPAA privacy regulations, a state seeks and receives an exception from the Department of Health and Human Services regarding certain state laws, or state laws concern certain specified areas, such state standards and laws are not preempted.

Phyhealth believes it can comply with the HIPAA guidelines for the adoption and implementation of appropriate policies and procedures for privacy, for transactions and code sets and for security standards. Given HIPAA’s complexity and the possibility that the regulations may change and may be subject to changing and perhaps conflicting interpretation, Phyhealth’s ongoing ability to comply with the HIPAA requirements is uncertain. Furthermore, a state’s ability to promulgate stricter laws, and uncertainty regarding many aspects of such state requirements, make compliance with applicable health information laws more difficult. Sanctions for failing to comply with the HIPAA health information provisions include criminal penalties and civil sanctions, including significant monetary penalties.

Limitations of Business Model.  In large part, Phyhealth relies on the profitable management of insured risks for its success either through earning an underwriting profit directly, or by earning fees from subsidiaries and affiliates that must manage risk profitably to remain in operation. Phyhealth cannot guarantee it will be able under all circumstances to profitably manage its insured risks nor can the solvency of Phyhealth’s operating insurance entities be assured.

Medical Liability Business Revenue is Dependent on Phyhealth Underwriter’s Serving as Physhield’s Attorney-in-Fact.  Phyhealth’s potential revenues are in part dependent on fees it earns from Phyhealth Underwriters, Inc., which serves as the Attorney-in-fact for Physhield Insurance Exchange. Physhield underwrites medical professional liability (medical malpractice) coverage for physicians and must insure that claims and operating expenses do not exceed premium and investment income in order to remain viable. As an insurance reciprocal, Physhield is governed by its physician subscribers. Phyhealth cannot assure that the risks inherent to managing a medical professional liability company will be mitigated in all circumstances nor can it assure the continuing viability of Physhield.

Phyhealth Underwriter’s Agreement with Physhield is a long-term, renewable agreement that provides substantial financial penalties for early termination by Physhield.  Physhield is required by regulation to appoint an attorney-in-fact to manage its operations, but Physhield can choose among different service providers to perform these functions.  Phyhealth cannot warrant that Phyhealth Underwriter’s relationship with Physhield and the resultant income stream will continue indefinitely, and early termination could have an adverse effect on Phyhealth’s financial performance.

Business Heavily Dependent on Its Ability To Forge and Maintain Business Relationships with Physicians and Physician Organizations.  Phyhealth’s community health plan model shares ownership, governance and operational responsibilities with its physician partners who will have a significant ownership stake in the plan.  Physicians are the key to Phyhealth’s ability to manage healthcare costs, which drives Phyhealth’s ability to compete in the marketplace and its financial performance.  Phyhealth’s physician partners will be heavily incentivized to deliver quality care and control total patient costs.

Phyhealth’s success will be dependent upon, among other factors, its ability to successfully attract qualified physician partners. The physicians must then successfully transition a significant portion of their patient base, as well as attract new patients into Phyhealth plans. Phyhealth cannot assure that its physician partners will devote adequate time, talent or resources to managing patient care and medical utilization, or provide sound governance.  The failure of physicians to perform these functions could have an adverse impact on Phyhealth’s competitive position, its growth and development, and its overall financial performance.

Phyhealth’s Products and Services Are in Competitive Segments of the Healthcare Market.  The principal competitive factors that affect Phyhealth include: marketing innovative products and services, managing costs to maintain competitive pricing, recruiting physicians for health plans and liability insurance programs, maintaining the distribution systems necessary to enroll members in Phyhealth’s products, delivering superior customer service, and aggressively managing insured risks.  Phyhealth cannot assure that it will be able to successfully compete against current and future competitors and grow and maintain its market share.

Physhield is a risk retention group authorized under the Federal Liability Risk Retention Act of 1986 and is licensed as an Association Captive by the state of Nevada, which is materially different than medical professional liability insurers traditionally organized as “admitted insurers” as defined by the National Association of Insurance Commissioners.  Risk retention groups and captive insurers’ minimum capital surplus requirements are lower than the minimums required for admitted carriers, and risk retention groups are not covered by the solvency guarantee funds sponsored by state insurance departments.

While Phyhealth will maintain the appropriate amounts of capital surplus based on actuarial science to ensure the solvency of Physhield, the perceptions of security by potential physician subscribers may impact the physician’s decision to purchase medical malpractice insurance from Physhield.

Phyhealth’s Community Health Plan Is Dependent On Its Contracting Under Favorable Terms, with Physicians, Healthcare Providers and Facilities.  If Phyhealth is unable to maintain favorable contracts or if its health plan networks are disrupted in its service areas for any reason including:  providers’ refusal to contract, dissolution of a large provider organization or hospital facility, or providers’ unwillingness to negotiate competitive terms, Phyhealth could be placed at a competitive disadvantage or could have difficulty meeting regulatory requirements.  There is no guarantee that Phyhealth will be able to contract and maintain competitive healthcare networks in any one or all of its service areas.

Principal Stockholders Retaining Approximately 85% of the PHYH and Phyhealth Voting Shares.   Prior to the date of this Prospectus, individual officers, directors, advisors and more than 5% shareholders (the “Principal Stockholders”) owned in the aggregate approximately 85% of  PHYH’s shares. (See “Security Ownership of Certain Beneficial Owners and Management.”)  Upon completion of the spin-off, the Principal Stockholders’ and their affiliates’ aggregate ownership Shares in Phyhealth will permit them to retain approximately 85% of the Shares. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to Phyhealth’s stockholders.  Specifically, at least initially, the Principal Stockholders will be able to elect all of Phyhealth’s directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

Any Substantial Sale of Stock Could Depress the Market Value of PHYH and/or Phyhealth. The Principal Stockholders, including directors and officers (among whom is Robert Trinka) beneficially hold as of the date of this Prospectus, directly or indirectly, approximately 85% of the outstanding shares of both PHYH and Phyhealth.  All of such shares held by the Principal Stockholders are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”).  This Rule also extends to non-affiliates of PHYH and Phyhealth with regard to restricted shares, that is, those not freely tradable.  All of these restricted shares have been owned (or deemed to be owned) beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company, if so reporting for at least 90 days, as Phyhealth will become concurrent with the date of this Prospectus).  We can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time of either company. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for PHYH and/or Phyhealth to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

THE SPIN-OFF

Description of the Spin-Off/Restructuring Process

The spin-off will be effected through a stock dividend (based on a 1 for 50 ratio of outstanding PHYH capital stock) by Phyhealth (currently a wholly-owned subsidiary of PHYH) to PHYH and then a prorata property dividend to common and preferred shareholders of PHYH.   Specifically, each holder of record of PHYH at the close of business on June 30, 20 10 will receive one share of Phyhealth common stock for every 50 shares of PHYH held by such holder on or prior to the spin-off date, PHYH will transfer to Phyhealth all of the assets and liabilities to be employed in Phyhealth’s business, the cumulative process referred to in this Prospectus as the “restructuring.”   Phyhealth’s Board of Directors has approved the restructuring.

The spin-off is expected to be effective as of 11 AM, New York City time, on the date of of this Prospectus . To receive PHYH common stock, you must be a holder of record of PHYH at the close of business on June 30, 20 10 .

Reasons for the Spin-Off

Phyhealth is presently (prior to the spin-off as contemplated herein) the wholly-owned subsidiary of PHYH.  Market perceptions about PHYH have changed due to the large volume of its outstanding common stock trading in the market and the addition of the Series B Preferred stock, both of which have apparently depressed the stock price and inhibited the trading volume of PHYH shares on the OTCPinkSheets.  The benefits to Phyhealth of the PHYH parent-subsidiary structure have diminished.  Phyhealth desires a new price/capital structure as it moves to the OTCBB and becomes a reporting company while permitting PHYH to become an independent entity pursuing its separate business plan.  PHYH and Phyhealth management want to reduce the number of Phyhealth shares outstanding while increasing the stock price commensurately.  Traditionally, that is accomplished by a reverse stock split but also typically is accompanied by significant market capitalization erosion, frequently wiping out any purported benefit of the reverse stock split and therefore can have a quite toxic outcome.

On July 31, 2009, PHYH’s board of directors approved the spin-off of Phyhealth into an independent publicly reporting and trading company.  The reasons for the spin-off consist principally of the following, all of which are supported by both Phyhealth and PHYH and their respective management.

Impact on price/market capitalization.  Instead of a reverse stock split, PHYH management (and Phyhealth management concurs) is hereby registering and issuing as a dividend to PHYH shareholders its ownership interest in Phyhealth after receiving a stock dividend from Phyhealth.   In theory , the stock price is expected to be enhanced by a factor of 50, as a consequence of reducing the number of Phyhealth shares outstanding to 1/50th of the level PHYH currently maintains.    However, there is no guarantee that the stock price of Phyhealth will be enhanced. In fact, market capitalization could be lost .  Management believes that the result of the restructuring will be that PHYH shareholders should (i) have greater value and the operations of Phyhealth are expected to be in an entity trading at a higher price without damaging the market capitalization while (ii) still holding all of their PHYH shares, which will remain a non-reporting , publicly trading company.  (See “Risk Factors.”)   In any event, the stock price of Phyhealth may or may not exceed that of PHYH and, following the spin-off, the combined market value of a shareholder’s stock in Phyhealth and PHYH may or may not exceed or even equal the current or pre-spin-off market value of their PHYH stock.

It is possible that the following the spin-off, the combined market value of a shareholder’s stock in Phyhealth and PHYH will be less than the current or pre-spin-off market value of their PHYH stock.  By way of example, if a current PHYH common shareholder has 1 million shares and the current price is one cent per share, then the theoretical market value of this shareholder’s position is $10,000 (1,000,000 PHYH shares times $.001). Pursuant to the spin-off, this shareholder will receive 20,000 shares of Phyhealth common stock, while retaining the 1 million PHYH common shares. If, for example, following the spin-off, the PHYH stock price decreases from the current one cent per share to $.001 per share and the Phyhealth common stock price does not increase to $.50 per share, but instead reaches $.20 per share, then the shareholder’s combined holdings would be worth only $5,000 (1,000,000 PHYH shares times $.001,or $1,000, plus 20,000 Phyhealth shares times $.20, or $4,000).

Enable PHYH and Phyhealth to use stock more efficiently as an acquisition currency.  The ability to expand through selective acquisitions and partnerships is expected to be important to each company’s continued success.  Management believes the spin-off will enable each to use its own stock more effectively as currency in acquiring, merging and otherwise making strategic investments in or partnering with other companies.  Phyhealth believes it is generally a less desirable acquisition currency due in part to market perceptions about PHYH and, in part, to specific concerns about holding shares that have no direct claim against its assets and no direct voting rights concerning its governance. As a subsidiary of PHYH, Phyhealth has no control over its destiny. Additionally, linked to PHYH, a sub penny stock, the market perceptions are negative. As a result of the spinoff, Phyhealth will control its own destiny; Phyhealth shareholders will have a direct claim against Phyhealth’s assets (versus indirectly as a shareholder of its parent, PHYH) and direct voting rights concerning its governance. For these reasons, Phyhealth expects that, after the spin-off, it will have greater autonomy and control over the use of its equity than now with Phyhealth being a business unit of PHYH.  For more information regarding these limitations, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement.”

Eliminate some impediments that could discourage a change of control and the payment of a premium for Phyhealth and/or PHYH shares.  The existence of two separate businesses and two classes of common stock with variable votes per share could present complexities that could, in certain circumstances, pose obstacles, financial or otherwise, to an acquiring person, thereby potentially discouraging some change of control transactions. As a result of the spin-off, these complexities and obstacles will be eliminated for both PHYH and Phyhealth.

Enhance stockholder influence on the outcome of stockholder voting.  Under the current structure, holders of PHYH have absolute voting power over Phyhealth’s outstanding common stock. Except in limited circumstances requiring separate class voting, this disproportionate voting power affords holders of PHYH the ability to control the outcome of stockholder votes - even if the matter involved a divergence or conflict of the interests of the holders of the stock of Phyhealth and PHYH.  The spin-off will vest in Phyhealth (previously PHYH) shareholders all of the voting rights associated with Phyhealth’s common stock and, as a result, afford its holders enhanced influence over the outcome of Phyhealth stockholder voting.

Taxable Event and Related Considerations.

The PHYH board of directors considered other factors relating to the spin-off, including the expectation that the spin-off will not qualify as a tax-free exchange for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and will eliminate risk not directly associated with Phyhealth’s business. The PHYH board of directors also considered other potential risks and consequences to Phyhealth and PHYH associated with the spin-off, including those relating to Phyhealth that are described in “Risk Factors—Risk Factors Relating to the Spin-Off,” but believed that the considerations described above outweighed those risks. Phyhealth shareholders are urge d to read all of the R isk F actors described in this Prospectus.

The Restructuring; Spin-Off Ratio

The spin-off is expected to be effective at 11 AM, New York City time, or of the date of this Prospectus . The spin-off will be effected through an initial stock dividend (based on a 1 for 50 ratio on outstanding capital stock of PHYH) by Phyhealth to PHYH.  Those Phyhealth shares will then be issued on a pro rata basis to all PHYH shareholders.  Specifically, each holder of record of PHYH at the close of business on June 30 , 2010 will receive on the spin-off date one share of Phyhealth common stock for every 50 shares of PHYH held by such PHYH shareholder.

PHYH IS NOT SEEKING STOCKHOLDER APPROVAL OF THE SPIN-OFF, AND HOLDERS OF PHYH HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE SPIN-OFF FROM AND AFTER THE SPIN-OFF DATE.

To be entitled to receive shares of our common stock in the dividend, holders of PHYH must be stockholders at the close of business on June 30, 2010.

The Spin-off of Phyhealth

As part of the spin-off, Phyhealth will be adopting a book-entry share transfer and registration system for its common and preferred stock. Instead of receiving physical share certificates, registered holders who currently hold certificates representing PHYH will receive, for every fifty (50) share s of  PHYH held on the spin-off date, one share of Phyhealth common or preferred stock credited to book-entry accounts established for them by Phyhealth transfer agent and a pro rata share of Phyhealth common or preferred shares.

Our transfer agent will mail an account statement to each registered holder stating the number of shares of PHYH common stock credited to such holder’s account. After the distribution, holders may request that their shares of Phyhealth common stock be transferred to a brokerage or other account at any time without charge.  For stockholders who own PHYH shares through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee.

From and after the spin-off date, holders of PHYH will become holders of Phyhealth common stock, and their rights as holders of PHYH will continue.

Robert Trinka, President of Phyhealth has been appointed to respond to any shareholder questions about the spin-off.  Questions and requests for assistance and additional copies of this Prospectus should be directed to Mr. Trinka at (305) 779-1760.

Results of the Spin-Off

Upon completion of the spin-off, Phyhealth will be an independent public company owning and operating the businesses that currently constitute the business of PHYH while PHYH will not have any substantial operations except its ownership interest in and relationship with Phyhealth.  For a discussion of the post spin-off businesses, with emphasis on that of Phyhealth, see the section entitled “PHYH and PHYHEALTH.” Immediately after the spin-off, Phyhealth expects it will have approximately 455 common shareholders of record of shares of its common stock and approximately 6,591,223 shares of common stock outstanding. The exact number of shares to be issued in the redemption will be determined based on the number of shares of Phyhealth outstanding on the spin-off date.  They also expect 23 series A convertible preferred shareholders and 13 series B convertible preferred shareholders with at total of 3,240,000 and 622,324 shares, respectively.  The exact number of our shares that will be outstanding immediately after the spin-off will also be known at that time.

Listing and Trading of Phyhealth Common Stock

Currently, there is a relatively illiquid public market for PHYH common stock (traded on the OTCPinkSheets).  Phyhealth intends to apply to list its common stock on the OTCBB.  Phyhealth cannot assure investors as to the price at which its common stock (or that of PHYH) will trade. The trading prices of Phyhealth common stock after the spin-off may be less than, equal to or greater than the trading price of the restructured PHYH and Phyhealth stock in the aggregate before (or after) the spin-off.  Shares of our common stock issued in the spin-off will be freely transferable, except for shares received by those who may have a special relationship or are affiliates.  Those who may be considered Phyhealth affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Phyhealth. This may include some or all of Phyhealth officers and directors.  Persons who are Phyhealth affiliates will be permitted to sell their shares only pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and/or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 thereunder, specifically including the permitted number of shares. For more information on trading in shares of Phyhealth common stock, see the section entitled “Shares Eligible for Future Sales.”

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of PHYH who will be issued Phyhealth shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Phyhealth’s securities or those of PHYH. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Phyhealth nor PHYH are required to update the information except in   the normal course of our public disclosure obligations and practices.

Expenses

The expenses of the spin-off are estimated to be approximately $75,000.  These expenses will be borne by PHYH prior to the spin-off and by Phyhealth after the spin-off.

Accounting Consequences of the Spin-Off

Following the spin-off, Phyhealth will account for its assets and liabilities based on the historical values at which they were carried by PHYH immediately prior to the spin-off (and deducted from PHYH’s financials in such amount).  The financial statements attached to this Prospectus include the historical consolidated financial information for PHYH and its other subsidiaries, including Phyhealth. Pro forma financial statements of Phyhealth after the spin-off have been provided in the exhibits to reflect the capital structure as defined by the spin-off above to show one share of common or preferred stock for every 50 shares previously reported and to show the additional shares being issued to PHYH.

Certain U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of certain material U.S. federal income tax consequences relating to the spin-off. The summary is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder, and interpretations of the Internal Revenue Code and Treasury regulations by the courts and the Internal Revenue Service, all as they exist as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect.

This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	Non-U.S. persons;
•	Insurance companies;
•	Dealers or brokers in securities or currencies;
•	Tax-exempt organizations;
•	Financial institutions;
•	Mutual funds;
•	Pass-through entities and investors in such entities;
•	Holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other-risk reduction transaction;
•	Holders who are subject to the alternative minimum tax; or
•	Holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

In addition, this summary does not address the U.S. federal income tax consequences to those PHYH holders who do not hold their PHYH shares as a capital asset. Finally, this summary does not address any state, local or foreign tax consequences. Investors are urged to consult their own tax advisor concerning the U.S. federal, state and local and any non-U.S. tax consequences of the spin-off.

The U.S. federal income tax consequences of the spin-off are the following:   gain or loss will be recognized by (and may be included in the income of) PHYH holders upon their receipt of shares of Phyhealth common stock in the spin-off.

Notwithstanding the foregoing discussion, the IRS could assert that the spin-off is taxable without reduction for any cost basis and could further determine that the value is greater than anticipated for U.S. federal income tax purposes. If the IRS were successful in taking this position, our initial public stockholders – the former PHYH shareholder who were issued Phyhealth stock in the spin-off – and Phyhealth could be subject to significant U.S. federal income tax liabilities. In general, Phyhealth will not be subject to tax. PHYH will not be subject to tax, given the lack of current earnings and profits or accumulated earning and profits, and PHYH’s shareholders would recognize gain or loss equal to the difference between the fair market value of the shares of Phyhealth common stock received and 2% of the holder’s tax basis in the PHYH shares held prior to the spin-off.

In connection with the spin-off, PHYH and Phyhealth will enter into a Tax Matters Agreement under which each will agree to be responsible for certain liabilities and obligations following the spin-off.  In general, under the terms of the Tax Matters Agreement, in the event that the spin-off, together were to result in greater taxes as a result of the failure of one party to act or an omission, the party responsible for such failure or omission would be responsible for all taxes imposed on the other resulting from such actions or inactions.  For a more detailed discussion, see the section entitled “Relationship between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement”. The indemnification obligations of each to the other and its subsidiaries, officers and directors are not limited in amount or subject to any cap. If required to pay on the indemnity under the circumstances set forth in the Tax Matters Agreement, either may be subject to substantial liabilities.

Current Treasury regulations require that if you are a holder of PHYH who receives Phyhealth stock in the spin-off and, immediately prior to the spin-off, own:

•	At least five percent of the total outstanding stock of Phyhealth, or
•
Securities of Phyhealth with an aggregate tax basis of $1,000,000 or more, then you must attach a statement relating to the spin-off to your federal income tax return for the year in which the spin-off occurs.

The foregoing is a summary of certain U.S. federal income tax consequences of the spin-off under current law and is for general information only.  The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of stockholders.  You should consult your tax advisor as to the particular tax consequences of the spin-off, including the application of U.S. federal state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

DIVIDEND POLICY

Phyhealth does not anticipate, following the spin-off, paying any dividends on its common stock in the foreseeable future because it expects to retain its earnings for use in the operation and expansion of its business.  Any such payment and amount of dividends will be subject to the discretion of Phyhealth’s board of directors and will depend, among other things, on its financial condition, results of operations, cash requirements, future prospects and other factors that may be considered relevant by Phyhealth’s board of directors.

RELATED PARTY TRANSACTIONS

The respective Phyhealth and/or PHYH Boards have separately adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the “related parties” of Phyhealth. In each case, related parties are directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which PHYH and/or Phyhealth was, is or will be a participant and the amount exceeds $1,000, and in which a related party has any direct or indirect interest.  The policy is administered by the appropriate Board acting as a committee of the whole.

In determining whether to approve or ratify a related party transaction, the appropriate Board will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company.  In making this determination, the appropriate Board is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

•	whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;
•	whether there are business reasons for the Company to enter into the Related Party Transaction;
•	whether the Related Party Transaction would impair the independence of an outside director, if applicable; and
•
whether the Related Party Transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Party, the direct or indirect nature of the director's, executive officer's or Related Party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Board deems relevant.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by Phyhealth and/or PHYH given their nature, size and/or degree of significance to the appropriate company.

In the event Phyhealth and/or PHYH inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

The following inherent or potential conflicts of interest should be considered by Phyhealth shareholders :

(1)	For a discussion of the conflicts of interest between Phyhealth and PHYH, see “Relationship Between Phyhealth and PHYH Following the Spin-off.”
(2)
Nutmeg has invested a substantial amount of money in PHYH over the years. Randall Goulding, until March 2009, was the investment adviser to Nutmeg. He currently controls no shares in either PHYH or Phyhealth. Since July 2009, Mr. Goulding served as outside counsel to PHYH. He introduced his brother, Dr. Richard E. Goulding, to Robert Trinka (Chairman and President) and thereafter Richard Goulding became a member of the Board of Directors of both PHYH and Phyhealth .  For a further discussion of the conflicts of interest that exist between Phyhealth and PHYH and Nutmeg Group, LC (the principal funding source to date) and funds it manages, Randall Goulding (the principal of Nutmeg Group, LLC) and Dr. Richard Goulding (a director of Phyhealth and PHYH and brother of Randall Goulding), see the notes to the attached financial statements (Appendix F).   On March 23, 2009, the SEC filed a civil suit against Nutmeg, Randall Goulding and others alleging various violations of the Investment Advisers Act of 1934, concerning how the funds to which Nutmeg served as general partner and investment adviser were managed.  Neither Phyhealth nor PHYH is party to the complaint.  PHYH has responded to the SEC’s third party subpoena in the matter.  In addition, the court-appointed receiver, Leslie Weiss, has claimed that Randall Goulding has a conflict of interest.  Ms. Weiss has made a similar claim with regard to Carl Duncan, Esq., securities counsel to both Phyhealth and PHYH --and not a party to the complaint.  In follow-up correspondence, Mr. Duncan asked for clarification and for the underlying basis and analysis for Ms. Weiss’s claim.  However, she did not respond with such details.  Accordingly, Phyhealth, PHYH, Randall Coulding and Mr. Duncan did not (and do not believe) there is any conflict and, therefore, neither Phyhealth nor PHYH has acted to terminate either.

PHYH believes that any past transactions with its affiliates have been at prices and on terms no less favorable to Phyhealth than transactions with independent third parties.  Phyhealth may enter into transactions with its affiliates in the future.  However, Phyhealth intends to continue to enter into such transactions only at prices and on terms no less favorable to Phyhealth than transactions with independent third parties.  In that context, Phyhealth will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations.  In any event, any debt instruments of Phyhealth in the future are expected generally to prohibit Phyhealth from entering into any such affiliate transaction on other than arm’s-length terms.  In addition, a majority of the Board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a shareholder or director) in any transactions with Phyhealth.  In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties.   Moreover, it is expected that additional independent directors will be added to the Board and the independent escrow agent, Island Stock Transfer Co., will begin serving no later than the initial closing for this Offering, to assure proper issuance of stock to shareholders.

PHYH AND PHYHEALTH

PHYH Overview

Physicians Healthcare Management Group, Inc. (“PHYH”) is a Nevada corporation located at 700 South Royal Poinciana Boulevard -- Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760).  PHYH’s business model consists of forming community health plans in partnership with local physicians, who will offer government and commercial health insurance products tailored to the needs of the local markets the plans serve. The design of PHYH’s business model integrates the major financial and reimbursement aspects of delivering healthcare, including providing its physician partners with professional liability (medical malpractice) insurance coverage through its subsidiary, Phyhealth Underwriters, Inc. (“Underwriters”) and its affiliate, Physhield Insurance Exchange, a Risk Retention Group (“Physhield”). PHYH’s overall success relies largely on the profitable management of insured risks.  PHYH is a development stage company. It has not produced revenue from operations since its inception and has an accumulated deficit of $5,334,036  as of March 31 , 20 10 . The accumulated deficit included the following transactions:

•	$1,765,669 of interest expense mostly paid through issuance of stock certificates
•
$558,260 adjustment when the Company repurchased its common stock through notes payable which were subsequently paid off through the issuance of series B preferred stock as described in the stockholders’ equity footnote in the Physicians Healthcare Management Group, Inc. December 31, 2009 financial statements

•	$353,572 of stock and stock option compensation expenses

Consequently, $2,677,501, or 52 percent, of the accumulated deficit is due to non-cash accounting adjustments that did not and will not require the outlay of cash by either PHYH or Phyhealth.

Phyhealth Corporation

The registrant, Phyhealth Corporation (“Phyhealth”), is a Delaware corporation located at 700 South Royal Poinciana Boulevard -- Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760), is a subsidiary of PHYH, and will be spun-off as a separate entity concurrent with the date of  this Prospectus.  The business activities of PHYH will be transferred to and assumed by Phyhealth, which will develop community health plans built on the foundation of a Health Maintenance Organization (HMO) Certificate of Authority (“license”).  Phyhealth will also market Physhield medical malpractice insurance coverage, both within its planned community health plan physician networks and independently, to qualified physicians and physician groups.

PHYH plans to, following the spin-off, develop and/or acquire other healthcare and related businesses that are not subject to the state and federal insurance regulations that apply to Phyhealth’s community health plans and to Physhield.  As of the date of this Prospectus, no specific businesses have been identified.

Phyhealth, prior to the spin-off, has been a dormant shell company with no operations.  Post spin-off and after assuming the business activities of PHYH, Phyhealth will be a development stage company.

Physhield Insurance Exchange, a Risk Retention Group and Phyhealth Underwriters, Inc.

In March 2009 PHYH purchased 42.5 percent of the common stock of Phyhealth Underwriters, Inc., from its joint venture partner, Atlas Insurance Management (“Atlas”), bringing its total ownership to 92.5 percent.  Phyhealth Underwriters serves as the Attorney-in- F act for Physhield, PHYH’s exclusive licensed medical malpractice insurance affiliate.  PHYH now operates Phyhealth Underwriters as a subsidiary and is positioned to invest additional resources in the development of its medical malpractice insurance business.

Physhield is authorized under the Federal Liability Risk Retention Act of 1986 and is organized as a reciprocal insurer licensed as an Association Captive domiciled in the state of Nevada.  Physhield is chartered to underwrite medical professional liability insurance (medical malpractice) for eligible physicians and physician groups, including the physicians who will be contracted with Phyhealth community health plans.  As a reciprocal insurer, Physhield is required by law to engage an attorney-in-fact to manage its operations, and Phyhealth Underwriters has a comprehensive, long term management agreement with Physhield. Physhield will be owned by its subscribers and governed by a Subscriber Advisory Committee.  As a federally authorized risk retention group, Physhield can operate in all states by complying with a state-by-state registration process. Physhield is currently authorized to write medical professional liability insurance in Nevada, Texas and Florida, and Physhield plans to register with additional states in 2010.  As of the date of this Prospectus, applications for registration have been filed with the state of Maryland and the District of Columbia.

Following the spin-off, Phyhealth Underwriters will become a subsidiary of Phyhealth.  None of the Phyhealth companies have an ownership interest in Physhield, and post spin-off, Physhield will become an affiliate of Phyhealth.  It is not expected that Physhield will maintain any affiliation or other relationship with PHYH.

As of the date of this Prospectus, Physhield has not enrolled any physician subscribers and consequently has not produced any premium revenue since its inception.  PHYH is actively marketing the Physhield program to eligible physicians and physician groups, and it is expected to write its first medical malpractice premiums in late 2010.  In May 2010, Physhield entered into a Managing General Agent (“MGA”) agreement with Palumbo & Associates (“Palumbo”), which is located at 130 N. Bond Street, Suite 203, Bel Air, Maryland 21014.  Palumbo is responsible for recruiting independent insurance agents to present Physhield to their clients and for coordinating sales activities.  Palumbo is compensated through a commission on the premium paid by Physhield’s physician subscribers. The commission rate will vary depending on the volume of premium produced, subject to a contracted maximum percentage that is consistent with industry standards and practices.

Phyhealth Underwriters’ revenues are earned as a percentage of the premium paid by Physhield physician subscribers, and post spin-off this revenue will be consolidated into Phyhealth’s financial statements.  The percentage of premium Phyhealth Underwriters receives from a particular physician group insured by Physhield will be determined in the course of preparing an actuarial feasibility study to determine the premium rates for a particular physician group or a specific medical malpractice insurance program.  Physhield’s actuarial model premium rates include 16% of Physhield’s premium for Phyhealth Underwriters.  The determination of the specific management fee percentage in any given case will take into account multiple factors unique to each physician insurance program or group, but the calculation is most sensitive to the amount of the annual premium estimated for the physician group or program.

The Healthcare Opportunity

The U.S. healthcare landscape is changing rapidly.  Nationally, healthcare spending grew rapidly in the latter half of the 20th century, from $28 billion and 5 percent of Gross Domestic Product (“GDP”) in 1960, to $2.3 trillion and 16.2 percent of GDP in 2008, according to the Centers for Medicare and Medicaid Services’ (“CMS”) National Health Expenditure report (NHE08).  Healthcare spending has been projected to increase by an average of 6.1 percent each year from 2009 through 2019 and to consume an expanding share of the U.S. economy, reaching $4.5 trillion and 19.3 percent of GDP by 2019, according to CMS’ National Healthcare Expenditure Projections 2009-2019.

Despite the increases in spending, the cost, quality and availability of healthcare in the U.S. have fallen under criticism due in part to the fact that quality, accessibility and cost averages for the U.S. health system do not compare favorably with other developed nations, according to studies conducted by the World Health Organization (“WHO”).  While the average cost of healthcare in the U.S. can be up to 100 percent greater than in some other developed countries, the U.S. healthcare system ranked 37th among all nations in overall performance, according to WHO’s most recent ranking study published in 2000. While this study is dated and the rankings have not been repeated, it is still contributing to the perception that the U.S. healthcare system is “broken”.

As costs have risen, the number of people without health insurance (the uninsured) grew to 46.3 million according to the most recent estimate by the U.S. Census Bureau in 2008, and the number of people with health insurance was 255.1 million.  The Census Bureau determined that the number of people covered by private health insurance stood at 201.0 million in 2008, 176.3 million of whom were covered by employer-based insurance programs.  The number of people covered by government health insurance in 2008 grew from 83.0 million in 2007 to 87.4 million.

Meanwhile, the Medicare Board of Trustees 2009 report states that 45.2 million people were covered under Medicare in 2008, 37.8 million people age 65 and older and 7.4 million people disabled, with total benefits paid of $462 million.  The Medicare Part A Hospital Insurance Trust Fund did not meet the short range test of financial adequacy and was projected by the Trustees to be exhausted in 2017.  The report concluded that Medicare’s funding deficit raised serious concerns and that its projected growth would occur at even a faster rate in the future causing a severe strain on worker’s earnings, Medicare Beneficiaries and the Federal Budget.

As a result of the above described and other factors, healthcare reform aimed at “bending the cost curve” (reducing total healthcare costs) and decreasing the number of uninsured became a major issue in the 2008 Presidential election.  After his inauguration, President Obama announced to a joint session of Congress in February 2009 that he would begin working with Congress to construct a plan for healthcare reform. That effort led to Congress passing the Patient Protection and Affordable Care Act along with the Health Care and Education Reconciliation Act of 2010 (collectively referred to as “PPACA”) both of which were signed into law by President Obama in March 2010. This comprehensive legislation touches nearly all components of the healthcare and health insurance systems, and introduces the most sweeping change in the nation’s healthcare since Medicare was enacted in 1965.

PPACA includes a large number of health and insurance provisions that will take effect over the next eight years, including expanding Medicaid eligibility, subsidizing insurance premiums, providing incentives for businesses to provide healthcare benefits, prohibiting denial of coverage and claims based on pre-existing conditions, establishing health insurance exchanges, and support for medical research. The costs of these provisions are to be offset by a variety of taxes, fees, and cost-saving measures, such as new Medicare taxes for high-income brackets, taxes on indoor tanning, cuts to the Medicare Advantage program in favor of traditional Medicare, and fees on medical devices and pharmaceutical companies. There is also an individual mandate to purchase health insurance coverage in the form of a tax penalty for citizens who do not obtain health insurance (unless they are exempt due to low income or other reasons). The Congressional Budget Office estimates that the  net effect of the PPACA (including the reconciliation act) will be a reduction in the federal government’s healthcare expenses, which will decrease the federal budget deficit by $143 billion over the next decade.

PPACA contains provisions that will go into effect immediately; on June 21, 2010 (90 days after enactment); on September 23, 2010 (six months after enactment); and provisions that will go into effect at various times in 2014 through 2018.  The full provisions of the Act are extensive and go beyond that which will directly impact Phyhealth’s community health plan and medical malpractice business models.  Below are the key provisions of the Act that management believes will most affect the Company and a chronology of the year in which the provision goes into effect:

Effective upon enactment
•
Support Comparative Effectiveness research by establishing a non-profit Patient-Centered Outcomes Research Institute. Creation of task forces on Preventive Services and Community Preventive Services to develop, update, and disseminate evidenced-based recommendations on the use of clinical and community prevention services.

Effective 2010
•	Adults with pre-existing conditions will be eligible to join a temporary high-risk pool, which will be superseded by the healthcare exchange in 2014.
•	Dependent children will be permitted to remain on their parents' insurance plan until their 26th birthday regardless of student or marital status.
•	Insurers are prohibited from discriminating against any individuals under the age of 19 based on pre-existing medical conditions.

•	Insurers are prohibited from rescinding coverage from any individual unless that individual has committed an act of fraud against the plan or a misrepresentation of material fact.
•	Insurers are prohibited from charging co-payments or deductibles for Level A or Level B preventive care and medical screenings on all new insurance plans.
•	Individuals affected by the Medicare Part D coverage gap will receive a $250 rebate, and 50 percent of the gap will be eliminated in 2011. The gap will be completely eliminated by 2020.
•	Insurers' abilities to enforce annual spending caps will be restricted, and completely prohibited by 2014.
•	Insurers are prohibited from dropping policyholders when they get sick.
•	Insurers are required to reveal details about administrative and executive expenditures.
•	Insurers are required to implement an appeals process for coverage determination and claims on all new plans.
•	A new website installed by the Secretary of Health and Human Services will provide consumer insurance information for individuals and small businesses in all states.

Effective 2011
•
Insurers will be required to spend 85 percent of large-group and 80 percent of small-group plan premiums (with certain as yet undetermined adjustments) on healthcare or to improve healthcare quality, or return the difference to the customer as a rebate.

•
Medicare Advantage payment benchmarks are frozen at 2010 levels to begin transition to new benchmarks that will vary from 95 percent of Medicare spending in high cost areas and 115 percent of Medicare spending in low-cost areas. Changes are phased in over three, five or seven years, depending on the level of payment reductions. Higher quality plans, as determined by CMS, will have higher benchmarks.

Effective 2012
•
The formation of integrated health systems will be encouraged through physician payment reforms that enhance payment for primary care services and incentivize physicians to form “accountable care organizations” to gain efficiencies and improve quality.

Effective 2013
•
Under the Act, non-profit, member-run insurance issuers known as Consumer Operated and Oriented Plans (“CO-OPS”) will be allowed to offer coverage through the State insurance exchanges.  Federal loans and grants will be provided for start-up costs and to meet state solvency requirements.  These loans and grants are to be awarded by July 1, 2013.

Effective 2014
•	Insurers are prohibited from discriminating against or charging higher rates for any individuals based on pre-existing medical conditions.
•	Insurers are prohibited from establishing annual spending caps.
•	Expand Medicaid eligibility; individuals with income up to 133 percent of the poverty line qualify for coverage, including adults without dependent children.

•	Offer tax credits to small businesses that have fewer than 25 employees and provide healthcare benefits for them.
•
Impose a $2000 per employee tax penalty on employers with over 50 employees who do not offer health insurance to their full-time workers (as amended by the reconciliation bill). (In 2008, over 95 percent of employers with at least 50 employees offered health insurance.)

•
Impose an annual penalty of $95, or up to 1 percent of income, whichever is greater, on individuals who do not secure insurance; this will rise to $695, or 2.5 percent of income, by 2016. This is an individual limit; families have a limit of $2,085. Exemptions to the fine in cases of financial hardship or religious beliefs are permitted.

•	Employed individuals who pay more than 9.5 percent of their income on health insurance premiums will be permitted to purchase insurance policies from a state-controlled health insurance option.
•
Pay for new spending, in part, through spending and coverage cuts in Medicare Advantage, slowing the growth of Medicare provider payments (in part through the creation of a new Independent Payment Advisory Board), reducing the Medicare and Medicaid drug reimbursement rates, and cutting other Medicare and Medicaid spending.

•
Establish health insurance exchanges, and subsidize insurance premiums for individuals with income up to 400 percent of the poverty line.  The subsidy will be provided as an advanceable, refundable tax credit. Refundable tax credits are a way to provide government benefit to people even with no tax liability (example: Child Tax Credit).

•
Health insurance companies become subject to a new excise tax based on their market share; the rate gradually increases between 2014 and 2018 and thereafter increases at the rate of inflation. The tax is expected to yield up to $14.3 billion in annual revenue.

Effective 2017
•
A state may apply to the Secretary of Health & Human Services for a waiver of certain sections in the law, with respect to that state, such as the individual mandate, provided that the state develops a detailed alternative that "will provide coverage that is at least as comprehensive" and "at least as affordable" for "at least a comparable number of its residents" as the waived provisions. The decision of whether to grant this waiver is up to the Secretary (who must annually report to Congress on the waiver process) after a public comment period.

Effective 2018
•	All existing health insurance plans must cover approved preventive care and checkups without co-payment.
•
A new 40 percent excise tax on high cost ("Cadillac") insurance plans is introduced. The tax (as amended by the reconciliation bill) is on the cost of coverage in excess of $27,500 (family coverage) and $10,200 (individual coverage), and it is increased to $30,950 (family) and $11,850 (individual) for retirees and employees in high risk professions. The dollar thresholds are indexed with inflation; employers with higher costs on account of the age or gender demographics of their employees may value their coverage using the age and gender demographics of a national risk pool.

Prior to PPACA, the delivery of healthcare has been funded through a variety of public programs and private payers. Today, privately-funded healthcare accounts for 52 percent of the nation’s healthcare cost, and  public, government-funded healthcare accounts for 47 percent according to CMS (NHE08-60).  Spending by federal and state governments on the Medicare, Medicaid and SCHIP program alone accounts for 35 percent of the country’s healthcare spending and accounts for nearly three quarters of all public spending on healthcare, according to CMS (NHE08-60).  Prior to PPACA, CMS’s National Health Expenditure Projections 2009-2019 forecast that public funding would increase at a faster rate than private spending from 2009 to 2019, 7 percent versus 5.2 percent, and would grow from 47 percent of all spending in 2008 to 52 percent of all  healthcare spending by 2019. PPACA increases the growth in public spending by an estimated $828 billion through fiscal year 2019 according to the CMS Office of the Actuary’s report of April 22, 2010.

With the enactment of PPACA, more of the current uninsured population will be able to purchase coverage (projected by CMS to be 34 million by 2019), often with subsidies by the federal government, thereby increasing the available market for private insurers, such as the Company’s proposed community health plans.

Phyhealth products and services are designed to take advantage of opportunities available in the marketplace both before and after the enactment of PPACA.  The Company’s community health plan model when integrated with the Physhield program is designed to provide high quality, affordable healthcare insurance coverage to the broadest segment of patients in the community in full compliance with the new and existing state and federal regulations.  The Company believes PPACA has created or enhanced the following opportunities:

•
Individual insurance and Small Group insurance coverage. The Company believes that the insurance coverage requirements enforced with tax penalties coupled with the federal subsidies for lower income individuals will expand the market in this category, and as a result, the number of potential members that will be covered under its community health plans.  In addition, with federal subsidies and individual and employer mandates for purchasing health insurance, management believes the incidence of policy lapses (and their costs to insurers) and the credit risk inherent with this category of busness will be reduced.

•
Medicaid.  The number of individuals and families eligible for Medicaid will expand by 18 million people (estimate by the CMS Actuary) as a result of the increase in the income ceiling from 100 percent to 133 percent of the poverty level.  This will create a correspondingly larger market for potential members of the Company’s Medicaid Managed Care product.

•
Medicare Advantage.  The Act decreases the reimbursement for the private Medicare Advantage plans the Company anticipates offering.  The U.S Census Bureau’s projected growth in the age 65+ population (Baby Boomers) of 16 percent to 46.8 million by 2015 and 36 percent to 54.8 million by 2020 will create increasing demand for alternatives to the Medicare traditional fee-for-service program.  Also, private Medicare Advantage products have been popular with 10.2 million or 22 percent of Medicare beneficiaries choosing this alternative in 2009 according to research conducted by Mathematica Policy Research and reported by the Kaiser Family Foundation.  This is nearly double the number of beneficiaries enrolled in private plans in 2003. The Company believes it can develop a Medicare Advantage product that will be marketable, competitive and profitable for its community health plans.

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Large Group Administration.  PPACA did not eliminate the ERISA self insurance medical plans used by large groups and which cover 75 million employees (according to statistics reported by the Self Insurance  Institute of America).  Even though this category is not a target for the Company’s plans, the Company will be able to provide third-party administration and network access services to large self-funded employer groups.

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CO-OPs.  The Act provides for the formation of insurance entities that will be owned by individual members and makes federal money available to meet state health plan solvency requirements.  The Company believes its community health plan model can be adapted to support the formation and operation of CO-OPs and can provide management, administration and healthcare delivery network support to these new coverage entities.

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Health Insurance Exchanges.  The Company believes that the insurance products to be offered by its community health plans can be designed to meet the specifications of the exchanges and will be both competitive and profitable.

Separate from the consumer healthcare issues and opportunities are the issues and opportunities for physicians.  The Company believes that a necessary step to improving the healthcare system and controlling the costs and quality of care is to change the way in which physicians are compensated. The current payment structure has resulted in both primary care and specialist physicians’ real income remaining flat or declining since 2004, according to the Medical Group Management Association, which conducts an annual physician compensation study.

The predominant reimbursement model employed today is the fee-for-service model that reimburses physicians for providing services, irrespective of the treatment outcome.  The amount of the fee a physician receives for a particular service is largely determined by the Medicare Resource-based Relative Value Scale (RBRVS), which is used by CMS and also widely used by private insurers. PPACA recognizes the need for change in physician reimbursement and provides for the formation of “accountable care organizations” (see reference above).

Various studies over the past decade have documented that the dominant physician payment approach rewards volume over value and contributes to overspending on healthcare, including analyses by the Kaiser Family Foundation. “The existing fee-for-service compensation system pays physicians based on the volume of care they deliver, providing financial incentives to perform more procedures rather than providing counseling, diagnosis or dispensing prescriptions,” stated the August 2009 update to the Kaiser Family Foundation Primary Care Background Brief.

Meanwhile, medical practice expenses, such as medical malpractice liability insurance, have increased significantly.  Medical liability premiums increased more than 1,029 percent throughout the country between 1976-2007, according to the American Medical Association (AMA).

This leaves physicians, particularly lower paid primary care doctors, with financial incentives and rewards disproportionate to the rigorous, lengthy and expensive education and training programs required for their profession.  The economics of private practice have deteriorated to the point that it impacts the number and quality of physicians that are attracted to the profession.  The AMA’s Medical News reported in September 2009 that 40 percent of physicians surveyed by the American Hospital Association were considering selling their practice; up from 30 percent from the prior year, and younger physicians seem unlikely to replace departing general practitioners.

The August 2009 Update to the Kaiser Family Foundation Primary Care Background Brief concluded “Because primary care doctors spend relatively less time doing procedures, this reimbursement system results in a wide income disparity between family physicians, whose annual income by one estimate averages $173,000, and those practicing specialties such as radiology ($391,000) and cardiology ($419,000), Graduating medical students faced with repaying loans of averaging over $100,000 may be more inclined to enter a higher-paying specialty.”

”Due to their lower salaries, primary care doctors often take on more patients than specialists to make ends meet. Primary care physicians may enter the field with the goal of forming long-term relationships and coordinating care for patients and instead find themselves confronted with the realities of back-to-back appointments, long hours, and frustration and stress on the part of patient and doctor.”

The number of U.S. medical school graduates selecting a family medicine career fell 27 percent from 2002 to 2007, according to the Association of American Medical Colleges (AAMC), a not-for-profit association that  represents all 131 accredited U.S. medical schools and 400 major teaching hospitals. Medical students cited the lifestyle associated with primary care physicians, including workload and flexibility in scheduling.

The AAMC notes that the national shortage of primary care physicians is likely to grow worse as nearly one in three physicians is over the age of 55 and likely to retire within the next 20 years. The trend unfortunately coincides with the aging of the U.S. population, which will require an increasing supply of primary care physicians trained to manage multiple and complex chronic conditions.

The Phyhealth community health plan design will involve physicians as partners in the ownership and operation of the plan.  The Company’s health plan model will enable physicians, particularly the critically important primary care physicians, to earn significant financial rewards for providing high quality preventative care to keep their patients well, for managing chronic disorders to keep their patients health condition stable and for providing only the care necessary for the patient’s injury or illness. The Company’s community health plan model, including the integration of  the Physhield medical malpractice program, is designed and will be implemented to provide physicians with  financial incentives to deliver high quality care at a low cost and provide physicians a higher quality of work life.

The Company believes PPACA has created or enhanced the following opportunities for its prospective physician partners and the Company:

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The Company’s health plans will empower the physicians to manage the total cost for all treatment, including hospital and pharmacy costs, and will enable them to allocate primary care resources and reimbursement for the preventative and counseling services that are not reimbursed under the traditional fee-for-service structure. This results in better patient care and more reimbursement for physicians, particularly those involved in primary care.

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The Company’s community health plan model is designed to give the control of the physician patient relationship to the physician who can involve and inform the patient as indicated in any situation.  This closer relationship enables the physician to better manage care and ensure compliance with treatment regimens and prescribed medications.

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As licensed HMOs, the community health plans can build or acquire the healthcare treatment facilities needed by the community.  This will give the plan’s physician partners an ownership stake in the facilities; and therefore more control over patient care, the use of resources, and total patient care spending.

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Since the physicians will own the plan, they can participate in the equity “ownership” of the patients through the HMO.  Physicians share in the equity value (stock ownership) of the HMO, which can increase the physicians’ net worth and provide a financial exit strategy upon retirement, disability or relocation.

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Physhield will give the physicians involved in the plan the opportunity to purchase their medical malpractice at a low cost since Physhield operates as a reciprocal owned by its subscribers and returns all underwriting and investment profits to the subscribers.  PPACA, while providing for tort reform “studies”, does not address medical malpractice tort reform.  The Company expects that the influx of 34 million additional insured patients into the healthcare system can only increase the frequency of patient lawsuits making medical malpractice costs for physicians higher and Physhield’s product more attractive.

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The Company’s proposed HMOs can also help finance, build and maintain effective information technology systems, such as electronic medical records, that can be used by the physicians who join the HMO network. This can help reduce the cost and increase the capability of these systems as compared to what the physicians can implement on their own.

The Company’s health plan model has been designed to deliver high quality, affordable care to the community, while allowing the critical primary care physicians to participate in several income streams, including fee income for all the services they are required to perform, cash bonuses based on total cost savings, dividends from stock owned in the HMO which would be based on all of the HMO’s busines activities, including facilities and systems management.  Importantly, the ownership in the HMO provides an asset that the physician can access on retirement, disability or relocation.  In this way, the Company ensures that the income and other financial rewards of primary care physicians increases thereby encouraging more physicians to pursue and/or continue a primary care career.

“Phyhealth Plan” Overview

Phyhealth Plans are designed to be built on the foundation of a state licensed, for-profit HMO. The Company’s community health plan structure is unique in its design in keeping physicians in control of the physician-patient relationship and placing the responsibility for managing 100 percent of patient healthcare costs directly with the physicians.  To accomplish this, the Company will share ownership of its community health plans with the local physicians to ensure that the incentives for delivering patient-centered care at the least possible cost are aligned between the physician and the health plan/insurer.

Phyhealth will be responsible for managing the business side of the health plans including financial, actuarial, compliance, member services and transaction processing.  The physician owners will be responsible for managing patient care including utilization management, quality management, prevention programs, drug formularies and patient relations. Through this arrangement, Phyhealth Plan members will have a medical home that will support them in improving their overall health status by emphasizing collaboration among physicians and other clinicians to keep members healthy and fully coordinating care for members with acute and chronic disorders.

Phyhealth’s concentration on community health plans will be differentiated from larger regional and national plans. And communities where Phyhealth Plans will be located will benefit from a local insurance solution that addresses the specific needs of the community and will provide the broadest access to healthcare and insurance products specifically designed to meet the individual community’s requirements.  This translates into a healthier community, lower healthcare and insurance costs, and a smaller uninsured population.

Members of the plans will benefit by being able to choose their own physician and keep their choice without having to change plans.  Phyhealth Plans will target the physicians’ patients who prefer to choose their own primary care doctor, and who control their own healthcare financing and insurance purchasing decisions. This group of patients consists primarily of individual and small group commercial patients and Medicare beneficiaries enrolled in private Medicare Advantage plans. Phyhealth Plans can also serve participants in other government-sponsored programs, such as Medicaid and the State Children’s Health Insurance Program, and local employer-sponsored plans; all as dictated by the demographics, economics and special needs of the local market.

Governance of the community health plan (HMO) will be shared between Phyhealth and the physician, partners through a local board of directors comprised of physicians and Phyhealth representatives. The HMO license will be held locally and the health plan will be owned, governed and managed within the community, which will promotes collaborative and mutually rewarding relationships among primary care and specialist physicians, and in turn, with  networks of hospitals and other providers.

Phyhealth Plans will integrate all aspects of the delivery and financing of care, including providing the network physicians with medical liability insurance protection through Physhield. Phyhealth intends to provide additional products and services that will give physicians the resources and opportunity to develop efficient local care facilities and community wellness programs, as well as to implement information technologies, including secure electronic medical records.

Phyhealth’s community health plans will be for-profit corporations in which Phyhealth will have an ownership interest that will vary from plan to plan and could range from 20 percent to 100 percent depending on the source of capital.  Phyhealth post spinoff will be publicly traded on the OTCBB and this will open up equity financing that can be used to fund the large and expensive development projects necessary to improve care and lower costs.  It also provides opportunities to give physicians substantive stock rewards in addition to cash compensation, without increasing costs to the patients, state and federal governments, employers and other payers.

Phyhealth’s Implementation and Growth Strategy

Phyhealth plans to launch its first or “Pilot” community HMO in 2011 in west central Florida. None of our potential competitors dominate this area, and it is still under-penetrated in regard to Medicare Advantage plans and affordable individual and small group commercial products, when compared to other parts of Florida.

The “Pilot” HMO, to be initially owned and operated by Phyhealth, will serve as the platform upon which we plan to introduce subsequent community-based HMOs that will be owned in partnership with local physicians.  In the short run we will focus on growing the “Pilot” HMO’s business in west central Florida and building the Phyhealth infrastructure.  The strategy of beginning with a wholly-owned HMO gives us several important advantages including:

•	Entering the market sooner and initiating Phyhealth’s revenue streams at an earlier date and utilizing earnings from the “Pilot” HMO to form and capitalize additional Phyhealth plans.
•	Streamlining the regulatory approval process which reduces development time and costs.
•	Facilitating the build-out of Phyhealth’s HMO marketing, financial and operations infrastructure, which will be necessary to support multiple Phyhealth Plans.
•	Paving the way in key markets for forming physician partnerships.

Longer term, Phyhealth intends to leverage its marketing and operational infrastructure to create economies of scope and scale to develop additional community HMOs in partnership with physicians in favorable markets in Florida and nationwide.    Through this approach, Phyhealth can combine the elements of local service and relationships with large scale, low-cost operations.

Phyhealth will first focus on marketing commercial individual and small business product lines, which can be introduced to the market more quickly than Medicare Advantage, Medicaid and other government programs.  Phyhealth will follow with the introduction of government programs upon approval by the federal government’s Centers for Medicare and Medicaid Services and, as market conditions evolve.  Phyhealth believes it can grow membership quickly by partnering with prospective physician partners to convert their current patients, individual, small group and later their Medicare Advantage members, into the new Phyhealth community health plans. We hope to attract Medicare fee-for-service beneficiaries to our Medicare Advantage program by designing health plans focused on wellness, disease management and member cost savings.

Phyhealth also will seek to acquire health plans and existing books of business from other plans that have desirable operational and risk characteristics.  Phyhealth may also purchase physician practices and buy or build-out healthcare facilities, like diagnostic centers, surgical centers and retail clinics, in the community, which will expand the local HMO’s and Phyhealth’s  revenue base beyond insurance products.  Phyhealth plans to use its publicly traded common stock along with cash to both expand the local HMOs and to supply additional capital to the HMOs as required.

The Company believes, its HMOs will offer the ideal platform for implementation of HIPAA compliant technologies, including electronic medical records systems, data transfer and management, on-line referrals, electronic communications and other practice management tools.  We believe that our unique network of HMOs will provide the economies of scale and financial leverage necessary to bring sophisticated solutions to the individual practice or independent physician group that the physicians working alone could not afford or efficiently manage.  Phyhealth, its physician owners and their patients, as well as government payers, will all benefit from the higher quality, lower cost care enabled by these technologies.

To implement its “Pilot HMO” strategy, PHYH, through its subsidiary Phyhealth Plan Corporation (Plan), filed separate applications in February 2008 to the Florida Office of Insurance Regulation (OIR) and the Florida Agency for Health Care Administration (AHCA) as required to obtain a Certificate of Authority (COA) to operate a Health Maintenance Organization (HMO).  AHCA approved the Plan’s application for the required Health Care Providers Certificate pending an on-site inspection.  The Plan met and exceeded the minimum statutory requirements for its COA, and the OIR accepted the Plan’s application.  However, ultimately the OIR would not approve and issue the COA primarily on the basis that PHYH, as the ultimate parent of the Plan, could not meet the leverage tests normally used by the OIR.  The OIR made the determination that PHYH’s negative equity as shown on its financial statements would prevent the Company from qualifying as the “back up” funding entity they now required for licensing the HMO. The financial requirements for PHYH, as the parent company of the HMO, are discretionary, extra statutory requirements that arguably are within the authority of the OIR.  Regardless, the appeals process is expensive and unlikely to produce a favorable result for the applicant.

Therefore, the Florida OIR issued Phyhealth Plan a ten (10) days notice of their intention to deny the application in June 2008 and recommended that the Company withdraw its application and reapply when PHYH had remedied its leverage issue and could present an acceptable balance sheet.  The OIR indicated that converting the PHYH debt to equity could cure the leverage issue, and that they could reconsider the COA application once that had been accomplished.

PHYH followed through by converting its debt to equity through the exchange of its outstanding convertible notes to a new Series B Preferred Stock.  The OIR requires that all funds used for the HMO be “unburdened” with no claim against any of the funds.  The OIR also requires that the management applying for the HMO controls the applicant corporation and that any stockholder (person or entity) with 5 percent or more of the stock be included on the application and undergo the necessary background investigation.  For these reasons, the Series B Preferred Stock was granted no voting power, and all restrictions or burdens on the funds were removed.  The OIR was particularly concerned that The Nutmeg Group (the funding organizer) could either control the Plan’s funds or the Company, so care was taken to ensure that neither Nutmeg nor any other investor could exert management control over Phyhealth or over its capital. This transaction gave Phyhealth management sole control over the funds as required by the Florida regulators.

Upon completion of the debt to equity conversion and the Company issuing its 2008 third quarter financial statements, the Plan arranged for an informal regulatory review of PHYH’s revised debt and capital structure.  While PHYH’s conversion to equity was acknowledged; it was necessary to classify the equity as “Temporary Equity” on the financial statements since PHYH did not have sufficient common shares authorized to cover all of the future preferred Series B conversions.  It was recommended that the “Temporary” classification would need to be removed thus giving the Company positive stockholder’s equity.  In addition, it was suggested that the OIR would now require the Plan to have at least $5 million in unburdened cash funds in order for the Plan to qualify for its COA.  It is not advisable for the Plan to formally resubmit its application to the OIR until PHYH and the Plan an meet the full financial and capital requirements specified by the OIR.

PHYH did not have the full $5 million now required for the HMO, and management therefore decided on a strategy to file an S-1 registration with the SEC to spinoff a new corporation with the required capital structure and file an offering to obtain additional funding.  The Company also decided on a strategy to raise additional funds by making selected strategic investments that would (1) provide an aggressive return at an acceptable risk designed to grow the Company’s funds and/or (2) would give the Company an immediate opportunity to produce revenue and/or (3) pursue physicians or another partner(s) who would match Phyhealth’s funds to start the HMO and/or (4) consider filing in another state where regulators would be more receptive of its COA application.

A key strategic investment was the Company’s purchase of all but 7.5 percent of Phyhealth Underwriters, Inc., the Company’s joint venture with Atlas Insurance Management, formed to underwrite medical professional liability insurance through Physhield Insurance Exchange.  PHYH paid $590,000 for an additional 42.5 percent of Phyhealth Underwriters, Inc. (“Underwriters”) common stock, a $600,000 surplus note, start-up loan and accrued interest, giving PHYH 92.5 percent of Underwriters.  Essentially, the Company replaced Atlas’s cash capital surplus contributed to Physhield and had Atlas’s Surplus Note reissued to Phyhealth, giving Phyhealth the right to the funds and future repayment.  With this acquisition the Company placed itself in a position to invest in the marketing programs and devote the resources necessary to insure physician groups with Physhield, commence its medical malpractice operations and begin the revenue stream from its subsidiary, Phyhealth Underwriters, as previously described.

In 2008, the Company made other investments designed to meet its objectives, which are described below and in detail in the Notes to Financial Statements.  Management has continued to pursue the business relationships and funding to operate an HMO while awaiting the outcome of the latest legislation surrounding healthcare that culminated with the enactment of the PPACA described above.  The Company’s strategic investments are in the following entities: AccessKey IP, Inc. (OTC Pink Sheets:AKYI), MLH, Inc. and Wound Management Technologies, Inc. (OTC Bulletin Board: WNDM), ZST Digital Networks, Inc. (Nasdaq: ZSTN); Bio-Matrix Scientific Group, Inc. (OTC Bulletin Board: BMSN) and  Bottled Water Media a privately held company.

AccessKey IP, Inc. (OTCBB:AKYI) and its wholly owned subsidiary, TeknoCreations, are the developer, designer and producer of advanced entertainment, communications, and security devices. One such product is the TeknoVault. The TeknoVault is a unique computer security application that renders classified files in computer hard drives and outlook e-mails invisible and inaccessible to unauthorized eyes. Strategically, it was anticipated that this product could be made available to physicians to better enable them to comply with HIPAA requirements. The Company could either market the product to physicians (and business partners) or supply the product to physicians as a value-added feature to the physician’s relationship with the Company.

MLH, Inc. is a provider of specialty medical, biotechnology solutions and technology applications to secure healthcare data delivery and messaging, and MLH controls several healthcare and related products, services and companies, including  Wound Management Technologies, Inc. (OTCBB: WNDM).  The MLH companies also have existing relationships with physicians and physician groups.  The products that management reviewed during its due diligence, could prove valuable to member physicians, enhancing the value of their medical services and resulting quality of care. WNDM’s patented wound management products are consistent with the Company’s proactive approach to the care and treatment of chronic disorders, such as complications of diabetes.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a leading supplier of digital and optical network equipment and installation services to cable network operators in China's Henan province. While the stock price has increased, this investment is not directly related to the Company’s business model other than as a means to meet the capital surplus requirements for its HMO.

Bio-Matrix Scientific Group, Inc. (OTCBB: BMSN) is a biotechnology research and development company that pursues relationships with hospitals, medical institutes, research firms and other biotechnology companies to assist in stem cell research, cell culturing and regenerative medicine therapies.   BMSN maintains facilities that are available for processing, culturing and storage of specimens (stem cells) and has laboratories available to organizations conducting research.  The Company is particularly interested in developing umbilical cord blood and adult stem cell products that could be offered to both its prospective physician partners and future health plan members.

Bottled Water Media and its unique Message on a Bottle delivery system of information, advertisements and other incentives, is designed to drive consumers to targeted websites, promotional materials and retail locations. This unique approach allows companies to create memorable, high impact branding on retail promotional and give-a-way water bottles that increase customer goodwill at no cost to the consumer. Part of the terms of the investment enable the Company to avail itself of quality targeted advertising, at Bottled Water Media’s cost. Accordingly, this is a strategic investment, providing an enhancement to the Company’s business model in the form of a branding campaign.

Management believes that its community health plan model remains viable under the new legislation, and the Company will continuously improve its business model to take advantage of those changes.  Therefore the Company fully intends to pursue the HMO component of its business plan when the Company has raised the full capital required and meets the financial requirements.  Neither the PPACA nor other federal legislation directly addresses the issue of national medical malpractice tort reform, and management believes that the market for its Physhield medical malpractice programs will remain viable.

Operations Plan

Phyhealth (post spinoff) intends to develop a centralized, scalable administrative operation at its Miami, Florida headquarters to take advantage of operational efficiencies and facilitate data reporting and analysis in regulatory compliance, claims payment, actuarial review, health risk assessment, benefit design and medical utilization.

Phyhealth also intends to locate management and staff members in each of its local service areas to conduct key service functions including sales, member services, physician and provider relations and medical management.

Phyhealth believes that centralized administrative functions paired with a community focus in functions where it matters most, will allow it to better understand and respond to its customers’ needs and to better control medical expenses, which will give Phyhealth a critical service advantage over larger competitors who operate from remote locations.

Phyhealth will utilize a data-driven, analytic approach to its operations that mandates tracking and regular analyses of information ranging from claims data, medical costs, utilization and medical loss ratios for each product and service area it serves.  Phyhealth will use a combination of its own data, data from public sources and data analysis  to support physicians in heading off high cost treatment events by proactively making less costly, early diagnoses and treatment options available to its physician partners.

Phyhealth will use information technology to process and track transactions to ensure actuarial and medical data is both accurate and timely.  Phyhealth plans to develop and implement systems that will provide current information to Phyhealth corporate management, local Phyhealth HMO management and to its physician partners.  Phyhealth will be able to use a combination of software available from vendors together with custom software development to build its IT infrastructure, linking its corporate offices, local HMOs and physicians, without suffering the added time and expense to work around the legacy systems that encumber large health insurers.

Phyhealth’s medical management programs will focus on prevention and wellness and will be designed to support the coordination of healthcare treatment interventions leveraging the strong collaboration between patients, physician partners, other clinicians and other providers. Its specific disease management programs will focus primarily on high risk care management and the treatment of chronic diseases, which are the most common, costly and preventable of all health problems in the U.S., according to the Centers for Disease Control and Prevention. These programs are designed to efficiently treat patients with specific, high risk and potentially catastrophic conditions such as coronary artery disease, congestive heart failure, prenatal and premature infant care, end stage kidney disease, diabetes, cancers and organ transplantation.

Phyhealth will also implement individual case management programs designed to assist its members in using healthcare services more efficiently and effectively to produce better outcomes. Phyhealth’s case management program will be designed to help members with chronic conditions proactively manage their disorders, coordinate their care within the fragmented healthcare delivery system and provide members with a medical home that encourages strong collaboration with and among their physicians.

The centerpiece of Phyhealth’s medical management operations will be the leadership of its physician partners who manage patient care from the perspective of their personal interactions with the plan member-patient.  The medical management will be accomplished at the local community health plan level where the best information on the patient’s condition is available and where the medical expertise for the most effective and responsive intervention exists.   Each local HMO will have active board level committees to govern medical quality and medical utilization that work closely with on-site, Phyhealth professionals to deliver timely action.

For our “Pilot”, Phyhealth plans to develop its operational infrastructure by temporarily outsourcing selected functions to qualified service partners.  This approach avoids the high capital costs and development time involved in developing these capabilities internally.  However, Phyhealth ultimately plans to develop its own proprietary processes and systems with specially trained employees so that it can compete on the basis of member services, better control its expenses and maintain its operating margins. Third party administration and other vendors are readily available covering all required functions, and Phyhealth has identified key providers required to launch its HMO operations.

Sales and Marketing Strategy

Phyhealth’s branding and market position is built around the philosophy of physician managed healthcare – not insurance company or government managed - but personal care managed by physicians within the context of a long-term and stable physician patient relationship.  This message underscores the fact that many consumers, seniors in particular, want to use their physician without having to continually make choices about their healthcare coverage in order to remain under their personal physician’s care.

Phyhealth’s sales and marketing programs will encompass Phyhealth-to-physician, local health plan-to-physician, and plan-to-prospective member marketing campaigns.  Phyhealth will also conduct overarching brand awareness programs through the strategic use of public and investor relations.  The Company’s community health plan marketing and sales initiatives will be tailored to each of its local service areas and designed with the goal of educating, attracting and retaining members, as well as physicians and other providers. In addition, Phyhealth seeks to create ethnically, culturally and geographically relevant marketing programs, where appropriate, that reflect the diversity of the areas that it serves.

Phyhealth’s consumer campaign will carry a strong branding message across its newspaper advertising, internet, direct mail, telemarketing, informational meetings and community outreach. Newspaper ads will help to build brand awareness for Phyhealth’s “Pilot” HMO and all new community health plans. As permitted by state and federal regulations, Phyhealth will use direct mail and telemarketing to notify its physician partners’ patients about the introduction of the community health plan and to advise them on how to get more detailed information on the plan’s benefits, costs and the plan enrollment process.

Phyhealth should enjoy a special, favored relationship with its physician partners (co-owners) of its health plans and work with them to introduce Phyhealth Plans to their patients and facilitate enrollment.  Informational signage and pamphlets in offices of Phyhealth’s physician partners will play a critical role in product branding and in building awareness of Phyhealth Plan’s products and services.  In many instances, as permitted by applicable regulations, the Phyhealth Plan will be the only plan with which its physician partners contract.
Phyhealth’s marketing plan also includes a strong business-to-business communications component aimed at recruiting motivated primary care physician groups and established independent physician associations that have significant managed care experience, a substantial patient base of members and are able to share in the contribution of the capital required to qualify for the state issued Certificate of Authority (license) to operate an HMO.

Phyhealth’s unique selling proposition to practicing physicians is that it provides a solution for the physician seeking more control of patient care, a higher quality of work life, increased income and growth in their net worth.

From a sales perspective, Phyhealth will utilize experienced managing general agents to contract with state-licensed, independent local sales agents who are typically compensated on a commission basis.  Enrollment in each of Phyhealth’s product lines is generally a decision made individually by the member.  Accordingly, its sales agents will focus their efforts on telemarketing, personal visits and company sponsored events.

With respect to Medicare, the activities of Phyhealth’s third-party brokers and agents are heavily regulated by the Centers for Medicare and Medicaid Services, as are all of Phyhealth’s marketing and sales activities directed at Medicare beneficiaries.  Phyhealth’s sales activities are limited to activities such as conveying information regarding the benefits of preventive care, describing the operations of managed care plans and providing information about eligibility requirements.

Phyhealth, which will provide the central administration for all of the local health plans, will employ a corporate marketing executive with overall responsibility for commercial and Medicare member marketing and sales. This executive will coordinate all advertisements and other marketing materials and ensure compliance with CMS and state insurance regulations. The member marketing executive will be supported at the local office by the local HMO executive director and member service specialists who support the enrollment effort.

Phyhealth’s Competitive Advantages

Management has identified the following as Phyhealth’s strongest competitive advantages:

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Innovative and unique business model.  The capital structure of our proposed health plan (HMO) model with significant physician ownership will enable the plan to offer unique financial benefits to the Company’s physician partners that are not available from other insurers.  This will give the Company an advantage in recruiting the best physicians. And by integrating all the elements of care delivery and financing, Phyhealth will be able to offer physicians the opportunity to control their practices, increase their time spent caring for patients, earn higher incomes, reduce practice expenses and build their net worth. Of note is the fact that the Company’s health plan model fits the specifications for the “accountable care organizations” provided for in PPACA.

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Physician relationships.  Phyhealth believes in and is committed to physician managed healthcare. In the healthcare system, physicians hold the exclusive authority to authorize all treatments in all facilities including surgery, hospitalization, pharmaceuticals, durable medical equipment and the services of nurses and other healthcare providers.  Management has designed Phyhealth, its subsidiary companies and community health plans to focus on the needs of physicians and the integrity of the physician patient relationship. Key will be a focus on collaboration, promoting information sharing among physicians, and coordination in implementing the most appropriate treatments. By working in concert with physicians, the Company is confident it can operate superior performing health plans and related businesses that will benefit the physicians, their patients and communities, taxpayers and the Company’s stockholders.

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Operating philosophy. The Company will operate centralized, scalable corporate and administrative operations at its Miami, Florida headquarters to take advantage of operational efficiencies and facilitate reporting and analysis in financial functions, information technology, regulatory compliance, claims processing and payment, actuarial oversight, health risk assessment, health plan benefit design and marketing.  However, the Company is equally committed to designing and operating health plans tailored for the residents of each of its local service areas.   It intends to locate staff members in each of its local service areas to conduct and coordinate key functions including sales, member services, provider relations and medical management.  Phyhealth believes that centralized administrative functions paired with a community focus, in key functions will allow Phyhealth to better understand and respond to its members’ needs and to better control medical expenses – providing a critical advantage over larger competitors who operate from remote locations.

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Marketing and branding.  The Company will use a combination of national and local advertising to build the Phyhealth brand to attract potential physician partners and prospective health plan members.  The Company will concentrate on local marketing efforts and participation in local community events to connect the local health plan with the community.  The community connection through the Company’s local physician partners and their patients will provide a superior selling proposition compared to health plans that merely contract with physicians and manage members remotely.  Phyhealth Plan members choose their health plan by virtue of their choice of physicians – not the reverse as is the case with traditional plan structures.

•
Flexibility and adaptability. The enactment of comprehensive insurance and healthcare reform through PPACA creates a new regulatory environment that will impact insurers, physicians, hospitals and most of all, individuals and their families.  There have already been challenges by state attorneys general to certain provisions of PPACA and according to Gallup and other polls, the majority of the public does not support the reform effort as of the date of this Prospectus.  The U.S. healthcare system is highly complex and has generated expenditures of $2.3 trillion or 16.2 percent of the nation’s GDP in 2008 (see prior reference).  In addition, the healthcare and insurance industries are regulated by an interwoven state and federal regulatory framework that is subject to frequent changes and modifications, if not major overhauls.  By keeping its community health plans (HMOs) focused on local interests with a narrow span of control, and the Company’s approach to centralized but distributed operations, the Company is positioned to react quickly to the changes that are certain to be a part of the healthcare landscape for the foreseeable future.

The Company has designed and intends to implement a community health insurance model that addresses and provides solutions aimed at the accessibility, quality and cost issues that have plagued the U.S. healthcare system for decades.  The model is founded on the most basic element of the healthcare system – the physician patient relationship – and aligns the financial incentives to encourage all players in the system to work together to accomplish shared objectives.  This is differentiated from the existing system described by Alain Enthoven, PhD Professor Emeritus Stanford University in the May 2010 issue of Health Affairs:

“The incentives in today’s dominant payment model are oriented to doing more, spending more, using more complex methods when simpler methods would do just as well for the patient, Perversely, the result is not only excessive national spending, but poorer results for patients as well as inadequate quality of and access to care.”

Additional Disclosures

Employees.

As of June 30, 2010, Phyhealth had two full-time executive employees who work out of Phyhealth’s Miami, Florida headquarters.  None of such employees are represented by employee union(s).  Phyhealth believes its relations with employees are good.

More specifically, only Robert Trinka and Fidel Rodriguez work full time.  Any additional Phyhealth staff will be hired as the operational plans are scaled up and implemented and as the funding contemplated is achieved.

Property.

PHYH has one leased office located at 700 South Royal Poinciana Boulevard -- Suite 560, Miami, Florida 33166. This is a one year lease of 1600 sq. ft. office space at a cost of $3,492 per month, including utilities.   The office location provides convenient access to air transportation and is situated within commuting distance of qualified, experienced applicants for employment.  The office building is a 10 story structure that has space available for immediate expansion.

Experienced management team. Phyhealth’s management team has extensive experience managing varied types of insurance organizations, including physician-managed insurers. Phyhealth has expertise in the individual and small group markets, Medicare Advantage and with small to midsize employers who self-fund their employee medical benefits.  Phyhealth has worked with Independent Physician Associations (“IPAs”) and a wide variety of physician group practices, societies and associations.  Phyhealth brings the optimum combination of full-time executives, specialized independent consultants and strategic partners to ensure it has the expertise and knowledge required to meet operating challenges, while keeping overhead costs low.

HOWEVER, PROJECTS AND BUSINESS ACTIVITIES AS SUGGESTED HEREIN ARE INHERENTLY RISKY. (SEE “RISK FACTORS” ABOVE.)

Litigation.

There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Phyhealth, PHYH or their respective affiliates and principals.

Directors and Executive Officers.

The following table reflects the names, ages and positions of Phyhealth’s executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Robert L. Trinka	Chairman, President, and CEO	61	March 12 , 2008	April 2010
Fidel R. Rodriquez	Director, Treasurer, Vice President & COO	45	March 12 , 2008	April 2010
Richard E. Goulding, MD	Director and Corporate Secretary	56	March 12 , 2008	April 2010

Key Corporate Management.

Robert L. Trinka, MBA, FLMI, MHP, CIC, has been the Chairman of the Board of Directors, President and Chief Executive Officer of PHYH since it was organized in April 2005, and has been a full-time employee of PHYH since July 1, 2007.  He has been a Director on the Board of Directors, President and Chief Executive Officer of Phyhealth Corporation since March 2008.  He is also the Chairman of the Subscribers Advisory Committee and President of Physhield and a Director on the Board of Directors and President of Phyhealth Underwriters.  Mr. Trinka has 30 years of insurance industry executive management experience, including Vice President of Claims for Underwriter for the Professions, the attorney-in-fact for The Doctors Company, an Interinsurance Exchange from 1977 to 1980.  He was with John Alden Financial Corporation from 1982 to 1996 where he served as Vice President of Claims, Vice President of Operations – Financial Institutions Division and Vice President – Provider Markets Division.  He was Vice President of the insurance brokerage divisions of McKenna & Associates, a subsidiary of The Sullivan Companies, and Aon Risk Services from 1996 to 2002.  Mr. Trinka founded Healthcare Risk Partners, Inc., a licensed healthcare insurance agency and brokerage, in 2002 and continues to serve as president of that company.  He is a licensed General Agent and is an appointed agent of Physhield.  He holds a Masters Degree in Business Administration from the University of Miami and has earned the insurance industry designations of Fellow in the Life Insurance Office Management Association, Managed Healthcare Professional from America’s Health Insurance Plans and Certified Insurance Counselor from the National Alliance/Society of Certified Insurance Counselors.

Fidel R. Rodriguez, MBA, FLMI, has been a Director on the Board of Directors, Treasurer, Vice President and Chief Operating Officer of PHYH since it was organized in April 2005 and a full-time employee from July 1, 2007.  He has held the same positions with Phyhealth Corporation since March 2008.  He is also a Member of the Subscriber Advisory Committee, Treasurer and Secretary of Physhield, as well as being a Director on the Board of Directors, Treasurer and Secretary of Phyhealth Underwriters.  Mr. Rodriguez has 20 years of management experience, including Director of Client Services for Cellit Technologies from 1999 to 2001 and several positions including Director of Management Information Systems for John Alden Financial Corporation (Fortis Health) from 1983 to 2001.  Mr. Rodriguez was an independent management information systems, information technology and operations consultant from 2001 to 2005.  He holds a Bachelor of Science degree from Excelsior College and a Masters Degree in Business Administration from Bellevue University.  He has earned the industry designation of Fellow in the Life Insurance Office Management Association.

Richard E. Goulding, MD,  has been a Director on the Board of Directors and Secretary of PHYH since it was organized in April 2005.  He has held the same positions with Phyhealth Corporation from its March 2008 inception.  Dr. Goulding is a Member of the Physhield Subscribers Advisory Committee and a Director on the Board of Directors of Phyhealth Underwriters.  Dr. Goulding has been an independent investor, businessman and physician from 1999 to the present.  He was in private medical practice as an Otolaryngologist, Board Certified by the American Academy of Otolaryngology and a Head, Neck and Facial Plastic and Reconstructive Surgeon and Board Certified by the American Academy of Facial Plastic & Reconstructive Surgery from 1984 to 1999.  Dr. Goulding was the Chief Resident Otolaryngology/Head & Neck Surgery/Facial Plastic Surgery at the University of Miami-Jackson Memorial Hospital and Chief of Otolaryngology at Holmes Regional Medical Center, Melbourne, Florida.  He holds a Bachelor of Science degree from the University of Florida and a Doctor of Medicine degree from Loyola University.

Executive Compensation.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option awards ($)	Non-equity Incentive plan compensation ($)	Change in penson value and non-qualified deferred compensation earnings ($)	All other compensation ($) (3)	Total ($)

Robert L. Trinka, Principal Executive Officer and Principal Financial Officer	2010	$150,000	(1)	N/A	(1)	N/A	N/A	-	$150,000
Fidel R. Rodreguez, V.P./Chief Operating Officer, Director and Treasurer	2010	$120,000	(2)	N/A	(2)	N/A	N/A	-	$120,000
Richard E. Goulding, MD, Director	2010	$5,000	N/A	N/A	N/A	N/A	N/A	-	$5,000

1.
Potential incentive bonuses based on (i) 0.25% of annual Gross Revenues plus (ii) 0.25% of the annual growth in Gross Revenues; plus (iii) 5.0% of Income before Interest, Taxes, Depreciation and Amortization. Plus, 10 year stock options of 10 million shares at $0.003 per share.

2.
Potential incentive bonuses  (i) 0.20% of annual Gross Revenues plus (ii) 0.20% of the annual growth in Gross Revenues; plus (iii) 3.75% of Income before Interest, Taxes, Depreciation and Amortization. Plus, 10 year stock options of 10 million shares at $0.003 per share.

3.	Reimbursement for travel and incidental expenses.

Trinka and Rodriguez were consultants to PHYH from its inception through their July 1, 2007 employment date.  Compensation to outside board members will be at $1,000 per meeting, plus travel and incidental expenses.  There will be no compensation to board members employed by Phyhealth or any of its subsidiaries and affiliates, except that Richard E. Goulding will be paid $5,000 per year commencing in 2010.

PHYH entered into Employment Agreements with Messrs. Trinka and Rodriguez effective July 1, 2007, when they became full-time employees.  The Agreements provide base salaries totaling $270,000 with future salary increases contingent on meeting an annual revenue target of $4,000,000 or when the company has raised a total of $8,000,000 in equity, excluding capital raised exclusively to fund the required regulatory capital surplus of a Phyhealth Plan HMO and capital raised prior to the signing of the Employment Agreement on January 10, 2008.  Neither of the salary increase targets has been reached and consequently, no salary increases have been granted up to the date of this prospectus.  The Company does not anticipate that either of the salary increase targets will be met in the calendar year 2010.

The Agreements provide for annual incentive bonuses calculated as a function of annual Gross Revenue, the Growth in annual Gross Revenue and annual Net Income.  The bonus is payable in either cash or restricted common stock of the Company at the Company’s option, but the bonus must include a cash payment at least equivalent to the employee’s tax liability resulting from payment of the bonus.  The bonus formula requires annual gross revenues greater than or equal to zero and/or annual net income greater than or equal to zero and, since the Company has not produced any revenues nor has it earned any net income in any calendar year prior to the date of this Prospectus, no bonuses have been paid.  Should PHYH produce annual gross revenues and/or annual net income in the calendar year 2010, the annual bonuses would be earned as of December 31, 2010 and paid in 2011 based on PHYH’s audited financial results.

Post spin-off, Phyhealth will assume the Employment Agreements. PHYH will not enter into sepa-rate Employment Agreements with Messrs. Trinka and Rodriguez.  These two employees will not continue as employees of PHYH and will not receive compensation from PHYH.  They will, however, continue in their current positions with PHYH until new management is installed.

The Employment Agreements have a term of five (5) years with an automatic renewal for (5) years subject to certain conditions and approvals.  The Agreements provide for termination with or without cause, including separation benefits and non-compete restrictions.

Upon execution of the agreements, Messrs. Trinka and Rodriguez were each awarded 10 year stock options for 20,000,000 common shares priced at $.003.  Phyhealth does not have a stock option plan in place.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for PHYH. The selected financial data should be read in conjunction with PHYH’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of PHYH and notes thereto.  The selected financial data for the three months ended March 31, 2010 and for the years ended December 31, 2009 through 2006 and for the period February 14, 2005 (inception) to December 31, 2005, have been derived from PHYH’s audited and unaudited consolidated financial statements.  (See Appendix F).

	For the three Months ended 3/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	2/14/2005 (Inception) to 12/31/05
Income Statement Data:
Revenue	$-	$-	$-	$-	$-	$-
Operating Expenses	$(173,845)	$(358,649)	$(1,093,845)	$(599,168)	$(380,481)	$(209,018)
Loss From Operations	$(173,845)	$(358,649)	$(1,093,845)	$(599,168)	$(380,481)	$(209,018)
Interest and Other income and expense, net	$6,849	$(235,976)	$(1,748,022)	$-	$(250)	$-
Net Loss attributable to PHYH	$(156,393)	$(588,599)	$(2,841,867)	$(599,168)	$(380,731)	$(209,018)
Net Loss per Share	$-	$-	$-	$(0.02)	$-	$-
Common and Common Equivalent Shares Outstanding	155,925,507	155,925,819	155,998,864	241,144,801	175,968,860	6,835,488
Pro Forma Net Loss per Share (See Note 1)	$(0.02)	$(0.09)	-	-	-	-
Pro Forma Common and Common Equivalent Shares Outstanding – (See Note 1)	6,591,223	6,591,229	-	-	-	-
Balance Sheet Data:
Working Capital	$1,158,783	$1,339,112	$2,776,150	$15,802	$16,837	$15,719
Total Assets	$2,623,284	$2,693,860	$3,406,321	$57,713	$57,713	$32,995
Accumulated Deficit	$(5,334,036)	$(5,177,643)	$(4,589,044)	$(1,747,177)	$(589,749)	$(209,018)
Stockholders’ Equity (Deficit)	$(4,872,453)	$(4,805,760)	$(4,172,347)	$(1,429,203)	$36,524	$31,311

Note 1:  Common and common equivalent shares outstanding reflect the pro forma application of the spin-off described in this Prospectus.   The weighted average share of common stock reflects: (1) the issuance of 1 share of common stock of Phyhealth for every 50 common shares of PHYH; (2) 3,471,713 shares of Phyhealth common stock to be issued to PHYH; and (3) 1,000 Phyhealth common shares already held by PHYH.

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated statement of financial position at Appendix F, gives effect to the spin-off of Phyhealth from PHYH.  The unaudited pro forma consolidated statement of financial position is based on the historical consolidated statement of financial position of PHYH appearing in the exhibits of this Prospectus and assumes the spin-off occurred on March 31, 2010 . The pro forma consolidated statements of operations reflect the results of PHYH and subsidiaries (including Phyhealth) for the three months ended March 31, 2010 and for the fiscal year ended December 31, 2009, and are presented as if the transaction was consummated as of January 1, 2009 . The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of PHYH and subsidiaries included in the exhibits to this Prospectus.

Audited financial statements as of December 31, 2009 and 2008(see Appendix F) are provided in this Prospectus.  In addition, summary financial data is provided in “Selected Financial Data” above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Current Operational Overview

PHYH was formed on February 14, 2005 and has been in the development stage and its efforts through March 31, 2010 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation, PHYH has not realized any revenues from its planned operations. Currently, PHYH has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model, activate its medical malpractice and to increase shareholder value.

In accordance with its business plan, on February 27, 2009, PHYH purchased an additional 42.5% of the common stock of Phyhealth Underwriters, Inc. (“Underwriters”), from its joint venture partner, Atlas Insurance Management, bringing its total ownership to 92.5%.  Underwriters is the Attorney-in-fact for Physhield Insurance Exchange, a Risk Retention Group (Physhield), PHYH’s exclusive licensed medical malpractice insurance affiliate.  Phyhealth plans to operate Underwriters as a subsidiary and is now positioned to invest additional resources in the development of its medical malpractice insurance business.

As PHYH, to date, has only been involved in organizational related activities described above, PHYH financial situation to date is not reflective of what management expects PHYH’s financial situation to be after the successful completion of its investment strategy described above.  As PHYH and Phyhealth have not begun to earn revenues, if the investment strategies are not successful, there could be an adverse material effect on the companies.

Results of Operations:

Three months ended March 31, 2010 compared to the three months ended March 31, 2009:

Because PHYH is a development stage enterprise, it has not incurred the normal operating expenses it would expect to incur once it commences operations.  Except as described below, the development stage expenses it did incur didn’t fluctuate significantly during the three months ended March 31, 2010 compared to the same period in 2009.  Management expects development stage expenses to stay fairly consistent during 2010.

Bad debt expense increased from an expense recovery of $261,421 for the three months ended March 31, 2009 to bad debt expense of $43,680 for the three months ended March 31, 2010.  In the three months ended March 31, 2009, PHYH purchased additional shares of Underwriters to bring its ownership to 92.5% of Underwriters’ total outstanding shares.  The accounting for this transaction caused the previously recorded bad debt allowance to be reversed, resulting in the expense recovery reflected in the consolidated statements of operation and comprehensive income (loss).

Year ended December 31, 2009 compared to Year ended December 31, 2008:

Officers’ compensation decreased from $325,345 to $261,487 from 2008 to 2009,   respec tively.  The decrease was mainly due to the $99,383 expense recognized in 2008 for stock options issued to the officers compared to $617 for 2009.  No further stock option expense is expected in 2010.

Consulting and professional fees decreased from $436,949 to $272,049 from 2008 to 2009, respectively.  The decrease was mostly due to approximately $229,337 of consulting fees paid  in 2008 to develop a HMO that was not repeated in 2009 since the HMO application was withdrawn.  This decrease in was partially offset by a $52,666 increase in audit and accounting fees mainly incurred in order to produce the Form S-1 registration statement, a subsequent pre- effective amendment and  the related audit reports required to file these documents.

HMO reinsurance, network and administration decreased from $169,257to a refund of previously paid expense of $29,987  from 2008 to 2009.  The refund was a result of an HMO application fee and insurance premiums that were paid and expensed in 2008 and later refunded in 2009 because of the withdrawal of Phyhealth Plan Corporation’s PHYH’s application to operate as an HMO.

Bad debt expense decreased from $15,683 to an expense recovery of $240,195 of bad debt previously recorded on accounts receivable from Phyhealth Underwriters, Inc. (Underwriters).   Since PHYH purchased additional shares of Underwriters to bring its ownership to 92.5% of total outstanding shares, the accounts receivable is eliminated in consolidation of the financial statements and the previously recorded bad debt expenses were reversed since the allowance for bad debts is no longer necessary.

General and administrative expenses decreased from $146,611 in 2008 to $95,295 in 2009.  The decrease is mostly due a decrease in costs in investor relations, travel and marketing expenses.

Interest expense of $1,765,669 was recognized in 2008 as a result of interest on debt agreements that were tied to PHYH’s stock price.  The debt and the associated interest expense were paid by issuing the investor series B preferred stock.

Inflation and seasonality:

PHYH does not believe that inflation or seasonality will significantly affect its results of operation.

Liquidity and Capital Resources

PHYH’s cash and liquidity resources have been provided by investors over the history of PHYH through a combination of investor contributions of $512,319 and the sale of $4,598,112 of convertible debentures.  The debentures and the associated accrued interest were subsequently exchanged for $7,467,883 of series B convertible preferred stock.  The funds received by PHYH were used to further PHYH’s business plan and to submit an application with the state of Florida to operate an HMO.  While Phyhealth Plan Corporation had the minimum funds required by state law to apply for an HMO certificate, the state determined that more than the minimum reserve required by law was needed for the application to be approved.  Consequently, in 2009 Phyhealth Plan Corporation withdrew its application and PHYH is investing the funds in strategic opportunities in order to grow their assets sufficient to resubmit an HMO application to the State of Florida.  It is too early to tell the final results of this investment strategy, but management believes that the overall return will meet the original strategy of producing better than average returns.  However, much of the potential gains are tied up in investments and have not been sold; therefore, a change in the market conditions could have a detrimental impact on the outcome.  Consequently, management cannot insure that their investment strategy will be successful or that all the investment capital will be returned.

Management believes that its short and long-term needs for working capital, capital expenditures, new facilities and acquisitions will be satisfied by the proceeds of its investment strategy and the funds generated from future operations. Post spin-off Phyhealth expects the temporary equity shown on the PHYH balance sheet to be converted to equity and not require cash outflows to satisfy these series B preferred shares, however, there is no guarantee that cash outflow will not be required.  Post spin-off Phyhealth’s current liabilities will continue to be covered by the existing assets.

Debt and Contractual Obligations

On January 10, 2008, PHYH executed two employment agreements, one with its President/Chief Executive Officer/Chairman of the Board (CEO), the other with its Vice President, Chief Operating Officer and Corporate Director (COO).  Both agreements are effective upon signing and expire on December 31, 2012.  The base salary of the two agreements total $270,000, with combined escalation clauses up to $900,000 if certain revenue, equity and profit milestones are met.

PHYH leases office space on a year- to-year lease with the lease payments of $3,492 per month ending in March of 2011.

Other commitments relating to the third party administrator and reinsurance agreement comments were contingent upon the certificate of authorization to run an HMO.  Since the application for HMO certification has been withdrawn, the commitments have been suspended until the application has been resubmitted and/or approved.

Critical Accounting Policies

Our discussion and analysis of our financial condition and the results of our operations are based upon our consolidated financial statements and the data used to prepare them. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On an ongoing basis we re-evaluate our judgments and estimates including those related to bad debts, investments, long-lived intangible assets, and income taxes. We base our estimates and judgments on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates under different assumptions or conditions. Our estimates are guided by observing the following critical accounting policies.

Allowance for loans:

PHYH has incurred certain costs to establish Physhield Insurance Exchange, a Risk Retention Group (Physhield), a Nevada captive i nsurer.  Once established, PHYH’s subsidiary Under-writers will generate fees by operating as the Attorney-in-Fact for Physhield.  The costs incurred through March 31, 2010 to establish Physhield totaled $620,827 and are recorded as a receivable by PHYH from Physhield, but must first be approved by the Physhield’s future Subscriber Advisory Committee before it could be paid.  Since there is no guarantee that the Subscriber Advisory Committee will approve payment of these costs, PHYH has recorded a 100% allowance on this receivable.  If the Subscriber Advisory Committee approves repayment of these costs it will create expense recovery to PHYH when the allowance is reversed.

PHYH has loaned $250,000 to a company that has failed to meet the payment obligations under the loan.  The loan provides that upon default PHYH is entitled to 20% of the company for $100.  A 100% reserve was established on this loan because of the uncertainty of collecting the funds previously invested. However, PHYH could gain much more than the original investment by having a 20 ownership interest in the company along with the intellectual property it possesses.

Investments

PHYH accounts for the purchase of non-marketable equity and debt securities on a cost basis of accounting.  Equity securities are classified as non-marketable when at the time of the purchase the equity security does not have readily determinable fair values because it is either not publicly traded or the Company is restricted from selling the shares and PHYH does not have the ability to easily or readily convert the investment to cash in the open market.  Consequently, significant gains or losses may be recognized when equity securities are finally sold.  In some cases the size of the potential gain or loss is not easily estimatable since there is no readily determinable fair value available.  In other cases it may be subject to significant fluctuations in the market before the restrictions on the sale are removed.  With the Company’s non-marketable security recorded at the cost of $1,140,000 as of March 31, 2010 , it is likely that a material gain or loss will be recorded when those investment s are sold.

PHYH accounts for the purchase of marketable equity securities in accordance with ASC 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included in earnings.  However, those securities may not have the trading volume to support the stock price if the Company were to sell all their shares in the open market at once, so the Company may have a loss on the sale of marketable securities even though they record marketable equity securities at the current market value.  Marketable equity securities totaled $149,500 at March 31, 2010.

Long-lived intangible assets and goodwill

PHYH evaluates its long-lived assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Currently, Phyhealth believes that the income stream from Phyhealth Underwriters will more than justify the goodwill recorded in the acquisition of the additional 42.5% interest in the Phyhealth Underwriter’s common stock.  If, however, Phyhealth is unable to execute its business strategy of being the Attorney-in-fact for Physhield, and impairment of a portion, if not all, of the goodwill will need to be recorded in Phyhealth’s financial statements.  No impairment was considered necessary as of March 31, 2010 .

Income taxes

PHYH accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Currently 100% of the deferred tax asset is reserved.  If in fact Phyhealth does become profitable post spin-off, income will be charged to the statement of operations resulting from a reversal of that allowance.  That allowance totals approximately $1.7 million as of  December 31, 2009.

There are no recently issued accounting standards known to have a material impact on PHYH’s Financial Statements as of December 31, 2009 and March 31, 2010 .

APPLICATION OF PROCEEDS

Since no money is being raised in this spin-off, no Application of Proceeds is here presented.

Phyhealth intends to raise additional funds, up to $10,000,000, through a subsequent initial public offering.  Any such IPO will occur only after an appropriate Registration Statement is filed, reviewed and declared effective under the Securities Act of 1933.

PHYH, Phyhealth’s parent company was formed on February 14, 2005 and has been in the development stage and its efforts to this date have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation, PHYH has not realized any revenues from its planned operations. Currently, PHYH has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model, activate its medical malpractice business and to increase shareholder value.  As PHYH to date, has only been involved in organizational related activities described above, PHYH’s financial situation to date reflected in the attached financial statements is not reflective of what management expects PHYH’s financial situation to be after the successful completion of the spin-off.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

Market Information

While there has been a relatively illiquid trading market for the shares of PHYH, there has been no public trading market for the shares of Phyhealth prior to the spin-off.  Phyhealth intends to apply to list its common stock on the OTCBB such that a secondary market will commence on the spin-off date.

Holders

As of April 30, 2010, there were approximately 455 shareholders of record of  PHYH common stock and 38 holders of record of its preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Before the spin-off, all of the outstanding shares of Phyhealth common and preferred stock were held beneficially and of record by PHYH.  The following table sets forth, as of June 30 , 20 10 , information concerning expected beneficial ownership of our common stock after giving effect to the spin-off   by:

▪	Each person or entity known to us who will beneficially own more than five percent of the outstanding shares of Phyhealth’s common stock;
▪	Each person who we currently know will be one of Phyhealth’s directors or named executive officers at the time of the spin-off; and
▪	As a group, all persons who Phyhealth currently know will be Phyhealth directors and executive officers at the time of the spin-off.

The following information:

▪
Gives effect to the spin-off as if it had occurred on June 30, 2010 , on which date 6,591,223 shares of Phyhealth common stock, 3,240,000 shares of Phyhealth Series A Preferred Shares and 622,324 shares of Phyhealth Series B Convertible Shares were outstanding;

▪	Reflects a 1 for 50 (2%) ratio of one share of Phyhealth common stock for every 50 shares of PHYH; and
▪	A pro rata distribution of same held by persons listed in the table below.

The actual number of shares of common stock outstanding as of the spin-off date may differ to the extent that new PHYH common or preferred shares are issued or repurchased between June 30, 2010  and the spin-off date and if (while unlikely) the assumed conversion ratio differs from the actual ratio.

Based on information furnished to us by or on behalf of such person or entity, except as otherwise indicated in the footnotes below, Phyhealth believes that each person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such shares. Shares of our common stock (subject to options that are currently exercisable for shares of our common stock or other securities evidencing the right to receive shares of our common stock that are vested, or that will be exercisable for shares of our common stock or that will vest within 60 days after June 30, 2010 ), are deemed to be outstanding and beneficially owned by the person holding such options or other securities (in Phyhealth’s case, its Series A Convertible Preferred or Series B Convertible Preferred) for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person listed in the following table is 700 South Poinciana Boulevard – Suite 506, Miami, Florida 33166.

Name and Address Of Beneficial Owner *	Amount and Nature of	Percent of
	Beneficial Ownership	Class

Controlled by Robert Trinka
Robert L. Trinka (1)	1,144,899	3.2%
RDK Investments, LLC (4)	543,973	1.5%
Sea Change Ventures, LLC (4)	271,987	0.8%
Trinka Family Partnership, LLC (4)	271,987	0.8%
Total controlled by Robert Trinka	2,232,846	6.3%

Fidel R. Rodriquez (2)	807,980	2.3%

Controlled by Richard Goulding
Richard E. Goulding, MD (3)	1,631,921	4.6%
Richard Goulding Trust (4)	542,973	1.5%
Total controlled by Richard Goulding (4)	2,175,894	6.1%

Controlled by Nutmeg Group, LLC (5)
The Nutmeg Group, L.L.C.	218,244	0.6%
Nutmeg MiniFund II, LLLP	917,280	2.6%
Nutmeg Lightning Fund, LLLP	383,050	1.1%
Nutmeg October 2005, LLLP	513,286	1.4%
Nutmeg/Michael Fund, LLLP	896,334	2.5%
Nutmeg/Fortuna Fund LLLP	531,284	1.5%
Nutmeg/Patriot Fund, LLLP	1,177,028	3.3%
Nutmeg/Mercury Fund, LLLP	3,268,709	9.2%
Total controlled by Nutmeg Group, LLC	7,905,215	22.2%

Micro Pipe Fund1, LLC	1,757,416	5.0%

Controlled by Wealth Strategy Partners (5)
Stealth	14,133,332	39.8%
Black Diamond, now Adamas Fund, LLP	1,134,334	3.2%
Total controlled by Wealth Strategy Partners	15,267,666	43.0%

All directors and officers as a group (3 persons)	5,216,720	14.7%

(1)
Includes 255,053 shares of common stock, 489,846 shares of Series A preferred stock that is convertible into the same number of common shares and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years, expiring on January 9, 2018.

(2)
Includes 132,442 shares of common stock, 275,538 shares of Series A preferred stock that is convertible into the same number of common shares, and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years, expiring on January 9, 2018.

(3)	Includes 706,358 shares of common stock and 1,469.536 shares of Series A preferred stock that is convertible into the same number of common shares.

(4)	Consists of only common shares.

(5)	Consists solely of shares underlying the Series B preferred stock that is convertible into 40 shares of common stock for every one share of the Series B preferred stock.

*	Shares owned by corporations or other than non-natural persons are voted and owned by their respective principals, not shared with any other person or entity.

PHYH’s RELATIONSHIP WITH PHYHEALTH FOLLOWING THE SPIN-OFF

The specific terms and conditions of the spin-off are governed by a Separation Agreement between Phyhealth and PHYH.  In addition, Phyhealth and PHYH have entered into a Tax Matters Agreement in connection with the spin-off.

The material terms of the respective Agreement are described below. Copies of such Agreements have been filed as Exhibits to the Registration Statement of which this Prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of these documents which are incorporated by reference into this Prospectus.

Agreements Between Phyhealth and PHYH Relating to the Spin-Off

Separation Agreement

The Separation Agreement sets forth the agreements between Phyhealth and PHYH with respect to the principal corporate transactions required to effect the spin-off, and a number of other agreements governing the relationship between Phyhealth and us following the spin-off. The Separation Agreement also provides for a series of preliminary restructuring transactions to effect the transfer to Phyhealth of all of the assets and liabilities relating to its business. Phyhealth expects to finalize the transfers called for under the Separation Agreement before the effectiveness of the spin-off. However, Phyhealth will only complete the spin-off if specified conditions are met. These conditions include:

•	The transfer to Phyhealth of all of the assets and liabilities attributable to its business;
•	The SEC declaring effective the Form S-1 Registration Statement of which this Prospectus forms a part;
•	The listing of Phyhealth common stock on the OTCBB;
•	Receipt of material consents and approvals; and
•	The absence of any injunction or similar order preventing the consummation of the spin-off.

Even if these conditions are satisfied, other events or circumstances, including litigation, could occur that could affect the timing or terms of the spin-off or Phyhealth’s ability or plans to complete the spin-off.  As a result of any such events or circumstances, the spin-off may not occur and, if it does occur, it may not occur on the terms or in the manner described, or in the time frame contemplated.

The Separation.  Pursuant to the separation agreement, PHYH will transfer, or cause its other subsidiaries to transfer, to Phyhealth:

•	All assets of Phyhealth attributable to its business;
•	All other assets of Phyhealth reflected in the most recent balance sheet of PHYH;
•	Contracts that relate to the business of Phyhealth; and
•	Other specified assets.

Phyhealth will also agree to assume, fulfill and/or indemnify PHYH for:

•	All liabilities of Phyhealth to the extent arising out of relating to or resulting from the operations of Phyhealth’s business, including its contracts and assets;
•	All other liabilities reflected in the most recent balance sheet of PHYH;
•	Any liabilities arising out of, relating to or resulting from, a specified list of litigation (none of which is anticipated);
•	Specified liabilities resulting from the spin-off;
•	Obligations and commitments under specified contracts; and
•	Other specified liabilities.

In addition, the separation agreement also includes operating principles that will govern Phyhealth and PHYH’s conduct concerning, and use of, specified instruments and other technologies currently utilized by one or both of Phyhealth and PHYH .

Tax Matters Agreement

The Tax Matters Agreement between Phyhealth and PHYH will govern Phyhealth’s and PHYH’s respective rights, responsibilities and obligations after the spin-off with respect to taxes. Under the Tax Matters Agreement, Phyhealth generally will be responsible for the payment of all income and non-income taxes attributable to our operations pre-spin-off and Phyhealth generally will be responsible for the payment of all income and non-income taxes attributable to our operations post-spin-off.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public Market

PHYH, which currently has approximately 455 common and 46 preferred shareholders, will not become a reporting company under Section 15(d) of the Securities Exchange Act of 1934 because of this spin-off. There is a public trading market on PinkSheets.com for the shares of PHYH.

While not currently a reporting company, Phyhealth will become a Section 15(d) reporting company because of this registered spin-off concurrent with the date of this Prospectus.  Moreover, this registered spin-off and associated reporting status will permit Phyhealth to qualify its shares for quotation on the OTCBB (the Over-the-Counter Bulletin Board) or other secondary markets for which Phyhealth’s common shares may then qualify.  (See “Risk Factors”).

Dividend Policy

Short-term or long-term operations prospects may not result in generating a profit.  Therefore, neither PHYH nor Phyhealth are likely to pay immediate dividends and an investment in Phyhealth is thus not suitable for investors seeking current income for financial or tax planning purposes.  Future dividends will be paid at the sole discretion of the respective Boards of Directors.

CAPITALIZATION

The following sets forth the pro forma capitalization of Phyhealth as of March 31, 2010 (the date of the unaudited Phyhealth Corporation and Subsidiaries pro forma financials contained in the Prospectus):

a.	6,591,223 shares of common stock.

b.	3,240,000 shares of Series A preferred stock convertible into 3,240,000 common shares.

c.	622,324 shares of Series B preferred stock convertible into 24,892,940 shares of common stock.

d.	Stock options to buy 800,000 shares of common stock for $0.003 per share through January 9, 2018.

DILUTION

The percentage of equity the investors in this Offering will beneficially own immediately before and after the completion of the spin-off will remain unchanged.  The spin-off is designed to have no impact on the ownership interest of the investor immediately before and after the transaction is completed.

DESCRIPTION OF CAPITAL STOCK

In conjunction with completion of the spin-off, Phyhealth’s certificate of incorporation and by-laws have been amended and restated. Copies of the forms of our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this Prospectus forms a part. The following information reflects Phyhealth’s amended and restated certificate of incorporation and amended and restated bylaws as these documents will be in effect at the time of the consummation of the spin-off.

Authorized Capital Stock

Phyhealth’s authorized capital stock consists of 50,000,000 shares all of which have a par value of $0.0001 per share.  Of the total shares, 40,000,000 are designated as common stock, 5,000,000 are designated as Series A Convertible Preferred stock, and 5,000,000 are designated as Series B Convertible Preferred stock.  Immediately following the spin-off, Phyhealth will have approximately  6,591,223 shares of common stock, 3,240,000 shares of Series A Convertible Preferred stock, 622,324 shares of Series B Convertible Preferred stock, and stock options for 800,000 shares of common stock outstanding, based upon the number of common shares,  preferred shares and stock options outstanding as of  June 30, 2010 .  (There are no other outstanding warrants or any other contract right or shares that vest the right to receive shares of PHYH common.)

Common Stock of Phyhealth and PHYH

The holders of Phyhealth, organized in Delaware, have the following rights, powers and privileges.

Voting Rights.    The holders of Phyhealth common stock will be entitled to one vote for each share held, on all matters voted on by the its stockholders, including elections of directors. Phyhealth’s amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by its stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Dividends.    Holders of Phyhealth common stock are entitled to receive dividends as, when and if dividends are declared by its board of directors out of assets legally available for the payment of dividends.  It is not the current expectation of either of Phyhealth to pay dividends.

Liquidation.    In the event of a liquidation, dissolution or winding up of Phyhealth affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors, the remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.  If there exists any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either case, Phyhealth would need to pay the applicable distribution to its holders of preferred stock before distributions are paid to the holders of the associated common stock.

Rights and preferences.    Phyhealth common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of Phyhealth common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.

Preferred Stock of Phyhealth

Phyhealth amended and restated certificates of incorporation provide that its board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Phyhealth  adopted resolutions establishing the terms, designations, relative rights, preferences and limitations of the no par value Series A Preferred Stock and no par value Series B Preferred Stock in a Certificate of Designation and filed it with the State of Delaware.  The material terms are as follows:

The issuance price of the Series A Preferred Stock and Series B Preferred Stock was $0.01 and $0.40 per share, respectively (the “Original Purchase Price”).  The Preferred Stock ranks senior to the Common Stock and any other capital stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.  The Series B Preferred Stock ranks senior to the Series A Preferred Stock of the Corporation as to dividends and upon liquidation, dissolution or winding up.  No dividends may be declared or paid upon the Common Stock or other securities ranking junior to the Preferred Stock unless equivalent dividends, on an as converted basis, are declared and paid concurrently on the Preferred Stock. No dividends will be declared or paid upon the Series A Preferred Stock or other securities ranking junior to the Series B Preferred Stock unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series B Preferred Stock.

In the event of any liquidation, dissolution or winding, Phyhealth assets available for distribution to its stockholders, whether from capital, surplus or earnings will be distributed as follows:

First, before any distribution of assets shall be made to the holders of Common Stock or other Preferred Stock, the holder of each share of Series B Preferred Stock then outstanding will be entitled to be paid out of Phyhealth’s net assets (the “Corporate Assets”) an amount per share equal to the Original Purchase Price (subject to an Adjustment) plus all dividends, accrued but unpaid, on such share up to the date of distribution of the Corporate Assets (the “Liquidation Preference”).  If upon the occurrence of a Liquidation Event, the Corporate Assets are  insufficient to pay the holders of shares of Series B Preferred Stock the Liquidation Preference, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the shares of Series B Preferred Stock, if any, will share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Second, before any distribution of assets may be made to the holders of Common Stock, the holder of each share of non-Series B Preferred Stock then outstanding will be entitled to be paid out of the Corporate Assets an amount per share equal to the Original Purchase Price (subject to an Adjustment) plus all dividends, accrued but unpaid, on such share up to the date of distribution of Corporate Assets (the “non-Series B Liquidation Preference”).  If, upon the occurrence of a Liquidation Event, the Corporate Assets are insufficient to pay the holders of shares of non-Series B Preferred Stock the Liquidation Preference, the holders of shares of non-Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the shares of non-Series B Preferred Stock, if any, will share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Third, after distribution of the Liquidation Preference and the non-Series B Liquidation Preference, the remaining Corporate Assets will be distributed among the holders of Common Stock on a pro rata basis.  The term Liquidation Event will be deemed to include (i) a statutory merger or consolidation of Phyhealth into or with any other corporation, or a statutory merger or consolidation of any other corporation into or with Phyhealth; (ii) a sale, transfer, exchange or lease of all or any part of Phyhealth’s assets; and (iii) a purchase or redemption of all or a substantial part of Phyhealth’s outstanding shares of any class or classes of capital stock.

Each holder of outstanding shares of Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of Preferred Stock held.  The holders of shares of Series B Preferred Stock are notentitled to vote. Each share of Series A Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, into one share of fully paid and non-assessable Common Stock.  Each share of Series B Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, into forty (40) shares of fully paid and non-assessable Common Stock.  The conversion price at which shares of Common Stock will be deliverable upon conversion of the Preferred Stock without payment of additional consideration by the holder thereof.  However, the Preferred Stockholder will not be entitled to make a conversion if such conversion would result in beneficial ownership by such shareholder and its affiliates of more than 4.99% of Phyhealth’s outstanding shares of common stock on such exercise or conversion date, including the number of shares of common stock beneficially owned by such holder and its affiliates. For the purposes of the provision set forth in the immediately preceding sentence, beneficial ownership will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

Anti-Takeover Effects of Certain Provisions of Phyhealth Charter and By-Laws

Board of Directors.  Phyhealth amended and restated certificate of incorporation provide that, subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by the companies’ board of directors, but will not be less than three nor more than seven directors.  The current number of directors provided in the Bylaws is up to seven, with three currently serving.

Phyhealth amended and restated certificate of incorporation further provide that, subject to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the respective board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that coincides with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, any or all of our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors.

Authorized Shares.  Phyhealth amended and restated certificate of incorporation provides that each  may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by the respective board of directors, and common stock. Phyhealth will not solicit approval of its stockholders unless the associated board of directors believes that approval is advisable or is required by stock exchange regulations or the applicable corporation law.  This could enable the respective board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of its management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the company.

Special Meetings.    Unless the certificate of incorporation or the by-laws provide otherwise, stockholders are not permitted to call a special meeting of stockholders. Phyhealth’s amended and restated certificate of incorporation and amended and restated By-laws do not permit stockholders to call a special meeting.

No Stockholder Action by Written Consent.    Phyhealth’s amended and restated certificate of incorporation and amended and restated By-laws provide that stockholders must effect any action required or permitted to be taken at a duly called annual or special meeting of stockholders and that those actions may not be effected by any consent in writing by the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by the company’s board of directors, its Chairman of the Board, its  president or its secretary. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the affected board, chairman, president or secretary.

Advance Notice Procedures.  Phyhealth’s amended and restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by Phyhealth’s board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to its secretary before the meeting at which directors are to be elected, will be eligible for election as directors.

For nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice delivered to the company’s secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting;
•	The name and record address of the stockholder;
•	The class or series and number of shares of capital stock of the company which are owned beneficially or of record by the stockholder;
•
A description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in the desired business; and

•	A representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A stockholder’s notice for purposes of nominating directors must also contain additional information about each nominee, including a current resume and curriculum vitae and a statement describing each nominee’s qualifications.

To be timely, a stockholder’s notice to the company’s secretary must be delivered to or mailed and received at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, in the case of our 2011 annual meeting, a stockholder’s notice must be delivered no earlier than January 15, 2011 or later than February 15, 2011), provided that in the event that the respective company’s annual meeting is to be held on a date that is not within 30 days before or after the anniversary date, the notice must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The Chairman of the board has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the advance notice procedures and, if any proposed nomination or business is not in compliance with our amended and restated By-laws, to declare that the defective proposed business or nomination will not be presented for stockholder action at the meeting and will be disregarded.

Business Combination Statutes

The Delaware General Corporation Law, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	Prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
At or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof; a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of options or other convertible securities or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the applicable Delaware laws do not apply to corporations that have elected, in the manner provided therein, not to be subject to the applicable law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Phyhealth’s amended and restated certificate of incorporation and amended and restated By-laws do not opt out of the applicable Delaware law.

Transfer Agent and Registrar

Island Stock Transfer will be the transfer agent and registrar for the common stock of Phyhealth.

SHARES ELIGIBLE FOR FUTURE SALES

After completion of the spin-off, there will be approximately 6,591,223 Phyhealth shares of common stock outstanding, based upon the number of shares of common and preferred shares outstanding on  June 30, 2010 .  All of these shares will be freely transferable without restriction under the Securities Act except for shares that are owned by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which includes our directors and our significant stockholders. Shares of our common stock held by affiliates may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act. Further, as described below, we plan to file a registration statement to cover the shares issued under our equity incentive plans.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: 1% of the then outstanding shares of common stock (approximately 65,912 shares immediately after the spin-off).

Sales under Rule 144 by our affiliates also will be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be effected only through unsolicited brokers’ transactions.

Persons not deemed to be our affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Stock Plans

Phyhealth has no stock plans in effect. No prediction can be made as to the effect, if any, that market sales of restricted or freely trading shares will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to raise capital through an offering of our equity securities.

LEGAL MATTERS

The validity of Shares being offered by this Prospectus will be passed upon for both Phyhealth and PHYH by Carl N. Duncan, Esq., LLC.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by Salberg & Company, P.A., independent registered public accounting firm, to the extent and for the periods set forth in their reports, appearing in Appendix F to this Prospectus, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Phyhealth has filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of Phyhealth common stock being registered hereunder. This Prospectus, which forms a part of the Registration Statement, does not contain all the information included in the Registration Statement and the exhibits thereto, to which reference is hereby made. You should refer to the Registration Statement, including its exhibits and schedules, for further information about PHYH, its common stock and the Phyhealth stock being spun-off pursuant to this Prospectus.

From and after the effective date of the spin-off, Phyhealth will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file annual, quarterly and other reports and other information with the SEC.  If in the future, PHYH becomes a reporting company, it will be required to file annual quarterly and other information with the SEC, and such reports and other information may contain important information about us. For so long as Phyhealth has been operating, the results of Phyhealth’s operations has been included in PHYH’s consolidated financial statements.

You may read and copy the Registration Statement and the reports and other information Phyhealth may in the future file at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Phyhealth’s future SEC filings will also be available to the public from commercial document retrieval services and at the Internet world-wide website maintained by the SEC at www.sec.gov. Please note that information included in Phyhealth’s website does not form a part of this Prospectus.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized.  Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized.  Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

APPENDIX FINANCIAL STATEMENTS

PHYHEALTH CORPORATION
(a development stage company)

Financial Statements

Year ended December 31, 2009 and
the period January 18, 2008 (inception) to December 31, 2008

PHYHEALTH CORPORATION
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’ of
Phyhealth Corporation

We have audited the accompanying balance sheets of Phyhealth Corporation (a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for the year ended December 31, 2009, for the period from January 18, 2008 (inception) to December 31, 2008, and for the period from January 18, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phyhealth Corporation as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, for the period from January 18, 2008 (inception) to December 31, 2008, and for the period from January 18, 2008 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 14, 2010

PHYHEALTH CORPORATION
(a development stage company)
Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Accrued liabilities	$2,671	$-
Total current liabilities	2,671	-

STOCKHOLDER'S EQUITY (DEFICIT)
Preferred stock, 10,000,000 authorized, $.0001 par value
Series A convertible preferred stock, 5,000,000 designated, none issued and outstanding	-	-
Series B convertible preferred stock, 5,000,000 designated, none issued and outstanding	-	-
Common stock, $0.0001 par value, 40,000,000 authorized, 1,000 shares
issued and outstanding	-	-
Additional paid-in capital	944	944
Deficit accumulated during the development stage	(3,615)	(944)
Total stockholder's equity (deficit)	(2,671)	-
Total liabilities and stockholder's equity (deficit)	$-	$-

The accompanying notes are an integral part of these financial statements.

PHYHEALTH CORPORATION
(a development stage company)
Statements of Operations

		January 18, 2008	January 18, 2008
		(Inception) to	(Inception) to
	2009	December 31, 2008	December 31, 2009
Operating expenses:
General and administration	$2,671	$944	$3,615
Total operating expense	2,671	944	3,615

Net loss	$(2,671)	$(944)	$(3,615)

Net loss per share - basic and diluted	$(2.67)	$(0.94)	$(3.62)

Weighted average shares outstanding - basic and diluted	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.

PHYHEALTH CORPORATION
(a development stage company)
Statement of Changes in Stockholder's Equity (Deficit)
For the year ended December 31, 2009,
for the period from January 18, 2008 (inception) to December 31, 2008 and for the period from January 18, 2008 (inception) to December 31, 2009

								Deficit
								Accumulated	Total Stockholder's Equity
	Series A		Series B				Additional Paid-in Capital	during
	Preferred Stock		Preferred Stock		Common Stock			Development Stage
	Shares	Amount	Shares	Amount	Shares	Amount			(Deficit)

Shares issued for organizational costs	-	$-	-	$-	1,000	$-	$944	$-	$944

Net loss - January 18, 2008 to December 31, 2008	-	-	-	-	-	-	-	(944)	$(944)
Balance - December 31, 2008	-	$-	-	$-	1,000	$-	$944	$(944)	$-

Net loss - 2009	-	-	-	-	-	-	-	(2,671)	$(2,671)
Balance - December 31, 2009	-	$-	-	$-	1,000	$-	$944	$(3,615)	$(2,671)

The accompanying notes are an integral part of these financial statements.

PHYHEALTH CORPORATION
(a development stage company)
Statements of Cash Flows

		January 18, 2008	January 18, 2008
	Year Ended	(inception) to	(inception) to
	December 31, 2009	December 31, 2008	December 31, 2009
Cash from operating activities:
Net loss	$(2,671)	$(944)	$(3,615)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for organizational costs		944	944
Increase in accrued liabilities	2,671		2,671
Net cash from operations	-	-	-

Net increase in cash	-	-	-
Cash, beginning of period	-	-	-
Cash, end of period	$-	$-	$-

Supplemental disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PHYHEALTH CORPORATION
(a development stage company)
Notes to Financial Statements
December 31, 2009 and 2008

1.NATURE OF BUSINESS, BASIS OF PRESENTATION

Basis of Presentation - These financial statements include the accounts of Phyhealth Corporation (Company).  On January 18, 2008 the Company was created in the state of Delaware as a wholly owned subsidiary of Physicians Healthcare Management Group, Inc. (PHMG).  The Company has been a dormant shell during 2008 and 2009.  The Company was created to receive the operating assets and liabilities of PHMG under a spin-off where shares of the Company will be distributed to the shareholders of PHMG and both PHMG and the Company would become independent publicly traded companies.

Both the Company and PHMG have been in the development stage through December 31, 2009.  PHMG’s activities have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months when purchased to be cash equivalents.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There were no significant estimates during the period covered by these financial statements.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.  There were no timing material differences or deferred tax assets as of the reporting date.

Net Loss Per Share - Basic net loss per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on net loss per share.

As of December 31, 2009, there were no common stock equivalents which may dilute future earnings per share.

Accounting Standard Codification - In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. Other than changes to authoritative references, there have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the quarter ended September 30, 2009.

As a result of the Company’s implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable. New references will use the term Accounting Standards Codification (ASC) followed by the relevant ASC section.

PHYHEALTH CORPORATION
(a development stage company)
Notes to Financial Statements
December 31, 2009 and 2008

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In January 2010, the FASB issued Accounting Standard Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2 and 3. The new disclosures are effective for the Company’s financial statements issued for interim and annual periods beginning January 1, 2010. The adoption of this new guidance will not have an impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued ASU No. 2010-16: Accounting for Transfers of Financial Assets, which is within ASC Topic 860, Transfers and Servicing. This new guidance amends the derecognition guidance in the Codification and eliminates the exemption from consolidation for qualifying special-purpose entities. This new guidance is effective for transfers of financial assets occurring in the Company’s fiscal years beginning January 1, 2010 and in interim periods within that fiscal year. The adoption of this new guidance will not have an impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued ASU No. 2009-17 on the accounting for a variable interest entity (“VIE”), which is within ASC Topic 810. This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. This new guidance provides two transition alternatives: (i) retrospective application with a cumulative-effect adjustment to retained earnings as of the beginning of the first year adjusted; or (ii) application as of the date of adoption with a cumulative-effect adjustment to retained earnings recognized on that date. This new guidance is effective as of the beginning of the Company’s first fiscal year beginning January 1, 2010 and for interim periods within those fiscal years. The adoption of this new guidance will not have an impact on the Company’s financial position or results of operations.

3. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized Common Stock - On January 18, 2008, the Company filed with the state of Delaware to authorized 50,000,000 common shares at a par value of $0.0001 per share.  The Company also issued 1,000 shares as reimbursement of organizational costs of $944 to PHMG which owns 100% of the outstanding shares.

 On November 2, 2009, the Company filed a certificate of designation and a certificate of amendment to the certificate of incorporation in the State of Delaware to designate 10,000,000 shares of the authorized common stock to preferred stock described below, leaving 40,000,000 shares of authorized common stock.

Authorized Preferred Stock – On November 2, 2009, the Company filed a certificate of amendment to the articles of incorporation in the State of Delaware to authorize 10,000,000 shares of $0.0001 par value preferred stock.  The Company also filed a certificate of designation to designate 5,000,000 shares of Series A preferred stock and 5,000,000 shares of  Series B preferred stock.  The preferred shares rank senior to the common stock and any other capital stock of the corporation ranking junior to the preferred stock as to dividends and upon liquidation, dissolution and winding up.  No dividends shall be declared or paid upon Series A preferred stock or other securities ranking junior to the preferred Series B stock unless equivalent dividends, on an as converted basis, are declared and paid on the Series B stock.

PHYHEALTH CORPORATION
(a development stage company)
Notes to Financial Statements
December 31, 2009 and 2008

The Series A shares are entitled to a number of votes equal to the number of preferred shares held and are convertible, at any time, into common stock on a one for one basis.

The Series B shares are senior to Series A shares with regard to dividends and liquidation rights, are non-voting, and are convertible, at any time, at forty (40) shares of common stock for each share of Series A preferred stock.

4. RELATED PARTIES

During the period from January 18, 2008 (inception) through December 31, 2008, the Company’s parent, PHMG, paid $944 of organizational costs of the Company in exchange for the 1,000 shares of the Company’s common stock.

5.  SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Company’s financial statements and concluded that no subsequent events have occurred that would require recognition in the financial statements.

Phyhealth Corporation
(a development stage company)

Financial Statements

Three Months Ended March 31, 2010 and 2009
and the Period From January 18, 2008
(Inception) to March 31, 2010

Phyhealth Corporation
(a development stage company)

Phyhealth Corporation
(a development stage company)
Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Due to related party	$5,841	$2,671
Total current liabilities	5,841	2,671

STOCKHOLDER'S EQUITY (DEFICIT)
Preferred stock, 10,000,000 authorized, $0.0001 par value
Series A convertible preferred stock, 5,000,000 designated, none issued and outstanding	-	-
Series B convertible preferred stock, 5,000,000 designated, none issued and outstanding	-	-
Common stock, $0.0001 par value, 40,000,000 authorized, 1,000 shares
issued and outstanding	-	-
Additional paid-in capital	944	944
Deficit accumulated during the development stage	(6,785)	(3,615)
Total stockholder's equity (deficit)	(5,841)	(2,671)
Total liabilities and stockholder's equity (deficit)	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Phyhealth Corporation
(a development stage company)
Statements of Operations - Unaudited

	Three months ended March 31,		January 18, 2008 (Inception) to
	2010	2009	March 31, 2010

Operating expenses:
General and administrative expenses	$3,170	$-	$6,785
Total operating expense	3,170	-	6,785

Net loss	$(3,170)	$-	$(6,785)

Net loss per share - basic and diluted	$(3.17)	$-	$(6.79)

Weighted average shares outstanding - basic and diluted	1,000	1,000	1,000

The accompanying notes are an integral part of these unaudited financial statements.

Phyhealth Corporation
(a development stage company)
Statement of Changes in Stockholder's Equity (Deficit) - Unaudited
For the three months ended March 31, 2010

								Deficit
								Accumulated	Total
	Series A		Series B				Additional	during	Stockholder's
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Balance - December 31, 2009	-	$-	-	$-	1,000	$-	$944	$(3,615)	$(2,671)

Net loss , three months ended March 31, 2010	-	-	-	-	-	-	-	(3,170)	(3,170)
Balance - March 31, 2010	-	$-	-	$-	1,000	$-	$944	$(6,785)	$(5,841)

The accompanying notes are an integral part of these unaudited financial statements.

Phyhealth Corporation
(a development stage company)
Statements of Cash Flows - Unaudited

	Three months ended		January 18, 2008
	March 31		(inception) to
	2010	2009	March 31, 2010
Cash from operating activities:
Net loss	$(3,170)	$-	$(6,785)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for organizational costs	-	-	944
Increase in due to related party	3,170	-	5,841
Net cash from operating activities	-	-	-

Net increase in cash	-	-	-
Cash, beginning of period	-	-	-
Cash, end of period	$-	$-	$-

Supplemental disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Phyhealth Corporation
(a development stage company)
Notes to Financial Statements - Unaudited
For the three months ended March 31, 2010

1.NATURE OF BUSINESS, BASIS OF PRESENTATION

Basis of Presentation – The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.  For further information, refer to the audited financial statements and footnotes of the company for the years ending December 31, 2009 and 2008 and for the period from January 18, 2008 (inception) to December 31, 2009.

These financial statements include the accounts of Phyhealth Corporation (Company).  On January 18, 2008 the Company was created in the state of Delaware as a wholly owned subsidiary of Physicians Healthcare Management Group, Inc. (PHMG).  The Company has been a dormant shell during 2008 and 2009.  The Company was created to receive the operating assets and liabilities of PHMG under a spin-off where shares of the Company will be distributed to the stockholders of PHMG and both PHMG and the Company would become independent publicly traded companies.

Both the Company and PHMG have been in the development stage through March 31, 2010.  PHMG’s activities have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance and has been adopted by the Company.

2. RELATED PARTY TRANSACTIONS

The Company incurred $3,170 and $5,841 in accounting and auditing fees for the three months ended March 31, 2010 and the period January 18, 2008 (inception) to March 31, 2010, respectively.  Since the Company doesn’t have a bank account, the parent company (PHMG) pays the accounting and audit fees on behalf of the Company.  The Company owes $5,841 and $2,671 to PHMG at March 31, 2010 and December 31, 2009, respectively.

During the period from January 18, 2008 (inception) through March 31, 2010, the Company’s parent, PHMG, paid $944 of organizational costs of the Company in exchange for the 1,000 shares of the Company’s common stock.

3.  SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Company’s financial statements and concluded that no subsequent events have occurred that would require recognition in the financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)

Consolidated Financial Statements

Years ended December 31, 2009 and 2008

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)

Index to Consolidated Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-20

Consolidated Balance Sheets	F-21

Consolidated Statements of Operations and Comprehensive Loss	F-22

Consolidated Statements of Changes in Equity (Deficit)	F-23-24

Consolidated Statements of Cash Flows	F-25

Notes to Consolidated Financial Statements	F-26-47

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’ of
Physicians Healthcare Management Group, Inc.

We have audited the accompanying consolidated balance sheets of Physicians Healthcare Management Group, Inc. and Subsidiaries (a development stage company) as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, changes in equity (deficit), and cash flows for the years ended December 31, 2009 and 2008 and for the period from February 14, 2005 (inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Physicians Healthcare Management Group, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and the period from February 14, 2005 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 14, 2010

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Consolidated Balance Sheets
December 31, 2009 and 2008
	2009	2008
ASSETS
Current assets:
Cash	$122,966	$2,567,171
Certificates of deposit	500,000	-
HMO deposits	-	310,000
Marketable equity securities	59,800	-
Current portion of non-marketable securities	688,571	-
Other current assets	5,500	9,764
Total current assets	1,376,837	2,886,935

Cash held in escrow for investment	-	500,000
Non-marketable securities, net of current portion	451,429	-
Surplus notes and interest receivable	362,251	-
Furniture and equipment, net	6,470	8,753
Website costs, net	7,020	8,100
Other assets	2,533	2,533
Due from related party, net of allowance for loans of $560,387
and $262,732 for 2009 and 2008, respectively	-	-
Goodwill	487,320	-
Total assets	$2,693,860	$3,406,321

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$11,175	$857
Payroll taxes payable	26,550	9,928
Note payable - related party	-	100,000
Total current liabilities	37,725	110,785

Commitments (note 9)

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	7,467,883

EQUITY (DEFICIT)
Physicians Healthcare Management Group stockholders' deficit:
Series A convertible preferred stock, $0.001 par value,
162,000,000 shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized, 156,073,725 issued in 2009 and 2008, 155,925,507 and 155,944,466
outstanding in 2009 and 2008, respectively.	156,074	156,074
Additional paid-in capital	100,000	99,383
Less: treasury stock, at cost (148,218 and 129,259 common shares in 2009 and 2008)	(991)	(760)
Deficit accumulated during the development stage	(5,177,643)	(4,589,044)
Accumulated other comprehensive loss - unrealized loss on investments	(45,200)	-
Total Physicians Healthcare Management Group stockholders' deficit	(4,805,760)	(4,172,347)
Noncontrolling interest	(5,988)	-
Total deficit	(4,811,748)	(4,172,347)
Total liabilities and deficit	$2,693,860	$3,406,321

The accompanying notes are an integral part of these consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Consolidated Statements of Operations and Comprehensive Loss

			February 14, 2005
	Years Ended December 31,		(Inception) to
	2009	2008	December 31, 2009
Operating expenses:
Officer compensation	$261,487	$325,345	$909,045
Consulting and professional fees	272,049	436,949	1,188,686
HMO reinsurance, network and administration	(29,987)	169,257	139,270
Bad debt expense	(240,195)	15,683	22,537
General and administration	95,295	146,611	381,623
Total operating expense	358,649	1,093,845	2,641,161

Loss from operations	(358,649)	(1,093,845)	(2,641,161)

Equity method loss in joint venture	-	-	(250)
Impairment loss on investment	(250,000)	-	(250,000)
Interest expense	-	(1,765,669)	(1,765,669)
Interest income	13,774	17,647	31,421
Other income	250	-	250
Net loss	(594,625)	(2,841,867)	(4,625,409)
Add: net loss attributable to noncontrolling interest	6,026	-	6,026
Net loss attributable to Physicians Healthcare Management Group, Inc.	$(588,599)	$(2,841,867)	$(4,619,383)

Net loss per share - basic and diluted	$(0.00)	$(0.02)	$(0.03)

Weighted average shares outstanding - basic and diluted	155,925,819	155,998,864	163,141,568

Net loss	$(594,625)	$(2,841,867)	$(4,625,409)
Unrealized investment holding loss for the period	(45,200)	-	(45,200)
Comprehensive loss	(639,825)	(2,841,867)	(4,670,609)
Net loss attributable to noncontrolling interest	6,026	-	6,026
Comprehensive loss attributable to Physicians Healthcare Management Group, Inc.	$(633,799)	$(2,841,867)	$(4,664,583)

The accompanying notes are an integral part of these consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Consolidated Statement of Changes in Equity (Deficit)
For the years ended December 31, 2009 and 2008 and from February 14, 2005 (inception) to December 31, 2009

									Physicians
									Healthcare
							Deficit		Management
							Accumulated	Accumulated	Group
					Additional		during	Other	Stockholders'	Non-	Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Development	Comprehensive	Equity	Controlling	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Loss	(Deficit)	Interest	(Deficit)

Shares issued to founders for services	149,724,462	$149,724	71,967,558	$71,968	$(140,184)	-	-	-	$81,508	-	$81,508
Shares issued to board
members for services	275,538	276	132,442	132	(258)	-	-	-	150	-	150
Capital investment of
stockholders'	-	-	-	-	158,671	-	-	-	158,671	-	158,671
Net loss February 14, 2005 (inception) to December 31, 2005	-	-	-	-	-	-	(209,018)	-	(209,018)	-	(209,018)
Balance- December 31, 2005	150,000,000	$150,000	72,100,000	$72,100	$18,229	$-	$(209,018)	$-	$31,311	$-	$31,311

Recapitalization and deemed issuance to stockholders of
Tiger Team Technologies	12,000,000	12,000	158,886,528	158,887	(170,887)	-	-	-	-	-	-
Capital investment of
stockholders'	-	-	-	-	288,648	-	-	-	288,648	-	288,648
Shares issued for services	-	-	5,090,959	5,091	92,205	-	-	-	97,296	-	97,296
Net loss 2006	-	-	-	-	-	-	(380,731)	-	(380,731)	-	(380,731)
Balance- December 31, 2006	162,000,000	$162,000	236,077,487	$236,078	$228,195	$-	$(589,749)	$-	$36,524	$-	$36,524

CONTINUED ON NEXT PAGE
The accompanying notes are an integral part of these consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Consolidated Statement of Changes in Equity (Deficit) - CONTINUED
For the years ended December 31, 2009 and 2008 and from February 14, 2005 (inception) to December 31, 2009

									Physicians Healthcare
							Deficit		Management
							Accumulated	Accumulated	Group
					Additional		during	Other	Stockhonders'	Non-	Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Development	Comprehensive	Equity	Controlling	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Loss	(Deficit)	Interest	(Deficit)
Balance- December 31, 2006- CONT.	162,000,000	$162,000	236,077,487	$236,078	$228,195	$-	$(589,749)	$-	$36,524	$-	$36,524
Capital Investment of stockholders'	-	-	-	-	90,000	-	-	-	90,000	-	90,000
Shares issued for services	-	-	12,630,241	12,630	59,988	-	-	-	72,618	-	72,618
Options issued for services	-	-	-	-	2,000	-	-	-	2,000	-	2,000
Stock repurchase agreements	-	-	(92,734,000)	(92,734)	(380,183)	-	(558,260)	-	(1,031,177)	-	(1,031,177)
Net loss 2007	-	-	-	-	-	-	(599,168)	-	(599,168)	-	(599,168)
Balance- December 31, 2007	162,000,000	$162,000	155,973,728	$155,974	$-	$-	$(1,747,177)	$-	$(1,429,203)	$-	$(1,429,203)

Adjustment to stock repurchase agreement	-	-	99,997	100	-	-	-	-	100	-	100
Options issued for services	-	-	-	-	99,383	-	-	-	99,383	-	99,383
Purchase of treasury stock	-	-	-	-	-	(760)	-	-	(760)	-	(760)
Net loss 2008	-	-	-	-	-	-	(2,841,867)	-	(2,841,867)	-	(2,841,867)
Balance- December 31, 2008	162,000,000	$162,000	156,073,725	$156,074	$99,383	$(760)	$(4,589,044)	$-	$(4,172,347)	$-	$(4,172,347)

Options issued to employees	-	-	-	-	617	-	-	-	617	-	617
Acquisition of Underwriter stock	-	-	-	-	-	-	-	-	-	38	38
Purchase of treasury stock-18,959 shares	-	-	-	-	-	(231)	-	-	(231)	-	(231)
Net loss attributable to Physicians Healthcare Management Group, Inc.-2009	-	-	-	-	-	-	(588,599)	-	(588,599)	(6,026)	(594,625)
Unrealized loss on investment	-	-	-	-	-	-	-	(45,200)	(45,200)	-	(45,200)
Balance- December 31, 2009	162,000,000	$162,000	156,073,725	$156,074	$100,000	$(991)	$(5,177,643)	$(45,200)	$(4,805,760)	$(5,988)	$(4,811,748)

The accompanying notes are an integral part of these consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Consolidated Statements of Cash Flows

			February 14, 2005
	Year Ended		(inception) to
	December 31,		December 31,
	2009	2008	2009
Cash from operating activities:
Net loss attributable to Physicians Healthcare Management Group, Inc.	$(588,599)	$(2,841,867)	$(4,619,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to noncontrolling interests	(6,026)	-	(6,026)
Equity method loss in joint venture	-	-	250
Gain on Underwriters stock previously held	(250)	-	(250)
Impairment loss on investment	250,000	-	250,000
Gain on return of application fee	(25,000)	-	(25,000)
Expenses paid by related party	-	-	26,888
Adjustment to stock purchase agreement	-	100	100
Interest expense paid in stock	-	1,765,671	1,765,671
Bad debt expense (reversal)	(240,195)	15,683	22,537
Issuance of stock to founders and for services	-	-	251,572
Issuance of options for services	617	99,383	102,000
Depreciation and amortization	6,266	5,520	19,233
Changes in operating assets and liabilities:
Other current assets	4,264	(5,764)	(5,500)
Other assets	-	-	(2,533)
Surplus note interest receivable	(2,620)	-	(2,620)
Accounts payable	10,317	(5,738)	11,174
Payroll taxes payable	16,622	(4,327)	26,550
Due from related party	(25,510)	(15,683)	(288,242)
Net cash used in operations	(600,114)	(987,022)	(2,473,579)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Purchase of certificate of deposit	(1,000,000)	-	(1,000,000)
Maturity of certificates of deposit	500,000	-	500,000
Reimbursement (deposit) of escrow funds and fees for HMO	335,000	(310,000)	25,000
Purchase of marketable securities	(995,000)	-	(995,000)
Purchase of surplus note, loan and accrued interest	(589,788)	-	(589,788)
Deposit into escrow for Purchase of investment	-	(500,000)	(500,000)
Purchase of Underwriters' stock, net of cash received	8,831	-	8,831
Purchase of furniture, equipment and software	(2,903)	(3,847)	(32,723)
Net cash used in investing activities	(1,743,860)	(813,847)	(2,583,930)

Cash flows from financing activities:
Proceeds from capital contributions	-	-	512,319
Purchase of treasury stock	(231)	(760)	(991)
Proceeds from note payable	-	71,035	71,035
Proceeds from sale of series B preferred shares	-	100,000	100,000
Payment of note payable	(100,000)	-	(100,000)
Proceeds from issuance of note payable	-	4,165,112	4,598,112
Net cash provided by financing activities	(100,231)	4,335,387	5,180,475
Net increase in cash	(2,444,205)	2,534,518	122,966
Cash, beginning of period	2,567,171	32,653	-
Cash, end of period	$122,966	$2,567,171	$122,966

Supplemental disclosures of cash flow information:
Cash paid for interest paid	$-	$-	$-
Cash paid for income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

1.  ORGANIZATION, NATURE OF BUSINESS, BASIS OF PRESENTATION AND LIQUIDITY

Organization - The Company was formed on February 14, 2005 and has been in the development stage and its efforts through December 31, 2009 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation the Company has not realized any revenues from its planned operations. Currently, the Company has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model, activate its medical malpractice business as described below and increase shareholder value.

Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation, was the original operating entity but is now an inactive subsidiary of the Company as a result of a recapitalization that occurred in 2006.

On November 29, 2007, the Company filed with the state of Florida to create a limited liability company named Florida Physicians, LLC (“Florida Physicians” or “LLC”).  Phyhealth is the managing member of the LLC and the LLC is the immediate parent of Phyhealth Plan Corporation as discussed below.

On September 4, 2007 the Company filed with the state of Florida to create Phyhealth Plan Corporation (“Plancorp” or “HMO”).   There were 10 million, no par, shares authorized upon filing.  This wholly owned subsidiary of Florida Physicians, discussed above, was created to operate as an HMO.  Plancorp applied to the State of Florida for a Certificate of Authority on March 10, 2008.  That application has been temporarily withdrawn.  Management expects to submit a new HMO application when its balance sheet complies the leverage standards of Florida insurance regulators, and it raises the necessary additional extra statutory funds required by the regulators.

On January 18, 2008 the Company filed with the state of Delaware to create Phyhealth Corporation, a dormant shell corporation.

On February, 27, 2009 the Company purchased an additional 42.5% (1,062 shares) of the common stock of Phyhealth Underwriters, Inc. (Underwriters) for a total of 92.5% ownership from its joint venture partner, Atlas Insurance Management (Atlas), bringing its total ownership to 92.5%. Underwriters was originally created with equal ownership being held by the Company and Atlas as a joint venture to act as the legally required Attorney-in-fact for a risk retention group formed by the Company and Atlas named “Physhield Insurance Exchange, a Risk Retention Group” (Physhield), a Nevada domiciled Association Captive. Physhield is an insurance reciprocal, which can only be owned by its physician subscribers; and is the Company’s exclusive licensed medical malpractice insurance affiliate. Underwriters, as the Attorney-in fact, has a long-term management agreement with Physhield and is responsible for managing all of Physhield’s operations.  The Company plans to operate Underwriters as a subsidiary and with holding majority ownership is positioned to invest additional resources in the development of its medical malpractice insurance business. Underwriters has also been in the development stage and its efforts through December 31, 2009 have been principally devoted to organizational activities, regulatory compliance and product development.

Principles of Consolidation - The consolidated financial statements include the accounts of Physicians Healthcare Management Group, Inc., (“Company”, “Phyhealth” or “Parent”) which is a Nevada corporation and includes its wholly-owned and majority-owned subsidiaries as described below.  All material intercompany balances and transactions have been eliminated in consolidation.

Recapitalization - On May 9, 2006, Tiger Team Technologies, Inc. (Tiger), a Nevada Corporation, an inactive public shell effected an acquisition pursuant to a Stock Purchase Agreement and Plan of Reorganization (the “Agreement”) of Phyhealth Old.  Pursuant to the Agreement, Tiger issued 72.1 million shares of its common stock and 150 million shares of its preferred voting stock which combined equaled approximately 57% of the approximately 393 million post acquisition voting rights.  The acquisition was treated as a recapitalization of Phyhealth Old since the shareholders’ of Phyhealth Old obtained voting and management control of the combined entity and the business of Phyhealth Old has become the primary business of Tiger. On June 23, 2006, the Amendment to Articles of Incorporation of Tiger were filed with the Nevada Secretary of State, to change the name of the parent corporation from Tiger Team Technologies, Inc to Physicians Healthcare Management Group, Inc. (“Company”, “Phyhealth” or “Parent”)  and Phyhealth Old became a wholly owned subsidiary of Phyhealth pursuant to the Agreement.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Accordingly, the financial statements of the Company subsequent to the recapitalization consist of the balance sheets of both companies at historical cost and the historical operations of Phyhealth Old.  The Company is deemed to have issued 158,886,528 common shares and 12,000,000 preferred shares to the existing pre-recapitalization shareholders of Tiger. All share and per share data in the accompanying financial statements has been retroactively adjusted for the effect of the recapitalization.

Nature of Business and Current Operations – Although the Company remains in the development stage, it is marketing two primary products to physicians and physician groups.  The first product is the development of community health plans-based on a health maintenance organization (HMO) license- that are owned and operated in partnership with the participating physicians.  The Company’s community health plans are structured to integrate all the financial and reimbursement components of healthcare delivery; align the financial incentives of all participants; and empower physicians to assume end-to-end management of healthcare for their patients. The Phyhealth community health plan (HMO) model is built on the foundation of the physician-patient relationship and rewards physicians for proactively providing the preventative care necessary to keep their patients healthy and for closely managing the ongoing care necessary for patients who suffer from chronic disorders to stabilize their health status.

The second product is a medical malpractice liability insurance program for physicians and physician groups marketed through its affiliate, Physhield Insurance Exchange, a Risk Retention Group (Physhield).  Physhield is authorized under the Federal Liability Risk Retention Act of 1986 and is organized as a reciprocal insurer licensed as an association captive domiciled in the state of Nevada.  Physhield is registered to do business in the states of Nevada, Texas and Florida; and has filed for registration in Maryland and the District of Columbia.  The Company’s insurance programs are designed to reduce and stabilize the physician’s medical malpractice liability insurance premiums by ensuring that over time the physicians pay the actual cost their own risk.

Through its community health plan HMO operations, the Company intends to expand its product offerings to include ownership of local healthcare facilities, systems for processing physician reimbursement claims, and electronic medical records among other products and services that would be designed to increase physicians’ income, reduce their expenses and add to their net worth.

The Company’s offerings are designed to take advantage of opportunities available both before and after the recent enactment of the Patient Protection and Affordable Care Act (PPACA) signed into law March 2010.  Phyhealth’s community health plan, particularly when integrated with the Physhield medical malpractice insurance program, is designed to provide high quality, affordable healthcare insurance coverage to the broadest segment of patients in the community and to fully comply with the new PPACA and other applicable state and federal regulations.

Liquidity - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net comprehensive loss of $633,779 and net cash used in operations of $600,114 in 2009 and a positive working capital, stockholders’ deficit and a deficit accumulated during the development stage of $1,339,112, $4,805,760 and $5,177,643 , respectively, at December 31, 2009.  In addition, the Company has not generated any revenues through December 31, 2009.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Management withdrew its application with the state of Florida to become an HMO in order to improve its leverage ratio by converting the Company’s temporary equity to permanent equity and raising additional capital, as required by Florida regulators. The Company intends on restructuring and recapitalizing the current temporary equity to permanent equity and has made strategic investments to raise the additional capital necessary to reapply for its HMO certificate of authority.  Although, the Company has enough funds to operate through the end of 2010 there can be no assurance that the management’s future application to operate as an HMO will be successful and that they can produce revenues to sustain operations.  However, management believes that they will be successful in obtaining a certificate of authority to operate an HMO and that they will be able to sustain operations well into the future.

In 2009, management obtained 92.5% control over Underwriters (Note 3). While there can be no assurance of success, management believes that with this acquisition they are in  a position to invest in the marketing programs and devote the resources necessary to bring physician groups into Physhield and to commence operations, which will produce an additional revenue stream.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than one month when purchased to be cash equivalents.

Cash held in escrow for investment – In 2008, the Company deposited funds in an account to purchase stock in an entity.  These funds are reflected as a non-current asset as of December 31, 2008 since they were used to purchase a non-current investment in 2009.

HMO deposits – The Company had $310,000 on deposit with the State of Florida pending the approval of an application to become an HMO.  The application was temporarily withdrawn in order for the Company to reorganize its capital structure and raise additional capital for the HMO. This deposit has been returned by the state of Florida in March 2009.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these consolidated financial statements include the allowance for the loan due from related party, the impairment of long lived assets, valuation of securities, the carrying amount of goodwill from the investment in Underwriters, the allocation of service expenses to Underwriters, the valuation of stock and options issued for services, and the valuation allowance on deferred tax assets.

Allowance for Loans – The Company evaluates collectability of loans made to third parties or affiliate based on factors such as experience with the borrower, the borrower’s willingness to pay and the borrower’s ability to pay based on its current financial condition.  The Company establishes an allowance for loan loss if management believes collection may be doubtful.

Website costs – Website expenditures are capitalized at cost, net of accumulated amortization. Amortization expense is calculated by using the straight-line method over the estimated useful lives of five years. Website maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the website and the related accumulated amortization are removed from the accounts upon retirement of the website with any resulting loss being recorded in operations.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Furniture and Equipment - Furniture and equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Investments in Securities - The Company invests in various marketable and non-marketable securities.  If an investment qualifies as a trading debt or equity security then the Company accounts for that marketable security in accordance with Accounting Standards Codification (ASC) 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included in earnings.  Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. Investments classified as held-to-maturity are carried at amortized cost.  In determining realized gains and losses, the cost of the securities sold is based on the specific identification method.

The Company invests in various securities that management has determined to be non-marketable.  Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to ASC 323, "Investments- Equity Method and Joint Ventures,” Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each reporting date.

The Company periodically reviews its investments in marketable and non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information.  GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Investment in Joint Venture – The Company accounts for joint ventures under the equity method of accounting pursuant to ASC topic 323 “Investments - Equity Method and Joint Ventures” which records the Company’s proportionate share of the joint venture net income or loss as an increase or decrease to the investment in the joint venture, respectively, and recognizing that proportionate share of net income or loss in operations.  The Company’s proportionate losses of the joint ventures are recorded only to the extent of the Company’s investment plus previously recognized profits.

Goodwill - The Company tests goodwill for impairment in accordance with the provisions of Financial Accounting Standards Codification (ASC) section 350, “Goodwill and Other Intangible Assets.” Accordingly, goodwill is tested for impairment at least annually or whenever events or circumstances indicate that goodwill might be impaired.  As of December 31, 2009, no adjustment to the carrying value of goodwill was required.

Fair Value of Financial Instruments –Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the date of the balance sheet., except as described in note 5.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Stock Based Compensation - The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the Securities and Exchange Commission (SEC) in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company values any employee or non-employee stock based compensation at fair value using the Black Scholes Pricing Model.  In adopting ASC 718, the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date.  There was no effect to the Company of applying the MPA method.

December 31, 2006 and 2005, there were no grants of stock options to either employees or non-employees.  In the year ended December 31, 2007 the Company recognized stock options issued to a consultant as further described in note 11.  There were no additional grants of stock or stock option in 2008 or 2009.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted provisions of ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.  These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. Upon the adoption of ASC 740, the Company had no unrecognized tax benefits. During the years ended December 31, 2009 and 2008, no adjustments were recognized for uncertain tax benefits. All years from 2006 through 2009 are still subject to audit.

Net Loss Per Share - Basic loss per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on loss per share.

As of December 31, 2009, there were stock options exercisable into 40,000,000 common shares, 162,000,000 series A preferred shares convertible into 162,000,000 common shares, and 31,116,176 series B preferred shares convertible into 1,244,647,040 common shares which may dilute future earnings per share.

Concentration of Credit Risk - The Company maintains its cash accounts in certain financial institutions.  The amounts on deposit with the institutions are insured through the Federal Deposit Insurance Corporation (FDIC) in the amount of $250,000 per entity per institution.  The Company's uninsured balances at December 31, 2009 totaled $303,019.  The Company has not experienced any losses on such accounts.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Concentration of Funding Source – The Company has been funded in the past by a small group of investors, some of which are related or controlled by common or related managers.  There is no assurance that these investors will provide additional funding in the future.

Accounting Standard Codification - In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. Other than changes to authoritative references, there have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the quarter ended September 30, 2009.

As a result of the Company’s implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable. New references will use the term Accounting Standards Codification (ASC) followed by the relevant ASC section.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In January 2010, the FASB issued Accounting Standard Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2 and 3. The new disclosures are effective for the Company’s financial statements issued for interim and annual periods beginning January 1, 2010. The Company early applied these disclosures in the accompanying footnotes except for non-financial assets as provided in ASC 820-10-65.

In June 2009, the FASB issued ASU No. 2010-16: Accounting for Transfers of Financial Assets, which is within ASC Topic 860, Transfers and Servicing. This new guidance amends the derecognition guidance in the Codification and eliminates the exemption from consolidation for qualifying special-purpose entities. This new guidance is effective for transfers of financial assets occurring in the Company’s fiscal years beginning January 1, 2010 and in interim periods within that fiscal year. The adoption of this new guidance will not have an impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued ASU No. 2009-17 on the accounting for a variable interest entity (“VIE”), which is within ASC Topic 810. This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. This new guidance provides two transition alternatives: (i) retrospective application with a cumulative-effect adjustment to retained earnings as of the beginning of the first year adjusted; or (ii) application as of the date of adoption with a cumulative-effect adjustment to retained earnings recognized on that date. This new guidance is effective as of the beginning of the Company’s first fiscal year beginning January 1, 2010 and for interim periods within those fiscal years. The adoption of this new guidance will not have a material impact on the Company’s financial position and results of operations.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached consolidated financial statements by the Company.

ASC 805, “Business Combinations: In December 2007, ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any resulting goodwill, and any noncontrolling interest in the acquiree. The ASC also provides for disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This ASC is effective, and was implemented by the Company in business combinations completed on or after January 1, 2009, as described under note 3.

 ASC 810, “Noncontrolling Interests in Consolidated Financial Statements: ASC 810 establishes accounting and reporting standards for noncontrolling interests (“minority interests”) in subsidiaries. It requires noncontrolling interest in a subsidiary be accounted for as a component of equity separate from the parent’s equity. This ASC is effective, and was implemented by the Company for business combinations completed on or after January 1, 2009, as described under note 3.

ASC 820, “Fair Value Measurements”:  ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. ASC 820 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. The statement was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.

ASC 825, The Fair Value Option for Financial Assets and Financial Liabilities:, The FASB issued ASC 825 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. ASC 825 was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.

3. INVESTMENT IN AND ACQUISITION OF PHYHEALTH UNDERWRITERS, GOODWILL AND OTHER ASSETS

On June 2, 2005, the Company entered into a joint venture through a Memo of Understanding, as amended, with Atlas Group, Ltd., dba Atlas Insurance Management (Atlas), to manage a risk retention group named Physhield Insurance Exchange, a Risk Retention Group (Physhield).  The name of the joint venture entity is Phyhealth Underwriters, Inc. (Underwriters) and during 2008 and prior periods the common stock was owned 50% by each the Company and Atlas.

As of December 31, 2008, the Company had a cash investment of $250 plus it paid for certain joint expenses.  Underwriters’ portion of these expenses was treated as a loan receivable since the Company will attempt to receive reimbursement.  However, based on Underwriters’ financial condition and inability to pay the loan back, the Company recorded a 100% allowance of the loan receivable as of December 31, 2008.  The joint expenses included mostly the compensation paid to two officers and the associated expenses of getting the joint venture started.  The expenses were allocated based on the estimated time and expenses expended by the two corporate officers on Underwriters and totaled $2,868, $15,683 and $265,600 for the year ended December 31, 2009 and 2008 and the period beginning February 14, 2005 (inception) to December 31, 2009, respectively (see note 13 – related parties).  Management believes the allocation is reasonable. Underwriters sustained a loss of $12,351, $71,274, and $487,035 in those same time periods, respectively.  Since the Company can only recognize joint venture losses to the extent of its investment plus previously recognized profits, the Company only recognized a total loss on investment in the joint venture of $250 through December 31, 2009, none of which was recognized in 2009 or 2008.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Underwriters’ joint venture losses and the Company’s share of those losses are as follows:

			February 14, 2005
	Year Ended		(inception) to
	December 31,		December 31,
	2009	2008	2009
Joint Venture:
Revenue	$-	$-	$-
Expenses	(12,351)	(71,274)	(487,035)
Net loss	$(12,351)	$(71,274)	$(487,035)

Company's 50% share of loss as limited by its investment	$-	$-	$(250)

The Company’s share of the losses is limited to their initial capital investment of $250.

Underwriters’ condensed balance sheet information at December 31, 2008 was as follows:

2008
Joint Venture:
Current assets	$9,078
Long term assets	-
Total assets	$9,078

Current liabilities	$483,512
Stockholders' deficit	(474,434)
Total liabilities and stockholders'
deficit	$9,078

On February 27, 2009, the Company purchased the following from the other Underwriters equity partner for $590,000:

•	1,062 shares (42.5% ) of Underwriters’ common stock,
•	$600,000 surplus note, and $45,707 of accrued interest (variable rate tied to US Treasury Bills), payable by Physhield upon the approval of the State of Nevada Department of Insurance.
•	$100,000 Underwriters start-up loan and $25,824 of accrued interest, payable by Underwriters.
•	Accrued interest of $104,33 3 due to 10% guarantee on the $600,000 surplus note owed by Underwriters.

The purchase price was allocated to the assets acquired as follows:

Common Stock of Underwriters	$212
$600,000 surplus note receivable and accrued interest payable by Physhield	359,631
Start-up loan and accrued interest payable by Underwriters	230,157
$590,000

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The purchase of the common stock of Underwriters was recorded in accordance with Accounting Standards Codification (ASC) section 805, Business Combinations. The other assets acquired in this transaction were recorded as purchase of assets with no gain recognition for the value of the assets in excess of the consideration paid. Since the allocated purchase price fell below the face value of the other assets acquired, the $600,000 surplus note receivable was recorded at less than face value since its value has the most uncertainty.  Because Physhield is a Nevada captive insurer, any repayment of the surplus note by Physhield must be approved by the State of Nevada Department of Insurance. The start-up loan and accrued interest payable by Underwriters were eliminated against the receivables in the parent company upon consolidation.

The Company purchased Underwriters in stages, but since Underwriters is in the development stage, the value of the entire corporation is estimated to be its $500 cost of organization.   Therefore, the value of the 42.5% interest purchased by the Company is valued at $212.  The Company had a net book value of $0 on the 1,250 shares of Underwriters stock it had acquired at the inception of Underwriters in 2005.  Its original book value of $250 had previously been written off due to Underwriters’ operating losses recognized under the equity method of accounting for investments. The Company recognized a $250 gain when it re-measured its equity interest in Underwriters immediately before the transaction.  That gain is presented as Other Income in the accompanying statement of operations.  Underwriters has not earned any revenue from operations since its inception and therefore, none has been included in the accompanying statement of operations.

The computation of goodwill recorded on the February 27, 2009 purchase of the 1,062 shares is as follows:

Purchase price allocation - paid for Underwriters common stock		$212
Fair value of the 7.5% minority interest in Underwriters		38
Fair value of stock held by the Company prior to stock purchase		250
Total value of company		500
Cash	$9,04 3
Due from Physhield, net of $483,221 allowance	-
Accrued interest payable	(130,26 3)
Loans payable	(365,600)
Liabilities in excess of assets		486,820
Goodwill		$487,320
Goodwill attributed to noncontrolling interest		36,550
Goodwill attributed to the Company		$450,770

The Company had a previous relationship with Underwriters as a 50% partner in a joint venture.  As part of the previous relationship the Company had written off approximately $265,600 of cost reimbursements that Underwriters owed the Company because of the uncertainty of collecting these amounts from Underwriters.   Since all receivables and payables are eliminated in the consolidation process, a $265,600 reversal of bad debt allowance is reflected in the accompanying financial statements.

Pro forma results (unaudited):

If the Company had purchased 92.5% of Underwriters on January 1, 2008 the results of operations would be as follows:

	2009	2008
Revenues	$-	$-
Operating expenses	624,249	1,109,979
Other income (expenses)	14,024	(1,748,022)
Impairment loss on investment	(250,000)	-
Net loss	(860,225)	(2,858,001)
Net loss - noncontrolling interest	6,952	5,347
Net loss attributable to the Company	$(853,273)	$(2,852,654)

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

4. INVESTMENTS IN MARKETABLE SECURITIES

Investments made by the Company during 2009 were made in debt and equity securities of companies.   The investments at December 31, 2009 are as follows:

Current Investments:

Marketable Equity Security:

Purchase of Bio-Matrix Scientific Group, Inc. (Bio-Matrix) Stock – On January 12, 2009, the Company paid $105,000 for 1,150,000 common shares and 25,000 of non-convertible preferred shares of Bio-Matrix Scientific Group (Bio-Matrix).  Bio-Matrix is an OTCBB company listed as BMSN.  This investment is classified as available for sale by management and presented as short-term because the shares are expected to be sold in 2010.   There is a possibility that the Company could receive an additional 150,000 shares of Bio-Matrix common stock that  Bio-Matrix issued to another entity under the original purchase agreement as compensation for a business transaction that never materialized.  Since that transaction never materialized, the Company believes that they should receive the shares of Bio-Matrix common stock issued to that entity.  However, those shares have not been recognized in these financial statements nor included in the fair value disclosure herein, because it is not reasonably assured that they will receive those shares.

Based on the December 31, 2010 OTCBB market price of the stock currently held by the Company, an unrealized loss of $45,200 is reflected as comprehensive loss in the consolidated statements of operations and comprehensive loss.

Non-Marketable Securities:

Purchase of ZST Digital Networks, Inc. Convertible Preferred Stock – On April 30, 2009, the Company paid $500,000 for 312,500 shares of convertible preferred stock in ZST Digital Networks, Inc. (ZST Digital), a Chinese supplier of optical and digital network equipment, listed as ZSTN on NASDAQ.  Each share of preferred stock is convertible into one share of common stock.  On October 6, 2009 ZST Digital affected a 1-for-2.4615 stock split that left the Company with 126,954 series A preferred shares.  These preferred shares were also registered effective October 20, 2009 and converted to common shares on November 30, 2009 on a one-to-one basis. However, the Company was subjected to a lock-up agreement to April 20, 2010 so these securities are classified as non-marketable securities until that date.  Consequently, none of the unrealized gain has been reflected in the consolidated balance sheet or consolidated statements of operations and comprehensive loss.

Purchase of Convertible Note from AccessKey IP, Inc. (AccessKey) – On January 28, 2009 the Company paid $640,000 to AccessKey in exchange for a partially convertible note and warrants to purchase 20 million shares of AccessKey’s common stock at $0.005 per share through December 31, 2013.  The convertible note called for an interest rate of 10% with payments of $150,000 plus interest due on April 15, 2009, June 15, 2009, and September 15, 2009 with the balance due on January 28, 2010.   The note allows the Company to convert $300,000 of the note to AccessKey common stock based on a conversion price of 50% of the lesser of $0.0125 per share or the common stock’s bid price as defined by the agreement.

AccessKey defaulted on the first two note payments and the note was renegotiated on July 31, 2009 to eliminate the partial payments, and to allow all the principle and interest to be paid on the original maturity date of January 28, 2010.  In consideration of the note modification, AccessKey issued 15 million shares of its common stock to Phyhealth and increased the warrants to 25 million shares of common stock at an exercise price of $0.005 per share through December 31, 2014.  The agreement further provided that if AccessKey defaulted on the revised payment schedule the warrant to purchase common shares would triple to 75 million shares with a total exercise price of $100 for all shares.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

AccessKey has defaulted on the January 28, 2010 payment.  Consequently, the Company looks to the shares of AccessKey common stock to recover its investment and has exercised the warrant for 75 million shares, for a total of 90 million shares of AccessKey common stock.  Management has done a valuation of the net present value of the expected proceeds from slowly selling the 90 million shares and the shares still to be converted over the next three years.  The valuation assumed selling the common stock at a rate of 20% of the average daily sales volume, the impact of the contracted conversion factor described above and a discounted factor of 15%.  Based on that computation, the management estimates that the net present value of expected cash flows was $687,000 which is slightly higher than the face value of the note receivable.  Consequently, no impairment charge has been recognized on this investment.  Further, management estimates that $188,571 of the proceeds from the future sale of these shares will be received in 2010 and has classified that amount of the investment as a current asset, with the remaining $451,429 classified as a long-term asset.  Although there is an OTC Pink Sheets market to sell these shares, since the AccessKey shares have not been registered and are currently restricted under securities law, they can’t be sold until at least May 7, 2010 they are currently considered to be non-marketable securities and are disclosed as collateral in the fair value disclosures in Note 5 below.

In addition, the $300,000 portion of the note receivable that is subject to conversion into AccessKey’s common stock was evaluated to see if it met the definition of a derivative asset as described by Statement of Financial Accounting Standards Codification (ASC) section 815,“Derivative and Hedging.”  It was determined that while this note meets the definition of a derivative asset, a derivative asset was not be recorded because realization of this asset over and above the face value of the receivable is not reasonably assured.

Common stock -  MLH Investments, Inc (MLH)– On May 15, 2009 the Company made a cash investment of  $250,000 to MLH under a 10% Secured Promissory Note which was originally due June 15, 2009,  secured by a Medallion Certificate of 100,000 shares in Wound Management Technologies, Inc. (WNDM) an OTCBB company listed as WNDM, and personally guaranteed by the Chairman of MLH Investments and WNDM, Repayment of the Note was extended by two amendments, the first to June 30, 2009 and the second to July 17, 2009.  The Note was subsequently paid in full in August 2009.  Part of the consideration received for making and extending repayment of this investment was 100,000 restricted common shares of WNDM common stock.  In addition, the Note as amended included a Put Option requiring MLH to purchase 75,000 shares of the WNDM stock at $3.00 per share upon notice by the Company between September 15, 2009 and October 15, 2009.  However, MLH and WNDM have refused to honor the terms of the Note, as amended and have not issued the 100,000 shares of WNDM common stock to the Company and have not paid the $225,000 due upon the Company’s exercise of the Put Option. The Company believes the terms of the Note as amended are legally enforceable and has issued a final demand letter to MLH Investments, its Chairman, WNDM and other parties.  However, the Company has not recorded the stock in these financial statements since a positive outcome to this dispute cannot be reasonably assured.

Long-Term Investment:

Non-Marketable Equity Security:

Note Receivable from Bottled Water Media (BWM) - On July 29, 2009, the Company made an investment of $250,000 in BWM in the form of a secured original issue discount promissory note with a face value of $287,500, including interest, with a maturity date of December 29, 2009, collateralized by the intellectual property of BWM and the Chief Executive Officer’s personal guarantee. Part of the compensation to the Company includes warrants to purchase 7% of the BWM’s common stock and 7% of the BWM’s preferred stock for $200,000, which expires on December 29, 2010.  BWM has the right to repurchase 50% of the Warrants from the Company for $500,000.  The Company is also entitled to future advertising through BWM at BWM’s cost for a period of 24 months not to exceed $250,000 or 25% of BWM’s annual revenues.

The Company defaulted on the December 29, 2009 payment.  Consequently, the default interest rate of 27% started to accrue, the warrant to purchase 7% of BWM’s common stock and preferred stock increased to 20% and the exercise price was reduced to $100.  BWM is in the process of raising funds that, if successful, all or a portion of the funds raised will be used to pay this debt.    While the Company’s management remains hopeful that they will be repaid their investment and earnings from this note receivable, due to the uncertainty of BWM’s ability to raise funds and BWM’s lack of established operations, the Company has established a reserve for 100% of the investment in BWM.

Purchase of Convertible Note from AccessKey IP, Inc. (AccessKey) - As described above, the Company expects to sell $451,429 of common shares in Accesskey in 2011 through 2013.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

5.  FAIR VALUE MEASUREMENTS

Marketable Equity Securities:

As of December 31, 2009 the Company’s investments in marketable equity securities are based on the December 31, 2009 stock price as reflected on the OTCBB stock exchange, and is summarized the following:

	Equity Securities Cost	Aggregate Unrealized Gains (Losses)	Equity Securities Aggregated Fair Value
Equity Securities-Available for Sale:
Bio-Matrix Scientific Group, Inc.	$105,000	$(45,200)	$59,800

The unrealized gains (losses) are presented in comprehensive income (losses) in the consolidated statement of operations and comprehensive income (loss).

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable Equity Securities	$59,800	$-	$-

Non-Marketable Securities:

There are two non-marketable securities described in Note 4 that are actively traded in the OTCBB market but that are classified as non-marketable securities because they either have a lockup agreement or are legally restricted from being sold until a certain date in the future.  These securities are recorded as cost due to those restrictions.  However, the December 31, 2009 fair value based on the market price are summarized as follows:

	Equity Securities Cost	Aggregate Unrealized Gains (Losses)	Equity Securities Aggregated Fair Value
ZST Digital Networks, Inc.	$500,000	$612,117	$1,112,117

AccessKey. – Stock, conversion feature and collateral for note receivable	640,000	47,000	687,000

	$1,140,000	$659,117	$1,799,117

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Non-Marketable Securities	$1,799,117	$-	$-

6. FURNITURE AND EQUIPMENT

Furniture at December 31, 2009 and 2008 consists of the following:

	2009	2008

Furniture	$6,108	$6,108
Equipment	5,711	5,711
Total Furniture and equipment	11,819	11,819
Accumulated depreciation	(5,349)	(3,066)
Furniture and equipment, net of
accumulated depreiciation	$6,470	$8,753

Depreciation expense for the year ended December 31, 2009 and 2008 and the period February 14, 2005 through December 31, 2009 was $2,283, $1,920 and $5,349, respectively.

7. WEBSITE COSTS

Website costs at December 31, 2009 and 2008 consist of the following:

	2009	2008

Website costs	$20,903	$18,000
Accumulated amortization	(13,883)	(9,900)
Website costs, net of accumulated amortization	$7,020	$8,100

Amortization expense for the year ended December 31, 2009 and 2008 and the period February 14, 2005 through December 31, 2009 was $3,983, $3,600 and $13,884, respectively.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

8. NOTE PAYABLE – RELATED PARTIES

During November and December 2008, the Company borrowed $71,035 from an investor who owns series B preferred stock.  This note required interest to be paid based on a formula that was tied to the Company’s stock price.  However, the Company and the investor decided to settle all principal and interest obligations under this agreement for $100,000, which was paid by the Company on January 2, 2009.  The $28,965 difference between the principal balance and the settlement amount was treated as interest expense in 2008.

During 2007 the Company entered into transactions with four entities that had a significant ownership interest in the Company during the year.  These entities all had common stock ownership in the Company until December 27, 2007 when they sold 100% of the common shares they owned in exchange for notes payable described below.  All of these notes payable were subsequently converted in 2008 to the Company’s series B convertible preferred stock as described in Note 10.

Notes Payable with related parties converted to Preferred Stock:
Stock Repurchase Notes – On December 27, 2007 the Company purchased back 92,734,000 shares of its own common stock from four investors in exchange for notes totaling $1,031,177, each note maturing on December 27, 2009.   The interest, which was to be paid at maturity and was based on a formula tied to the Company’s stock price.  On August 11, 2008 this note was paid in full along with $556,406 of accrued interest through the issuance by the Company of series B convertible preferred as described in note 10.

Operating Note –The Company received $434,888 in 2007 and $165,112 in 2008 in the form of cash and expenses paid on behalf of the Company from a previous common stock shareholder in exchange for a $600,000 note payable.  The interest, which was to be paid at maturity and was based on a formula tied to the Company’s stock price.  On August 11, 2008 this note was paid in full along with $600,000 of accrued interest through the issuance by the Company of series B convertible preferred shares as described in Note 10.

HMO related notes payable converted to preferred stock:
In February 2008, the Company borrowed $2.5 million from a previous common stock shareholder for the minimum surplus required to start an HMO and $1.5 million to be used to develop the HMO.  The funds were received on February 5, 2008, and ultimately deposited into a Plancorp account as a capital contribution received from Florida Physicians, the immediate parent and manager of the HMO.  This note has an interest rate of 6% with interest only payments made quarterly and the principal due in 2012 through 2013 unless certain milestones are not met, which would cause the loans to be immediately callable.  The Company has the option of paying the interest in cash or the Company’s common stock.  On August 11, 2008 this note was paid in full along with $580,300 of accrued and additional agreed upon interest through the issuance by the Company of series B convertible preferred as described in note 10.

9.  COMMITMENTS

Employment Contracts

On July 1, 2007, the Company executed two management agreements, one with its President/Chief Executive Officer/Chairman of the Board (CEO), the other with its Vice President, Chief Operating Officer and Corporate Director (COO).  Both agreements are effective upon signing and expire on December 31, 2012.  The contracts are automatically renewed through December 31, 2018. The contracts provide:

•
A base salary to the CEO of $150,000 with escalation clause up to $500,000 when certain revenue, equity and profit milestones are met.  A base salary to the COO of $120,000 with escalation clause up to $400,000 when certain revenue, equity and profit milestones are met.

•	Stock options for 20 million shares to each the CEO and COO with a 10 year term, strike price of $0.003 per share (see note 11).
•	The CEO and COO are entitled to receive a proportional number of common shares and options in any transactions where there is a corporate or operational spin-off from the Company.
•
The CEO is to receive bonuses equal to (i) one 0.25% of annual Gross Revenues plus (ii) 0.25% of the annual growth in Gross Revenues; plus 5.0% of Income before Interest, Taxes, Depreciation and Amortization.   The COO is to receive bonuses equal to (i) one 0.20% of annual Gross Revenues plus (ii) 0.20% of the annual growth in Gross Revenues; plus 3.75% of Income before Interest, Taxes, Depreciation and Amortization.

•	Once certain revenue or equity goals are met the executives will be provided life and disability insurance.
•	There is a non-compete clause in both contracts that states that neither executive can compete against the Company during the term of the agreement and for one year after termination.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

10. TEMPORARY EQUITY

In August 2008, the company designated 38 million shares of its 200 million shares of authorized preferred stock as series B convertible preferred stock.  The series B preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,883 plus any accrued but unpaid dividends.  No series A or common stock holder can receive any dividends unless the series B convertible preferred holders also receive equivalent dividends as if they had already converted to common stock.

On August 11, 2008 and September 11, 2008, the Company issued a total of 18,419,707 shares of series B preferred stock for $7,367,883 of existing debt and accrued interest.

Also on August 11, 2008, the Company issued an additional 250,000 shares of series B preferred stock in exchange for a commitment to fund $100,000 of operating expenses.  This commitment was completely funded in 2008 and is included in temporary equity.

Since the Company does not have sufficient authorized shares to cover the common stock that would need to be issued if the series B preferred stock shareholders decide to convert, these shares have been recorded as temporary equity until such time as sufficient shares have been authorized.

On September 30, 2008, in recognition of the decline in the market value of the Company’s common stock and its impact on the value of the series B preferred shares that were issued in the months of August and September to the investors that continue to fund the Company, the company entered into an agreement with the series B convertible preferred shareholders.   Under the agreement the Company issued an additional 12,446,469 shares of series B convertible preferred stock to those same series B shareholders for a total of 31,116,176 shares.  This issuance of additional shares has been treated as a stock dividend, and since the series B convertible preferred shares were recorded as temporary equity, the issuance of the additional series B convertible preferred shares had no impact on the accompanying consolidated financial statements.

11. STOCKHOLDERS’ EQUITY

Authorized Common Stock - On March 27, 2007, the Company filed with the state of Nevada to increase the authorized common shares from 400,000,000 to 425,000,000 at a par value of $0.001 per share.

Authorized Preferred Stock – On September 27, 2006, the Company filed with the state of Nevada to authorize 200,000,000 shares of preferred stock with a par value of $0.001 per share. In August 2008, the Company further designated these preferred shares into 162,000,000 series A preferred shares and 38,000,000 series B preferred shares.

The series A convertible preferred shares have the same dividends and voting rights as common stock shares and are convertible to common stock on a one-for-one basis. There are no other rights, dividends or interest at a stated interest rate of the series A preferred shares.  Upon liquidation, they would receive liquidating preferences over common shareholders.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The series B convertible preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,881 plus any accrued but unpaid dividends.  No series A convertible preferred or common stock holder can receive any dividends unless the series B convertible preferred stockholders also receive equivalent dividends as if they had already converted to common stock.

Common Stock - In 2005 Phyhealth Old issued 71,967,558 common shares and 149,724,462 preferred shares to founders as part of an initial capitalization and 132,442 common shares and 275,538 preferred shares to three Board Members that joined the Board subsequent to the initial founding of Phyhealth Old.  The value of these shares was deemed to be minimal (i.e.- corporate set-up costs) because no significant business had been conducted at the time of the original capitalization or as of the subsequent members joining the Board and there was no other indicators of value at that time based on stock price or value of services.  Consequently, the common shares were recorded at a nominal value per share, resulting in an $81,658 charge in 2005, which included $40,833 of officers’ compensation expense and $40,825 of consulting expense.

In May 2006, pursuant to the recapitalization (see Note 1) the Company was deemed to have issued 12,000,000 preferred shares and 158,886,528 common shares to shareholders of the public shell, Tiger.

On July 21, 2006, the Company issued 22,800,000 shares to an investor relations company for services to be earned over the contract term.  Subsequently, the contract was terminated and 5,078,800 shares were returned before December 31, 2007.  The remaining 12,630,241 and 5,090,959 shares have been recorded in the accompanying consolidated financial statements in years ended December 31, 2007 and 2006, respectively.  The charge to operations for the shares earned totaled $72,618 and $97,296 in 2007 and 2006, respectively, based on the average stock price from the date of the transaction through the end of the year.

Preferred Stock - In addition to the shares of preferred stock issued to founders and board members (see common stock above) in 2005, 12,000,000 shares of preferred stock were deemed to be issued to the existing pre-recapitalization shareholders of Tiger on May 9, 2006, the date of the recapitalization.

Treasury Stock – Due to the low price of the Company’s stock at the end of 2008, the Company started a common stock buyback program in which they purchased 129,259 shares of the Company’s common stock during 2008 for $760 and 18,959 shares for $231 in 2009, for a total 148,218 for $991 as of December 31, 2009.  These shares were recorded at the Company’s acquisition cost and are presented as treasury stock.

Contributed Capital - On April 1, 2005, two officers and shareholders (Officers) of the Company and a related investor entered into an agreement whereby the Officers agreed to devote substantial energies, contacts and efforts to build the Company and the shareholder agreed to fund the monthly expenses of the Company up to $165,000 in order to build value in the Company and their respective stockholdings.  The related investor subsequently made additional investments without additional stock compensation.  During the years ended 2007 and 2006 and for the period February 14, 2005 (inception) through December 31, 2005 the shareholder contributed $90,000, $288,648 and $158,671, respectively, for a total of $537,319.  No additional shares have been issued or are expected to be issued as compensation for the funds received during this time period.  These amounts have recorded as additional paid in capital in the accompanying consolidated financial statements.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Common Stock Repurchase Agreements – Effective December 27, 2007, the Company purchased 92,734,000 shares of its own common stock from four investors for a total of $1,031,177 in order to secure the future fundings.  The Company signed four notes that total this amount each maturing on December 27, 2009.   The interest, which is paid at maturity, is based on a formula tied to the Company’s stock price.

In 2008, during the common share retirement process required under this agreement, it was determined that there were 99,997 less shares held by the investors than originally estimated.  The parties to the agreement decided that the price per share would be adjusted and that the total transfer price of the debt and the shares would not be altered.  This adjustment is reflected as a 2008 transaction in the consolidated statement of equity (deficit).

In August of 2008, these four notes, plus accrued interest, for a total of $1,587,581 were exchanged for 3,968,953 series B convertible preferred shares as described in Notes 8 and 10.

Employee Stock Options – Effective January 10, 2008, the Company issued stock options for 20 million shares to each the CEO and COO with a 10 year term and strike price of $0.003 per share.  Of the total stock options for 40 million shares, 30 million are vested when the contract was signed and the remaining 10 million shares vested on January 1, 2009.  The options have piggyback registration rights. Stock option expense of $75,000 was recorded on the 30 million options that were vested on January 10, 2008 when the management agreement was signed. The compensation expense of the remaining 10 million options, totaling $25,000, was recognized prorata from January 10, 2008 through January 10, 2009.  Total stock option expense for the year ended December 31, 2009 and 2008 was $617 and $99,383. respectively.  The stock option expense was computed based on the Black-Scholes valuation model based on a historical volatility factor of 306%, Risk-Free interest rate of 3.91%, expected maturity of 5 years (using the simplified method) and expected dividends of $0.  While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

The weighted-average grant-date fair value of the options granted to employees during the year-ended 2008 (the only year granted) was $0.0025 per share.

A summary of employee options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	40,000,000	$0.003	9.0	-
Granted	-	-		-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Exercisable, December 31, 2009	40,000,000	$0.003	8.0	-

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

A summary of employee options for the year ended December 31, 2008 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2007	-	-	-	-
Granted	40,000,000	$0.003	10.0	-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2008	40,000,000	$0.003	9.0	-
Exercisable, December 31, 2008	40,000,000	$0.003	9.0	-

A summary of employee options for the period February 14, 2005 (inception) to December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, February 14, 2005 (inception)	-	-	-	-
Granted	40,000,000	$0.003	10.0	-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Exercisable, December 31, 2009	40,000,000	$0.003	8.0	-

Consultant Stock Options – Effective December 20, 2007 the Company issued stock options to a consultant that expire on the earlier of ten years or one year from the termination of the contract with the consultant.  Once vested these options provide the consultant the right to purchase up to 5 million shares of common stock at an exercise price of $0.002 per shares.  Of the total options issued, 1 million were vested and $2,000 expense recognized on December 20, 2007, 2 million will vest when an HMO certificate of Authority is issued by the state of Florida and the final 2 million will vest when certification is received from The Centers for Medicare and Medicaid Services as a Medicare Advantage Plan.  Since the final 4 million options are contingent on future events only the expense for the first one million options were recognized in the accompanying consolidated financial statements.    The contract with this consultant was terminated on July 1, 2008.  Accordingly, the first million options expired under the stock option agreement when it was not exercised by July 1, 2009 and the final 4 million options did not vest because the conditions in the agreement were not met.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The $0.002 per option or total $10,000 fair value of the 1 million options was estimated using the Black-Scholes valuation model.  The Company assumptions used in the valuation process were as follows:

2007
Volatility (based on historical data)	299%
Risk-Free Interest Rate	3.25%
Expected maturity	10 Years
Expected dividends	0%

The weighted-average grant-date fair value of the options granted to employees during the year-ended 2007 (the only year granted) was $0.002 per share.

A summary of consultant options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	5,000,000	$0.002	9.0	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(5,000,000)	$0.002	-	-
Options Outstanding, December 31, 2009	-	-	-	-
Exercisable, December 31, 2009	-	-	-	-

A summary of consultant options for the year ended December 31, 2008 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, December 31, 2007	5,000,000	$0.002	10.0	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Options Outstanding, December 31, 2008	5,000,000	$0.002	9.0	-
Exercisable, December 31, 2008	1,000,000	$0.002	9.0	-

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

A summary of consultant options for the period February 14, 2005 (inception) to December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, February 14, 2005 (inception)	-	-	-	-
Granted	5,000,000	$0.002	10.0	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(5,000,000)	$0.002	-	-
Options Outstanding, December 31, 2009	-	-	-	-
Exercisable, December 31, 2009	-	-	-	-

12. INCOME TAXES

There was no income tax expense for the years ended December 31, 2009, 2008 and for the period February 14, 2005(inception) through December 31, 2009, due to the Company's net losses.

The blended Federal and State tax rate of 39.5% applies to loss before taxes. The Company's tax expense differs from the “expected” tax expense for Federal income tax purposes for the years ended December 31, 2009, 2008 and for the period February 14, 2005 (inception) through December 31, 2009, (computed by applying the blended United States Federal and State Corporate tax rate of 39.5% to loss before taxes), as follows:

	Year ended December 31,		February 14, 2005 (Inception) to
	2009	2008	December 31, 2009

Computed “expected” tax benefit	$(232,497)	$(1,122,537)	$(1,824,656)
Stock issued for services	-	-	67,116
Meals	611	717	2,101
Change in deferred tax asset valuation allowance	231,886	1,121,820	1,755,439
Deferred tax asset	$-	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Deferred tax assets:	2009	2008

Net operating loss carryforward	$910,301	$693,630
Accounts receivable allowance	8,903	103,780
Loss from joint venture	-	99
Impairment loss on investment	98,750
Stock issued for interest	697,439	685,998
Stock option expense	40,046	40,046
Less valuation allowance	(1,755,439)	(1,523,553)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2009 and 2008 was $ 1,755,439 and $1,523,553, respectively. The increase in the valuation allowance in 2009 and 2008 was $231,886 and $1,121,821, respectively.  The Company has a net operating loss carryforward of approximately $2,304,559 available to offset future U.S. net income over 20 years through 2028.

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these NOL carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

13. RELATED PARTIES

The management of the Company devoted significant time and resources to establish a 50% owned joint venture, Underwriters, and a risk retention group, Physhield.  As described in Note 3, on February 27, 2009 the Company purchased another 42.5% of Underwriter’s common stock from the other joint venture partner which gave the Company 92.5% interest in Underwriters, making it a consolidated subsidiary.  Prior to this Underwriter stock purchase, the expenses associated with the development of these two entities incurred by the Company and allocated to Underwriters totaled $2,868, $15,683 and $265,600 for the year ended December 31, 2009 and 2008 and the period beginning February 14, 2005 (inception) to December 31, 2009, respectively.  The Company recorded these expenses as a receivable and reserved 100% of the receivable as an allowance for bad debts due to the uncertainty of collecting the amounts due.  At the date of the stock purchase this allowance was reversed since no uncertainty remained since both entities are consolidated in the accompanying financial statements.

Subsequent to the February 27, 2009 stock purchase all such costs are included in the statement of operation and the corresponding receivables and payables between the Underwriters and Phyhealth for these cost allocations are eliminated upon consolidation.

Underwriters is the attorney in fact for Physhield (see Note 1) and the Parent company has purchased the surplus note from the other Underwriters equity partner as more fully described in Note 3.  Physhield also owes the Company $ 184,892 of accrued interest, $87,358 for a start-up loan and $288,137 of shared expenses as described in the preceding paragraphs, for a total of $560,387.  The collectability of these amounts are dependent on Physhield’s ability to pay this debt assuming Physhield can underwrite and enroll an appropriate number of physician subscribers and assuming the reimbursement of all or part of these expenses would be approved by the Physhield Subscriber Advisory Committee that will be reconstituted to include physician subscribers.  Due to the uncertainty of this occurring, the Company has reserved 100% of these receivables.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP,  INC. AND SUBSIDIARIES
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

14.  SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company’s supplemental non-cash investing and financing activities are summarized as follows:

			February 14, 2005
	Year Ended		(inception) to
	December 31,		December 31,
	2009	2008	2009
Repurchase company stock with note	$-	$-	$1,031,177
Payment of debt with issuance of series B preferred stock	$-	$7,367,883	$7,367,883
Discount on note payable	$-	$50,959	$50,959
Settlement of escrow to acquire investment	$500,000	$-	$500,000
Unrealized loss on investments	$45,200	$-	$-

Acquisition of Underwriters:
Underwriter liabilities assumed	$495,863	-	$495,863
Gain on Underwriters' stock previously held	250	-	250
Noncontrolling interest	38	-	38
Goodwill recognized	(487,320)	-	(487,320)
Purchase of Underwriters' stock, net of cash received	$8,831	-	$8,831

15.  SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Company’s consolidated financial statements and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)

Consolidated Financial Statements

Three Months Ended March 31, 2010 and 2009
and the Period From February 14, 2005
(Inception) to March 31, 2010

Physicians Healthcare Management Group, Inc. and subsidiaries
(a development stage company)

Index to Consolidated Financial Statements

Page

Consolidated Balance Sheets	F-50

Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited	F-51

Consolidated Statements of Changes in Equity (Deficit) - Unaudited	F-52

Consolidated Statements of Cash Flows - Unaudited	F-53

Notes to Consolidated Financial Statements - Unaudited	F-54 to F-59

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
ASSETS	(unaudited)
Current assets:
Cash	$57,034	$122,966
Certificates of deposit	406,849	500,000
Marketable equity securities	149,500	59,800
Current portion of restricted marketable securities	585,345	688,571
Other current assets	4,500	5,500
Total current assets	1,203,228	1,376,837

Restricted marketable securities, net of current portion	554,655	451,429
Surplus notes and interest receivable	362,251	362,251
Furniture and equipment, net	7,322	6,470
Website costs, net	5,975	7,020
Other assets	2,533	2,533
Due from related party, net of allowance for loans of $620,827
and $560,387 at 2010 and 2009, respectively	-	-
Goodwill	487,320	487,320
Total assets	$2,623,284	$2,693,860

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$15,557	$11,175
Payroll taxes payable	28,888	26,550
Total current liabilities	44,445	37,725

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	7,467,883

EQUITY (DEFICIT)
Physicians Healthcare Management Group stockholders' equity (deficit):
Series A convertible preferred stock, $0.001 par value,
162,000,000 shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized,
156,073,725 issued and, 155,925,507 outstanding.	156,074	156,074
Additional paid-in capital	100,000	100,000
Less: treasury stock, at cost (148,218 common shares)	(991)	(991)
Deficit accumulated during the development stage	(5,334,036)	(5,177,643)
Accumulated other comprehensive income (loss)-unrealized Income (loss) on investments	44,500	(45,200)
Total Physicians Healthcare Management Group stockholders' deficit	(4,872,453)	(4,805,760)
Noncontrolling interest	(16,591)	(5,988)
Total equity (deficit)	(4,889,044)	(4,811,748)
Total liabilities and equity (deficit)	$2,623,284	$2,693,860

The accompanying notes are an integral part of these unaudited consolidated financial statements

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited

	Three months ended		February 14, 2005
	March 31,		(Inception) to
	2010	2009	March 31, 2010
Operating expenses:
Officer compensation	$57,583	$57,746	$966,628
Consulting and professional fees	54,306	54,910	1,242,992
HMO reinsurance, network and administration	-	13,659	139,270
Bad debt expense (recovery)	43,680	(261,421)	66,217
General and administration	18,276	24,986	399,899
Total operating expense (income)	173,845	(110,120)	2,815,006

Income (loss) from operations	(173,845)	110,120	(2,815,006)

Equity method loss in joint venture	-	-	(250)
Impairment loss on investment	-	-	(250,000)
Interest expense	-	-	(1,765,669)
Interest income	6,849	4,425	38,270
Other income	-	250	250
Net Income (loss)	(166,996)	114,795	(4,792,405)
Add: net loss attributable to noncontrolling interest	10,603	531	16,629
Net Income (loss) attributable to Physicians Healthcare Management Group, Inc. and Subsidiaries	$(156,393)	$115,326	$(4,775,776)

Net Income (loss) per share - basic and diluted	$(0.00)	$0.00	$(0.03)

Weighted average shares outstanding - basic and diluted	155,925,507	115,926,771	162,792,778

Net income (loss)	$(166,996)	$114,795	$(4,792,405)
Unrealized investment holding gain	89,700	-	44,500
Comprehensive Income (loss)	(77,296)	114,795	(4,747,905)
Net loss attributable to noncontrolling interest	10,603	531	16,629
Comprehensive income (loss) attributable to Physicians Healthcare Management Group, Inc. and Subsidiaries	$(66,693)	$115,326	$(4,731,276)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statement of Changes in Equity (Deficit) - Unaudited
For the three months March 31, 2010

									Physicians
									Healthcare
							Deficit		Management
							Accumulated	Accumulated	Group
	Preferred Stock		Common Stock		Additional		during	Other	Stockholders'	Non-	Total
	Shares	Amount	Shares	Amount	Paid-in Capital	Treasury Stock	Development Stage	Comprehensive Loss	Equity (Deficit)	Controlling Interest	Equity (Deficit)

Balance- December 31, 2009	162,000,000	$162,000	156,073,725	$156,074	$100,000	$(991)	$(5,177,643)	$(45,200)	$(4,805,760)	$(5,988)	$(4,811,748)

Net loss, three months ended
March 31, 2010	-	-	-	-	-	-	(156,393)	-	(156,393)	(10,603)	(166,996)

Unrealized gain on investments	-	-	-	-	-	-	-	89,700	89,700	-	89,700

Balance - March 31, 2010	162,000,000	$162,000	156,073,725	$156,074	$100,000	$(991)	$(5,334,036)	$44,500	$(4,872,453)	$(16,591)	$(4,889,044)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Cash Flows- Unaudited

			February 14, 2005
	Three months ended		(inception) to
	March 31,		March 31,
	2010	2009	2010
Cash from operating activities:
Net income (loss) attributable to Physicians Healthcare Management Group, Inc. and Subsidiaries	$(156,393)	$115,326	$(4,775,776)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net loss attributable to noncontrolling interests	(10,603)	(531)	(16,629)
Equity method loss in joint venture	-	(250)	250
Gain on Underwriters stock previously held	-	-	(250)
Impairment loss on investment	-	-	250,000
Gain on return of application fee	-	-	(25,000)
Expenses paid by related party	-	-	26,888
Adjustment to stock purchase agreement	-	-	100
Interest expense paid in stock	-	-	1,765,671
Bad debt expense (reversal)	43,680	(261,421)	66,217
Issuance of stock to founders and for services	-	-	251,572
Issuance of options for services	-	617	102,000
Depreciation and amortization	1,684	1,471	20,917
Changes in operating assets and liabilities:
Other current assets	1,000	5,040	(4,500)
Other assets	-	-	(2,533)
Surplus note interest receivable	-	-	(2,620)
Accounts payable	4,382	7,552	15,556
Payroll taxes payable	2,338	2,973	28,888
Due from related party	(43,680)	(4,285)	(331,922)
Net cash used in operating activities	(157,592)	(133,508)	(2,631,171)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Purchase of certificate of deposit	(6,849)	-	(1,006,849)
Proceeds from maturity of certificates of deposit	100,000	-	600,000
Reimbursement (deposit) of escrow funds and fees for HMO	-	-	25,000
Purchase of securities	-	(745,000)	(995,000)
Purchase of surplus note, loan and accrued interest	-	(589,788)	(589,788)
Deposit into escrow for Purchase of investment	-	-	(500,000)
Purchase of Underwriters' stock, net of cash received	-	8,831	8,831
Purchase of furniture, equipment and website	(1,491)	(1,860)	(34,214)
Net cash provided by (used in) investing activities	91,660	(1,327,817)	(2,492,270)

Cash flows from financing activities:
Proceeds from capital contributions	-	-	512,319
Purchase of treasury stock	-	(231)	(991)
Proceeds from note payable	-	-	71,035
Proceeds from sale of series B preferred shares	-	-	100,000
Payment of note payable	-	(100,000)	(100,000)
Proceeds from issuance of note payable	-	-	4,598,112
Net cash provided by (used in) financing activities	-	(100,231)	5,180,475
Net increase (decrease) in cash	(65,932)	(1,561,556)	57,034
Cash, beginning of period	122,966	2,567,171	-
Cash, end of period	$57,034	$1,005,615	$57,034

Supplemental disclosures of cash flow information:
Cash paid for interest paid	$-	$-	$-
Cash paid for income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

1.NATURE OF BUSINESS, BASIS OF PRESENTATION, LIQUIDITY AND ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation – The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.  For further information, refer to the audited consolidated financial statements and footnotes of the company for the years ending December 31, 2009 and 2008.

The consolidated financial statements include the accounts of Physicians Healthcare Management Group, Inc., (“Company”, “Phyhealth” or “Parent”) which is a Nevada corporation and includes its wholly owned and majority owned subsidiaries as described below.  All material intercompany balances and transactions have been eliminated in consolidation.

The Company was formed on February 14, 2005 and has been in the development stage and its efforts through March 31, 2010 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation the Company has not realized any revenues from its planned operations. Currently, the Company has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model, activate its medical malpractice business as described below and increase shareholder value.

Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation, was the original operating entity but is now an inactive subsidiary of the Company as a result of a recapitalization that occurred in 2006.

On November 29, 2007, the Company filed with the state of Florida to create a limited liability company named Florida Physicians, LLC (“Florida Physicians” or “LLC”).  Phyhealth is the managing member of the LLC and the LLC is the immediate parent of Phyhealth Plan Corporation as discussed below.

On September 4, 2007 the Company filed with the state of Florida to create Phyhealth Plan Corporation (“Plancorp” or “HMO”).   There were 10 million, no par, shares authorized upon filing.  This wholly owned subsidiary of Florida Physicians, discussed above, was created to operate as an HMO.  Plancorp applied to the State of Florida for a Certificate of Authority on March 10, 2008.  That application has been temporarily withdrawn.  Management expects to submit a new HMO application when its balance sheet complies with the leverage standards of Florida insurance regulators, and it raises the necessary additional statutory funds required by the regulators.

On January 18, 2008 the Company filed with the state of Delaware to create Phyhealth Corporation, a dormant shell corporation.

On February, 27, 2009 the Company purchased an additional 42.5% (1,062 shares) of the common stock of Phyhealth Underwriters, Inc. (Underwriters) for a total of 92.5% ownership from its joint venture partner, Atlas Insurance Management (Atlas), bringing its total ownership to 92.5%. Underwriters was originally created with equal ownership being held by the Company and Atlas as a joint venture to act as the legally required Attorney-in-fact for a risk retention group formed by the Company and Atlas named “Physhield Insurance Exchange, a Risk Retention Group” (Physhield), a Nevada domiciled Association Captive. Physhield is an insurance reciprocal, which can only be owned by its physician subscribers; and is the Company’s exclusive licensed medical malpractice insurance affiliate. Underwriters, as the Attorney-in fact, has a long-term management agreement with Physhield and is responsible for managing all of Physhield’s operations.  The Company plans to operate Underwriters as a subsidiary and with holding majority ownership is positioned to invest additional resources in the development of its medical malpractice insurance business. Underwriters has also been in the development stage and its efforts through March 31, 2010 have been principally devoted to organizational activities, regulatory compliance and product development.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

Nature of Business and Current Operations – Although the Company remains in the development stage, it is marketing two primary products to physicians and physician groups.  The first product is the development of community health plans-based on a health maintenance organization (HMO) license- that are owned and operated in partnership with the participating physicians.  The Company’s community health plans are structured to integrate all the financial and reimbursement components of healthcare delivery; align the financial incentives of all participants; and empower physicians to assume end-to-end management of healthcare for their patients. The Phyhealth community health plan (HMO) model is built on the foundation of the physician-patient relationship and rewards physicians for proactively providing the preventative care necessary to keep their patients healthy and for closely managing the ongoing care necessary for patients who suffer from chronic disorders to stabilize their health status.

The second product is a medical malpractice liability insurance program for physicians and physician groups marketed through its affiliate, Physhield Insurance Exchange, a Risk Retention Group (Physhield).  Physhield is authorized under the Federal Liability Risk Retention Act of 1986 and is organized as a reciprocal insurer licensed as an association captive domiciled in the state of Nevada.  Physhield is registered to do business in the states of Nevada, Texas and Florida; and has filed for registration in Maryland and the District of Columbia.  The Company’s insurance programs are designed to reduce and stabilize the physician’s medical malpractice liability insurance premiums by ensuring that over time the physicians pay the actual costs for their own risks.

Through its community health plan HMO operations, the Company intends to expand its product offerings to include ownership of local healthcare facilities, systems for processing physician reimbursement claims, and electronic medical records among other products and services that would be designed to increase physicians’ income, reduce their expenses and add to their net worth.

The Company’s offerings are designed to take advantage of opportunities available both before and after the recent enactment of the Patient Protection and Affordable Care Act (PPACA) signed into law March 2010.  Phyhealth’s community health plan, particularly when integrated with the Physhield medical malpractice insurance program, is designed to provide high quality, affordable healthcare insurance coverage to the broadest segment of patients in the community and to fully comply with the new PPACA and other applicable state and federal regulations.

Liquidity - The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net comprehensive loss of $66,693 and net cash used in operations of $157,592 in the three months ended March 31, 2010 and a positive working capital, stockholders’ deficit and a deficit accumulated during the development stage of $1,158,783, $4,872,453 and $5,334,036, respectively, at March 31, 2010.  In addition, the Company has not generated any revenues through March 31, 2010.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

Management withdrew its application with the state of Florida to become an HMO in order to improve its leverage ratio by converting the Company’s temporary equity to permanent equity and raising additional capital, as required by Florida regulators. The Company intends on restructuring and recapitalizing the current temporary equity to permanent equity and has made strategic investments to raise the additional capital necessary to reapply for its HMO certificate of authority.  Although, the Company has enough funds to operate through the end of 2010 there can be no assurance that the management’s future application to operate as an HMO will be successful and that they can produce revenues to sustain operations.  However, management believes that they will be successful in obtaining a certificate of authority to operate an HMO and that they will be able to sustain operations well into the future.

In 2009, management obtained 92.5% control over Underwriters. While there can be no assurance of success, management believes that with this acquisition they are in  a position to invest in the marketing programs and devote the resources necessary to bring physician groups into Physhield and to commence operations, which will produce an additional revenue stream.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In January 2010, the FASB issued Accounting Standard Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2 and 3. The new disclosures are effective for the Company’s financial statements issued for interim and annual periods beginning January 1, 2010. The Company adopted these disclosures in the accompanying footnotes.

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance and has been adopted by the Company.

2. INVESTMENTS IN SECURITIES

Marketable Equity Securities:

As of March 31, 2010 the Company’s investments in marketable equity securities are based on the March 31, 2010 stock price as reflected on the OTCBB stock exchange, and is summarized the following:

	Equity Securities Cost	Aggregate Unrealized Gains	Equity Securities Aggregated Fair Value
Equity Securities-Available for Sale:
Bio-Matrix Scientific Group, Inc.	$105,000	$44,500	$149,500

The unrealized gains are presented in comprehensive income (losses) in the consolidated statements of operations and comprehensive income (loss).

The investments at March 31, 2010 are as follows:

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

Purchase of Bio-Matrix Scientific Group, Inc. (Bio-Matrix) Stock – On January 12, 2009, the Company paid $105,000 for 1,150,000 common shares and 25,000 of non-convertible preferred shares of Bio-Matrix Scientific Group (Bio-Matrix).  Bio-Matrix is an OTCBB company listed as BMSN.  This investment is classified as available for sale by management and presented as short-term because the shares are expected to be sold in 2010.   There is a possibility that the Company could receive an additional 150,000 shares of Bio-Matrix common stock that Bio-Matrix issued to another entity under the original purchase agreement as compensation for a business transaction that never materialized.  Since that transaction never materialized, the Company believes that they should receive the shares of Bio-Matrix common stock issued to that entity.  However, those shares have not been recognized in these consolidated financial statements nor included in the fair value disclosure herein, because it is not reasonably assured that they will receive those shares.

Based on the OTCBB market price of the stock currently held by the Company, unrealized gain of $89,700, $0 and $44,500 is reflected in the consolidated statements of operations and comprehensive income (loss) as of the three months ended March 31, 2010, three months ended March 31, 2009 and the period February 14, 2005 (Inception) to March 31, 2010, respectively.  The fair value of these securities as of March 31, 2010 reflected in the accompanying consolidated balance sheet is $149,500.

Restricted Marketable Securities:

There are two restricted marketable securities described below that are actively traded in the OTCBB market but that are classified as restricted marketable securities because they either have a lockup agreement or are legally restricted from being sold until a certain date in the future.  These securities are recorded at cost which approximates fair value based on the aggregate trading price of $1,602,319 less a discount for marketability in accordance with ASC 820 due to those restrictions.  However, the March 31, 2010 fair value based on the market price are summarized as follows:

Restricted Marketable Equity Securities at Fair Value
ZST Digital Networks, Inc.	$500,000
AccessKey. – Stock, conversion feature and collateral for note receivable	640,000

$1,140,000

Purchase of ZST Digital Networks, Inc. Convertible Preferred Stock – On April 30, 2009, the Company paid $500,000 for 312,500 shares of convertible preferred stock in ZST Digital Networks, Inc. (ZST Digital), a Chinese supplier of optical and digital network equipment, listed as ZSTN on NASDAQ.  Each share of preferred stock is convertible into one share of common stock.  On October 6, 2009 ZST Digital affected a 1-for-2.4615 stock split that left the Company with 126,954 series A preferred shares.  These preferred shares were also registered effective October 20, 2009 and converted to common shares on November 30, 2009 on a one-to-one basis. However, the Company was subjected to a lock-up agreement to April 20, 2010 so these securities are classified as restricted marketable securities until that date.  Consequently, none of the unrealized gain has been reflected in the consolidated balance sheet or consolidated statements of operations and comprehensive income (loss).

Purchase of Convertible Note from AccessKey IP, Inc. (AccessKey) – On January 28, 2009 the Company paid $640,000 to AccessKey in exchange for a partially convertible note and warrants to purchase 20 million shares of AccessKey’s common stock at $0.005 per share through December 31, 2013.  The convertible note called for an interest rate of 10% with payments of $150,000 plus interest due on April 15, 2009, June 15, 2009, and September 15, 2009 with the balance due on January 28, 2010.   The note allows the Company to convert $300,000 of the note to AccessKey common stock based on a conversion price of 50% of the lesser of $0.0125 per share or the common stock’s bid price as defined by the agreement.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

AccessKey defaulted on the first two note payments and the note was renegotiated on July 31, 2009 to eliminate the partial payments, and to allow all the principle and interest to be paid on the original maturity date of January 28, 2010.  In consideration of the note modification, AccessKey issued 15 million shares of its common stock to Phyhealth and increased the warrants to 25 million shares of common stock at an exercise price of $0.005 per share through December 31, 2014.  The agreement further provided that if AccessKey defaulted on the revised payment schedule the warrant to purchase common shares would triple to 75 million shares with a total exercise price of $100 for all shares.

 AccessKey has defaulted on the January 28, 2010 payment.  Consequently, the Company looks to the shares of AccessKey common stock to recover its investment and has exercised the warrant for 75 million shares, for a total of 90 million shares of AccessKey common stock.  Management has done a valuation of the net present value of the expected proceeds from slowly selling the 90 million shares and the shares still to be converted over the next three years.  The valuation assumed selling the common stock at a rate of 20% of the average daily sales volume, the impact of the contracted conversion factor described above and a discounted factor of 20%.  Based on that computation, the management estimates that the net present value of expected cash flows was $607,000 as of March 31, 2010, which is $33,000 lower than the $640,000 face value of the note receivable.  Based on management’s review of the AccessKey business, they currently estimate that the $33,000 shortfall is a temporary condition.  Consequently, no impairment charge has been recognized on this investment.  Further, management estimates that $85,346 of the proceeds from the future sale of these shares will be received in for the year ending March 31, 2011 and has classified that amount of the investment as a current asset, with the remaining $554,654 classified as a long-term asset.  Although there is an OTC Pink Sheets market to sell these shares, since the AccessKey shares are not currently registered and can’t be sold until at least January 2011 under securities law, they are considered to be a restricted marketable securities as of March 31, 2010 and are disclosed as collateral in the fair value disclosures in Note 3 below.

In addition, the $300,000 portion of the note receivable that is subject to conversion into AccessKey’s common stock was evaluated to see if it met the definition of a derivative asset as described by Statement of Financial Accounting Standards Codification (ASC) section 815,“Derivative and Hedging.”  It was determined that while this note meets the definition of a derivative asset, a derivative asset was not be recorded because realization of this asset over and above the face value of the receivable is not reasonably assured.

3.  FAIR VALUE MEASUREMENTS

The levels of the fair value measurements for both marketable and restricted marketable securities are summarized as follows:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Restricted Marketable Securities	$1,602,319	$-	$-
Marketable Equity Securities	$149,500	$-	$-

4. RELATED PARTIES

Underwriters is the attorney in fact for Physhield (see Note 1) and the Parent company has purchased the surplus note.  Physhield also owes the Company $ 201,652 of accrued interest, $87,358 for a start-up loan and $331,817 of shared expenses for a total of $620,827.  The collectability of these amounts are dependent on Physhield’s ability to pay this debt assuming Physhield can underwrite and enroll an appropriate number of physician subscribers and assuming the reimbursement of all or part of these expenses would be approved by the Physhield Subscriber Advisory Committee that will be reconstituted to include physician subscribers.  Due to the uncertainty of this occurring, the Company has reserved 100% of these receivables.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements - Unaudited
For the three months ended March 31, 2010

5.  SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company’s supplemental non-cash investing and financing activities are summarized as follows:

	Three months ended March 31,		February 14, 2005 (inception) to March 31,
	2010	2009	2010
Repurchase company stock with note	$-	$-	$1,031,177
Payment of debt with issuance of series B preferred stock	$-	$-	$7,367,883
Discount on note payable	$-	$-	$50,959
Settlement of escrow to acquire investment	$-	$-	$500,000
Unrealized gain on investments	$89,700	$-	$45,200

Acquisition of Underwriters:
Underwriter liabilities assumed	$-	$495,863	$495,863
Gain on Underwriters' stock previously held	-	250	250
Noncontrolling interest	-	38	38
Goodwill recognized	-	(487,320)	(487,320)
Purchase of Underwriters' stock, net of cash received	$-	$8,831	$8,831

6.  SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the Company’s consolidated financial statements and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements.

PHYHEALTH UNDERWRITERS, INC.
(a development stage company)

Financial Statements

Years ended December 31, 2008 and 2007

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Phyhealth Underwriters, Inc.

We have audited the accompanying balance sheets of Phyhealth Underwriters, Inc. (a development stage company) as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2008 and 2007 and the period from July 1, 2005 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phyhealth Underwriters, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 and the period from July 1, 2005 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 21, 2009

PHYHEALTH UNDERWRITERS, INC.
(a development stage company)
 Balance Sheets
December 31, 2008 and 2007

	2008	2007
ASSETS
Current assets:
Cash	$9,078	$10,867
Due from related party, net of $470,870 and $401,384 allowance for doubtful accounts in 2008 and 2007, respectively (Note 3)	-	-
Total assets	$9,078	$10,867

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Due to related parties (Note 3)	$483,512	$414,027
Total current liabilities	483,512	414,027

STOCKHOLDERS' DEFICIT
Common stock, no par value, 2,500 shares authorized,
issued and outstanding	250	250
Deficit accumulated during the development stage	(474,684)	(403,410)
Total stockholders' deficit	(474,434)	(403,160)
Total liabilities and stockholders' deficit	$9,078	$10,867

The accompanying notes are an integral part of these financial statements.

PHYHEALTH UNDERWRITERS, INC.
(a development stage company)
 Statements of Operations

			July 1, 2005
	Year Ended		(inception) to
	December 31,		December 31,
	2008	2007	2008

Operating expenses:
Bad debt expense	$69,485	$92,145	$470,869
Other general and administrative	1,789	1,052	3,815
Total operating expense	71,274	93,197	474,684
Net loss	$(71,274)	$(93,197)	$(474,684)

Net loss per share - basic and diluted	$(28.51)	$(37.28)	$(189.87)

Weighted average shares outstanding during
the period - basic and diluted	2,500	2,500	2,500

The accompanying notes are an integral part of these financial statements.

PHYHEALTH UNDERWRITERS, INC.
(a development stage company)
Statements of Changes in Stockholders' Deficit
Years ended December 31, 2008 and 2007
and from July 1, 2005 (inception) to December 31, 2008

				Accumulated
				Deficit during
	Common Stock		Subscriptions	Development
	Shares	Amount	Receivable	Stage	Total

Shares issued to founders	2,500	$250	$(250)	-	$-

Net loss July 1, 2005 (inception) to December 31, 2005	-	-	-	(117,748)	(117,748)

Balance December 31, 2005	2,500	$250	$(250)	$(117,748)	$(117,748)

Payment of subscription receivable by founder	-	-	250	-	250

Net loss for the year ended December 31, 2006	-	-	-	(192,465)	(192,465)

Balance December 31, 2006	2,500	$250	$-	$(310,213)	$(309,963)

Net loss for the year ended December 31, 2007	-	-	-	(93,197)	(93,197)

Balance December 31, 2007	2,500	$250	$-	$(403,410)	$(403,160)

Net loss for the year ended December 31, 2008	-	-	-	(71,274)	(71,274)

Balance December 31, 2008	2,500	$250	$-	$(474,684)	$(474,434)

The accompanying notes are an integral part of these financial statements.

PHYHEALTH UNDERWRITERS, INC.
(a development stage company)
 Statements of Cash Flows

			July 1, 2005
	Year Ended		(inception) to
	December 31,		December 31,
	2008	2007	2008
Cash flows from operating activities:
Net loss	$(71,274)	$(93,197)	$(474,684)
Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debt expense	69,485	92,145	470,870
Changes in assets and liabilities:
Due from related party	(69,485)	(92,145)	(470,870)
Due to related party	69,485	92,145	383,512
Net cash used in operating activities	(1,789)	(1,052)	(91,172)

Cash flows from financing activities:
Loan from shareholder	-	-	100,000
Proceeds from shareholder capital contribution	-	-	250
Net cash provided by financing activities	-	-	100,250

Net increase (decrease) in cash	(1,789)	(1,052)	9,078
Cash, beginning of period	10,867	11,919	-
Cash, end of period	$9,078	$10,867	$9,078

Supplemental non-cash disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

1.  ORGANIZATION

Organization - The financial statements include the accounts of Phyhealth Underwriters, Inc., (the “Company” or “Underwriters”).  The Company was originally incorporated on July 1, 2005 in the state of Illinois.  On December 12, 2005 it was redomesticated by incorporating in Nevada.

The Company was created as a result of a 2005 Memorandum of Understanding (Memorandum) between Physicians Healthcare Management Group, Inc. (PHMG) and an equity partner (“Equity Partner”) as a joint venture to act as the Attorney-in-fact for a risk retention group named “Physhield Insurance Exchange, a Risk Retention Group, a Nevada Captive Insurer” (Physhield).  The Memorandum specified that PHMG and the Equity Partner each have a 50% ownership and voting interest in Underwriters and share the profits and losses 50% each.  By law, neither of the joint venture partners have an ownership interest in Physhield.  The Equity Partner ultimately sold its interest in the Company to a Second Equity Partner as described in Note 3 below. On February 27, 2009, the Second Equity partner sold 1,062 shares, or 42.4% of the Company’s outstanding stock to PHMG, who owns 92.5% of the Company after the sale.

The Company has been in the development stage and its efforts through December 31, 2008 have been principally devoted to organizational activities and regulatory compliance.  Since its formation the Company has not realized any revenues from its planned operations.

Liquidity - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has not yet started operations and has a working capital deficit of $474,434, accumulated deficit of $474,684 and stockholders' deficit of $474,434 at December 31, 2008.  The Company had a net loss and cash used in operations of $71,274 and $1,789, respectively in 2008.

These conditions were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

As described in Note 8, on February 27, 2009 PHMG purchased the rights to all the debt owed by the Company and additional shares of its common stock to give PHMG 92.5% ownership of the Company.   PHMG has no plans to demand the amounts owed until the Company’s management has an opportunity to execute their business plan by finding a physician organization that will take advantage of the risk retention group.  Although there can be no assurance, management believes that they will be successful in finding such a physicians’ organization and that this will produce the necessary revenue to sustain operations well into the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months when purchased to be cash equivalents.

Fair Value of Financial Instruments - Due to their short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the date of the balance sheet.

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

Allowance for Loans – The Company evaluates collectability of loans made to third parties or affiliates based on factors such as experience with the borrower, the borrower’s willingness to pay and the borrower’s ability to pay based on its current financial condition.  The Company establishes an allowance for loan loss if management believes collection may be doubtful.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2008 and 2007 and for the period July 1, 2005 (inception) to December 31, 2008 include the valuation allowance on due from related party and deferred tax assets and the allocation of service expenses contributed and treated as a loan from a joint venture partner.

Net Earnings (Loss) Per Share - Basic net earnings (loss) per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted net earnings (loss) per share does not assume the conversion, exercise or contingent issuance of securities that would have an anti-dilutive effect on earnings (loss) per share.  There were no anti-dilutive instruments outstanding at December 31, 2008.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”): In December 2007, the Financial Accounting Standards Board issued SFAS 141R which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any resulting goodwill, and any noncontrolling interest in the acquiree. The Statement also provides for disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS is effective for the Company’s fiscal year end December 31, 2009, and must be applied prospectively to business combinations completed on or after that date. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”): In December 2007, the FASB issued SFAS 160, which establishes accounting and reporting standards for noncontrolling interests (“minority interests”) in subsidiaries. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be accounted for as a component of equity separate from the parent’s equity. SFAS 160 is effective the Company’s fiscal year end December 31, 2009, and must be applied prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached financial statements by the Company.

Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”):  In September 2006, the FASB issued  SFAS No. 157 which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. The statement was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”):  In February 2007, the FASB issued this statement which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

3. MEMORANDUM OF UNDERSTANDING AND SUBSEQUENT ADDENDUM

The Company was created as a result of a 2005 Memorandum of Understanding (Memorandum) between Physicians Healthcare Management Group, Inc. (PHMG) and an equity partner (“Equity Partner”) as a joint venture to act as the Attorney-in-fact for “Physhield Insurance Exchange, A Risk Retention Group, a Nevada Captive Insurer” (Physhield).  The Memorandum, as amended on September 21, 2006, required:

•
The Equity Partner to loan $600,000 to create the capital surplus required to organize Physhield and to loan an additional $100,000 to Underwriters in order to fund the capital start-up costs of Physhield.  Any start up costs expended by Underwriters is reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee).

•	Equity Partner to be paid a coupon of 10% per annum with subsequent capital contributions to Physhield to be used to repay the $600,000 to the Equity Partner over a two to three year period.

In an Addendum to the Memorandum of Understanding (Addendum), dated September 21, 2006, a second Equity Partner (“Second Equity Partner”) took the place of the first Equity Partner as a 50% Partner and contracting entity.  The Addendum requires interest to be computed not only on the $600,000 capital surplus but also on the start-up costs incurred through the date of the Addendum.  It also required Underwriters to pay any unpaid interest costs which Physhield is unable to pay from the investment earning on assets contributed by the partners.

On February 27, 2009, PHMG paid $590,000 to the second equity partner to purchase,
•	42.5% of Underwriter’s common stock, giving PHMG a total of 92.5% ownership of Underwriters
•	The $600,000 surplus note owed by Physhield,
•	The $100,000 loan receivable owed by Underwriters,
•	All interest receivable owed by Physhield and Underwriters under the 10% coupon described below

Since Physhield’s net investment earnings do not cover the entire 10% coupon, the Company has accrued an interest payable for the difference. Once Physhield issues the first policy, Underwriters will continue to be responsible for the payment of the difference in interest payable to the Second Equity Partner on the $600,000 capital surplus loan and start up costs.  However, these amounts will no longer be reimbursable by Physhield to the Company.

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

As of December 31, 2008, the Company has recorded interest costs of $53,802, $37,871 and $120,780 in 2008, 2007 and for the period from July 1, 2005 (inception) through December 31, 2008, respectively.  Since Physhield was not able to pay these costs they are recorded as both “due from related party” (Physhield) and as “due to related party” (Atlas) at December 31, 2008 pursuant to the “Addendum to the Memorandum of Understanding.” These costs are reimbursable by Physhield to the Company if approved by Physhield’s Subscriber Advisory Committee.  Due to the uncertainty of collecting these interest costs from Physhield, the Company has recorded an allowance for doubtful accounts for the entire $120,780 in the accompanying financial statements and such amount is included in bad debt expense for the period from July 1, 2005 (inception) to December 31, 2008.

The entire $100,000 loaned to the Company in 2006 for start-up costs described above has been recorded as “due to related party.”  Of the amount loaned, $87,358 has been expended on start up costs in 2006 which has been recorded as “due from related party” since it is reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee).  Due to the uncertainty of collecting this amount, the Company has recorded an allowance for doubtful accounts for the entire $87,358 in the accompanying financial statements.

PHMG paid for certain joint costs, a portion of which were the responsibility of Underwriters and are reimbursable by Physhield. These joint costs included mostly the compensation paid to two officers of PHMG and the associated costs of getting the Underwriters started.  The costs were allocated based on the estimated time and expenses expended by the two corporate officers on Underwriters and totaled $15,683, $54,274, and $262,732 for the years ended 2008 and 2007 and the period beginning July 1, 2005 (inception) through December 31, 2008, respectively.  Management believes the allocation is reasonable.

These costs have been recorded as both “due from related party” and as “due to related party” pursuant to the “Addendum to the Memorandum of Understanding,” These costs are reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee) to the Company and by the Company to PHMG.  Due to the uncertainty of collecting these allocated costs from Physhield, the Company has recorded an allowance for doubtful accounts in the accompanying financial statements for the entire amount.

The amount due from related party (Physhield) as of December 31, 2008 is summarized as follows:

Interest guarantee of 10%	$208,138
Expense allocation	262,732
Due from related party	$470,870

The amount due to related parties is summarized as follows:

Due to PHMG - Expense allocation	$262,732
Due to second equity partner - Start-up loan	100,000
Due to second equity partner - Interest payable	120,780
Due to related parties	$483,512

4. STOCKHOLDERS DEFICIT

Effective July 1, 2005 the Company issued 2,500 shares of its common stock, 1,250 shares to each PHMG and the Equity Partner.  The payment for that stock was not received in 2005 so a $250 stock receivable was recorded on July 1, 2005 until paid in 2006.

As described in Note 8, on February 27, 2009 PHMG purchased 1,062 shares of common stock from the Equity Partner which gave PHMG 92.5% ownership of the Company subsequent to the purchase of shares.

5.  INCOME TAXES

The Company files U.S. income tax returns; however, there was no income tax expense for the years ended December 31, 2008 and 2007 and for the period July 1, 2005 (inception) through December 31, 2008 due to the Company's net losses.

PHYHEALTH UNDERWRITERS, INC.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

The blended Corporate U.S. federal and state tax rate of 39.5% applies to loss before taxes.  The Company's tax expense differs from the “expected” tax expense for Federal income tax purposes for the years ended December 31, 2008 and 2007 and for the period from July 1, 2005 (inception) through December 31, 2008, as follows:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Period Ended July 1, 2005 (inception) through December 31, 2008

Computed “expected” tax benefit	$28,153	$36,813	$187,500
Change in deferred tax asset valuation allowance	(28,153)	(36,813)	(187,500)
	$-	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2008 and 2007 are as follows:

Deferred tax assets:	2008	2007
Net operating loss carry forward	$1,507	$800
Accounts receivable allowance	185,993	158,546
Total gross deferred tax assets	187,500	159,346
Less valuation allowance	(187,500)	(159,346)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2008 and 2007 was $187,500 and $159,346, respectively.  The net change in valuation allowance during the years ended December 31, 2008 and 2007 increased by $28,154 and $36,813, respectively. The Company's net operating loss carry forward of $3,815 is available to offset future U.S. net income for 20 years through 2028.

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

For financial reporting purposes, the Company has incurred a loss since its date of inception to December 31, 2008.  The Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2008.  All tax years since inception are subject to audit by the Internal Revenue Service.

6.  CONCENTRATIONS

All expenses and activity of the Company are related to its role as the attorney-in-fact for Physhield. (See Note 1)

7.  RELATED PARTIES

The Company owes PHMG and the Second Equity Partner $262,732 and $220,780, respectively, at December 31, 2008, and $247,049 and $166,978, respectively, at December 31, 2007 for costs incurred to start the operations of Physhield and the Company.  See Note 3 for a full description of these costs.

The Company is owed $470,870 and $401,384 at December 31, 2008 and 2007, respectively, by Physhield Subscriber Advisory Committee for those same expenses described in Note 3, but has taken a 100% reserve on the receivable.  This reserve was recognized because of the uncertainty regarding Physhield’s ability to pay this debt if it does not obtain an appropriate physician organization to take advantage of the risk retention group and the fact that the reimbursement of these expenses would need to be approved by a Physhield Subscriber Committee that will be reconstituted to include physician subscribers once that physician organization becomes insured by Physhield.

8.  SUBSEQUENT EVENTS

On February 27, 2009, PHMG purchased from Atlas the following for $590,000:

•	1,062 shares (42.5% ) of Underwriters’ stock,
•	$600,000 surplus note with all its accrued interest ($120,780 owed by Underwriters and $60,666 owed by PhyShield at December 31, 2008)
•	$100,000 start-up loan payable by Physhield

After this purchase, PHMG owns 92.5% of Underwriters’ common stock.

PHYHEALTH CORPORATION AND SUBSIDIARIES
Pro forma Consolidated Financial Information

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial statements present the spinoff/restructuring of the operations of Physician Healthcare Management Group, Inc. (PHYH) into Phyhealth Corporation (Phyhealth).  Phyhealth has been a dormant subsidiary of PHYH created for the sole purpose of receiving the assets, liabilities and operation of PHYH upon this registration statement being declared effective.

The unaudited pro forma consolidated balance sheets are presented as if the transaction was consummated as of March 31, 2010.  The unaudited pro forma consolidated statements of operations are presented as if the transaction was consummated as of January 1, 2009.

The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and the separate audited financial statements and notes thereto for PHYH and Phyhealth.  The unaudited pro forma consolidated statements of operations may not be indicative of the results that may be obtained in the future.

Phyhealth Corporation and Subsidiaries
(a development stage company)
Pro Forma Consolidated Balance Sheet at March 31, 2010
(Unaudited)

	PHYH	Adjustments Number	Pro Forma Adjustments	Phyhealth
ASSETS
Current assets:
Cash	$57,034	1	$(50,000)	$7,034
Certificates of deposit	406,849		-	406,849
Marketable equity securities	149,500		-	149,500
Current portion of restricted marketable securities	585,345		-	585,345
Prepaid expenses	4,500		-	4,500
Total current assets	1,203,228		(50,000)	1,153,228

Restricted marketable securities, net of current portion	554,655		-	554,655
Surplus notes and interest receivable	362,251		-	362,251
Other assets	15,830		-	15,830
Goodwill	487,320		-	487,320
Total assets	$2,623,284		$(50,000)	$2,573,284

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and other current liabilities	$44,445		$-	$44,445

TEMPORARY EQUITY
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized , 622,324 issued and outstanding	7,467,883	2	(7,467,883)	-

EQUITY (DEFICIT)
Physicians Healthcare Management Group stockholders' equity (deficit):
Series A Convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized. 3,240,000 shares issued and outstanding	162,000	3	(161,676)	324
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized , 622,324 issued and outstanding	-	2	62	62
Common stock, $0.0001 par value, 40,000,000 authorized,
6,591,223 issued and outstanding	156,074	4	(155,415)	659
Additional paid-in capital	100,000	2,3	7,733,921	7,833,921
Less: treasury stock, at cost (148,218 shares)	(991)	5	991	-
Deficit accumulated during the development stage	(5,334,036)		-	(5,334,036)
Accumulated other comprehensive loss- unrealized loss on investment	44,500		-	44,500
Total Physicians Healthcare Management Group stockholders' equity (deficit)	(4,872,453)		7,417,883	2,545,430
Noncontrolling Interest	(16,591)		-	(16,591)
Total equity (deficit)	(4,889,044)		7,417,883	2,528,839
Total liabilities and equity (deficit)	$2,623,284		$(50,000)	$2,573,284

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Phyhealth Corporation and Subsidiaries
(a development stage company)
Pro Forma Consolidated Statement of Operations
(Unaudited)

	Three Months	Year
	Ended	Ended
	March 31, 2010	2009

Operating expenses	173,845	358,649
Other income (expenses)	6,849	(235,976)
Net loss	$(166,996)	$(594,625)
Add: net loss attributable to noncontrolling interest	10,603	6,026
Net loss attributable to Company	$(156,393)	$(588,599)

Net loss per share - basic and diluted	$(0.02)	$(0.09)
Weighted average shares outstanding - basic and diluted	6,591,223	6,591,229

The accompanying notes are an integral part of these pro forma consolidated financial statements.

PHYHEALTH CORPORATION AND SUBSIDIARIES
Notes to Pro forma Consolidated Financial Information

Basis of Presentation:

Upon this registration statement being declared effective, substantially all the assets (including subsidiaries ownership) and all the liabilities and operations of Physician Healthcare Management Group, Inc. (PHYH) will be transferred into Phyhealth Corporation (Phyhealth).  The assets not included in this transfer consist of $50,000 in cash (adjustment 1) and 148,218 shares of PHYH treasury stock that have a recorded book value of $991(adjustment 5).  The transfer will occur simultaneously to Phyhealth common and preferred stock being issued and distributed to PHYH and its stockholders.  In addition to the 1,000 shares of Phyhealth common stock that PHYH currently owns, PHYH will receive 3,471,713 additional shares of Phyhealth common stock.  Each PHYH stockholder will receive 1 share of Phyhealth common stock for every 50 shares of PHYH common stock that they own as of June 30, 2010.  There will be a total of 6,591,223 shares of common stock issued and outstanding after the spin-off is complete (adjustment 4).  The weighted average shares outstanding and the net loss per share values on the pro forma consolidated statement of operations have been presented as if these 3,472,713 additional shares have been issued since the inception of the PHYH.

There are 50,000,000 shares authorized all of which have a par value of $0.0001 per share.  Of these authorized shares 40,000,000 shares have been designated as common shares, 5,000,000 shares have been designated as series A convertible preferred shares and 5,000,000 shares have been designated as series B convertible preferred shares.  The PHYH preferred stock shareholders will also receive one series A or series B share of Phyhealth convertible preferred stock for every 50 shares of series A or series B PHYH convertible preferred stock that they own as of June 30, 2010.  There will be a total of 3,240,000 series A Phyhealth convertible preferred shares and 622,323 series B Phyhealth convertible preferred shares issued and outstanding once the spin-off is complete (adjustments 2 and 3).  The conversion features of the convertible preferred shares are the same as the PHYH preferred shares.  Each series A share will be convertible into one common share and each series B share can be converted into forty (40) common shares.

Since Phyhealth will have enough authorized shares to cover all convertible preferred stock and stock options once the spin-off is complete, the series B preferred stock will change from temporary equity to permanent equity on the Phyhealth balance sheet.  This change in classification has been presented on the consolidated pro forma balance sheet (adjustment 2).

Except for the change in the weighted average shares outstanding, the consolidated statement of operations has not been adjusted because the historical activity would not have changed had the transaction occurred at January 1, 2009.

The Phyhealth consolidated financial statements after the spinoff/restructuring will be the same as the PHYH financial statement prior to the spinoff/restructuring except for the assets not transferred and the change in the capital structure.  The accompanying pro forma consolidated balance sheet has been adjusted for the assets not being transferred and for the change in the capital structure.  The adjustments are as follows:

Pro forma adjustments:

1.	Reflects $50,000 of cash that will be retained by PHYH.
2.
Reflects reclassification of 31,116,176 shares of series B convertible preferred stock, with a par value of $0.001 per share out of temporary equity to 622,324 shares (ratio of 50 to 1) of convertible preferred stock with a par value of $0.0001 per share classified as stockholders’ equity.

3.
Reflects an adjustment to the par value of series A convertible preferred stock due to the change in the number of shares issued and outstanding from 162,000,000 to 3,240,000 (ratio of 50 to 1) and the change in the par value from $0.001 to $0.0001.

4.
Reflects the reduction in common shares from 155,925,507 to 3,118.510 (ratio of 50 to 1) plus the issuance of 3,471,713 additional Phyhealth shares to PHYH (total of 3,472,713 common shares owned by PHYH) for a total of 6,591,223 of Phyhealth common stock outstanding.

5.	Reflects the removal of 148,218 shares of PHYH treasury stock owned and retained by PHYH.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution *

The expenses relating to the registration of the securities will be borne by Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$2,500
Blue sky fees and expenses*	14,500
Printing and related expenses*	1,500
Legal fees**	35,000
Accounting fees and expenses	20,000
Transfer Agent fees	-0-
Miscellaneous	1,500
TOTAL	$75,000
* Estimated.
** Counsel, in addition, is being issued 35,000 shares of Registrant (approximately ½ of 1% of its outstanding shares ) as of the date this Registration Statement is declared effective.

Item 14.    Indemnification of Directors and Officers

Reference is made to “Certain Related Party Transactions” and “Description of Capital Stock” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates.  The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

Moreover, the Certificate of Incorporation of Registrant provides that no director of Registrant shall be personally liable to us or any of our shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to:  (i) any breach of the director’s duty of loyalty to us or its shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the Uniform Securities Act; or (iv) for any transaction from which the director derived an improper personal benefit.  In addition, such Certificate of Incorporation authorizes us to indemnify any person to the fullest extent permitted by The Code.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated bylaws of the Registrant and the common shares of Phyhealth Corp., being a spin-off pursuant to the Registration Statement (“Phyhealth”).

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") applicable to Phyhealth Corporation and Chapter 78,752 Nevada Revised Statutes pertaining to Nevada Corporation (the “NRS”), applicable to the Registrant, each provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. A Delaware corporation and a Nevada Corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Article SIXTH of the Registrant's amended and restated certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by law.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, and Chapter 78.752 of the NRS, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capabilities and against which they cannot be indemnified by the Registrant. In addition, Registrant has agreed to maintain an insurance policy for directors, officers and employees of Phyhealth, the Registrant, and their respective subsidiaries for losses relating to the spin-off, the redemption and/or this registration statement.

Under separate indemnification agreements with Registrant, each director of the Registrant is indemnified to the fullest extent permitted by law against all liabilities relating to his or her service as a director of Registrant, arising out of or relating to or resulting from the spinoff, the redemption and/or this registration statement. Under the separation agreement, the Registrant will be required to indemnify each director for one-half of any amounts paid by the Registrant pursuant to such indemnification agreements.

In addition, the Registrant has entered into separate indemnification agreements with each of its directors, under which each director is indemnified to the fullest extent of the law against claims and expenses arising from their service as a director on behalf of the Registrant.

Section 102(b)(7) of the DGCL allows a Delaware corporation and Chapter; 78.7502 of the NRS, allows a Nevada Corporation, to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, and pursuant to Chapter 78.7502 of the NRS, Article SIXTH of the Registrant's amended and restated certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL (Chapter 78.138 of the NRS), for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction  from which the director derived an improper personal benefit.

Item 15.    Recent Sales of Unregistered Shares

While relatively illiquid, there is a trading market for the Predecessor’s common stock on PinkSheets.com trading as PHYH.  There is no trading market for Phyhealth Corporation.  As of April 30, 2010, PHYH  had approximately 455 common shareholders of record owning its 155,925,507 outstanding shares of common stock in the circumstances described below.  Registrant has at no time issued options and/or warrants to employees, affiliates and/or service providers.

Since inception, Registrant has funded its developmental stage activities through investments over time by eleven different investment funds that, in total, contributed $512,319 of capital contributions and purchased $4,598,112 of convertible debentures.  No underwriter was employed in connection with the offer and sale of such convertible debentures.  Registrant claimed the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 or Regulation D thereunder.  Such debt and the accumulated interest, was ultimately converted to $7,467,883 of series B convertible preferred shares between August 11, 2008 and September 11, 2008.  No underwriter was employed in connection with such conversion.  Registrant claimed the exemption from registration in connection with such exchange with its existing convertible debenture holders provided under Section 3(a)(9) of the Securities Act of 1933.

Item 16.    Index to Appendices

(a)(1)           Index to Financial Statements -- Included in Prospectus

Index to December 31, 2009 financial statements of Phyhealth Corporation	F-2

Index to March 31, 2010 unaudited financial statements of Phyhealth Corporation	F-12

Index to December 31, 2009 and 2008 consolidated financial statements of Physician Healthcare Management Group, Inc. and Subsidiaries	F-19

Index to March 31, 2010 unaudited consolidated financial statements of Physician Healthcare Management Group, Inc. and Subsidiaries	F-49

Index to December 31, 2008 & 2007 financial statements of Phyhealth Underwriters, Inc.	F-61

Index to unaudited March 31, 2010 Pro forma consolidated financial statements of Phyhealth Corporation and Subsidiaries	F-72

(a)(2)	Included Separately from Prospectus: Consent of Independent Registered Public Accounting Firm. (See Exhibits 23.2 and 23.3 below.)

Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)           Financial Statement Schedules.  Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

(c)           Exhibits:

3.1.1 *	Certificate of Incorporation of Physicians Healthcare Management Group, Inc.
3.1.2 *	Certificate of Incorporation of Registrant
3.1.3 *	Certificate of Amendment to Certificate of Incorporation regarding Increased Authorization of Registrant
3.1.4 *	Certificate of Amendment to Certificate of Incorporation regarding Preferred Shares of Registrant
3.2.1 *	Bylaws of Physicians Healthcare Management Group, Inc.
3.2.2 *	Bylaws of Registrant
3.3.1 *	Form of Stock Certificate of Physicians Healthcare Management Group, Inc.
3.3.2 *	Form of Stock Certificate of Registrant
5.1	Opinion of Counsel as to the Legality of the Shares Being Spun Off
10.1 *	Florida Department of State Doing Business Qualification of Physicians Healthcare Management Group, Inc.
10.2 *	Florida Certificate of Good Standing dated August 2009
10.3 *	Nevada Certificate of Designation Regarding Convertible Preferred Stock of Physicians Healthcare Management Group, Inc.
10.4 *	Form of Convertible Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.
10.5 *	Certificate of Amendment to Certificate of Incorporation re Convertible Preferred Stock
10.6 *	Nevada Certificate of Designation regarding Series B Preferred Stock of Physicians Healthcare Management Group, Inc.
10.7 *	Form of Series B Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.
10.8 *	Office Lease of Physicians Healthcare Management, Inc. and Associated Renewals
10.9 *	Marketing Joint Venture Agreement dated January 10, 2008 between Physicians HealthcareManagement Group, Inc. and Sorry Works, Inc.
10.10 *	Engagement Agreement dated October 6, 2006 between Physicians Healthcare Management Group, Inc. and CFO Professional Services, LLC
10.11 *	Stock Purchase Agreement dated May 9, 2006 between Physicians Healthcare Management Group, Inc. and Tiger Team Technologies, Inc. et al
10.12 *	Employment Agreement between Physicians Healthcare Management Group, Inc. and Robert L. Trinka
10.13 *	Employment Agreement between Physicians Healthcare Management Group, Inc. and Fidel R. Rodriguez
10.14 *	Employment Agreement between Registrant and Robert L. Trinka, effective as of Date of Spinoff
10.15 *	Employment Agreement between Registrant and Fidel R. Rodriguez, effective as of Date of Spinoff
10.16 *	Form of Stock Options Agreement
10.17 *	Form of Warrant Agreement
10.18 *	Separation Agreement between the Registrant and Physicians Healthcare Management Group, Inc.
10.19 *	Tax Matters Agreement between the Registrant and Physicians Healthcare Management Group, Inc.
10.20 *	Related Party Transactions of Registrant
10.21 *	Related Party Transactions of Physicians Healthcare Management Group, Inc.
10.22	MGA Agency Agreement dated April, 2010 between Physhield Insurance Exchange, a Risk Retention Group and Palumbo Insurance Associates, LLC
10.23	Settlement Agreement dated February 27, 2010 between Atlas Group Ltd. and Physhield Insurance Exchange, a Risk Retention Group and Palumbo Insurance Associates, LLC
23.1	Consent of Counsel (Carl N. Duncan, Esq., LLC)
23.2	Consent of Independent Registered Public Accounting Firm (Salberg & Company, P.A.)
23.3	Consent of Independent Registered Public Accounting Firm (Salberg & Company, P.A.)
23.4	Consent of Independent Registered Public Accounting Firm (Salberg & Company, P.A.)
_______________
* Previously filed and not filed herewith.

Item 17.    Undertakings

A.   Certificates
B.    Rule 415 Offering
C.    Request for Acceleration of Effective Date

The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.   Indemnification

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.    Liability to Any Purchase in Initial Distribution of Securities

Registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to have offered or sold such securities to such purchaser:

(i)	Any Preliminary Prospectus or Prospectus of the Registrant relating to the Offering required to be filed pursuant to Rule 424 under the 1933 Act;
(ii)	Any free writing Prospectus relating to the Offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)	The portion of any other free writing Prospectus relating to the Offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that constitutes an offer in the Offering made by the Registrant to the purchaser.

Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Miami, Florida, on the 13th day of July , 2010.

PHYHEALTH CORPORATION

By:	/s/ Robert L. Trinka,
Robert L. Trinka,
Chairman and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures/Title	Date

/s/ Robert L. Trinka	July 13 , 2010
Robert L. Trinka, Chairman, President, CEO, Principal Executive Officer and Principal Financial Officer

/s/ Fidel Rodriguez	July 13, 2010
Fidel Rodriguez, V.P./Chief Operating Officer, Director and Treasurer

/s/ Richard E. Goulding	July 13, 2010
Richard E. Goulding, Director and Corporate Secretary